Exhibit 10.17.1

                                 LOAN AGREEMENT

                                  By and Among:

                                 AHM SPV I, LLC

                                As the Borrower,

                       LA FAYETTE ASSET SECURITIZATION LLC

                                 As the Issuer,

                         CREDIT LYONNAIS NEW YORK BRANCH

                    As the Administrative Agent and as a Bank

                                       and

                          AMERICAN HOME MORTGAGE CORP.,

                                 As the Servicer

                           Dated as of August 8, 2003


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                              TABLE OF CONTENTS

                                                                            Page

ARTICLE I GENERAL TERMS......................................................2
      1.1.  Certain Definitions..............................................2
      1.2.  Other Definitional Provisions...................................25


ARTICLE II AMOUNT AND TERMS OF COMMITMENT...................................26
      2.1.  Maximum Facility Amount.........................................26
      2.2.  Promissory Notes................................................27
      2.3.  Notice and Manner of Obtaining Borrowings.......................27
      2.4.  Fees............................................................29
      2.5.  Prepayments.....................................................29
      2.6.  Business Days...................................................30
      2.7.  Payment Procedures..............................................30
      2.8.  The Reserve Account.............................................33
      2.9.  Interest Allocations............................................35
      2.10. Interest Rates..................................................35
      2.11. Quotation of Rates..............................................35
      2.12. Default Rate....................................................35
      2.13. Interest Recapture..............................................35
      2.14. Interest Calculations...........................................36
      2.15. Interest Period.................................................36
      2.16. Additional Costs................................................37
      2.17. Additional Interest on Advances Bearing a Eurodollar Rate.......39
      2.18. Consequential Loss..............................................39
      2.19. Taxes...........................................................39
      2.20. Replacement Banks...............................................41


ARTICLE III COLLATERAL......................................................41
      3.1.  Collateral......................................................41
      3.2.  Delivery of Collateral to Collateral Agent......................42
      3.3.  Redemption of Mortgage Collateral...............................43
      3.4.  Releases of Mortgage Notes for Servicing........................46
      3.5.  Collateral Reporting............................................46
      3.6.  Take-Out Commitment Reporting...................................47
      3.7.  Servicer Monthly Reporting......................................47
      3.8.  Servicer Annual Pipeline Reporting..............................47


ARTICLE IV CONDITIONS PRECEDENT.............................................48
      4.1.  Initial Borrowing...............................................48
      4.2.  All Borrowings..................................................50


ARTICLE V REPRESENTATIONS AND WARRANTIES....................................51
      5.1.  Representations of the Borrower and the Servicer................51
      5.2.  Additional Representations of the Borrower......................54
      5.3.  Additional Representations and Warranties of the Servicer.......56


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      5.4.  Survival of Representations.....................................57


ARTICLE VI AFFIRMATIVE COVENANTS............................................57
      6.1.  Financial Statements and Reports................................57
      6.2.  Taxes and Other Liens...........................................59
      6.3.  Maintenance.....................................................60
      6.4.  Further Assurances..............................................60
      6.5.  Compliance with Laws............................................60
      6.6.  Insurance.......................................................60
      6.7.  Accounts and Records............................................61
      6.8.  Right of Inspection; Audit......................................61
      6.9.  Notice of Certain Events........................................62
      6.10. Performance of Certain Obligations..............................62
      6.11. Use of Proceeds; Margin Stock...................................62
      6.12. Notice of Default...............................................63
      6.13. Compliance with Transaction Documents...........................63
      6.14. Compliance with Material Agreements.............................63
      6.15. Operations and Properties.......................................63
      6.16. Take-Out Commitments............................................63
      6.17. Collateral Proceeds.............................................64
      6.18. Environmental Compliance........................................64
      6.19. Closing Instructions............................................64
      6.20. Special Affirmative Covenants Concerning Collateral.............64
      6.21. Corporate Separateness..........................................65
      6.22. Post-Closing Conditions.........................................66


ARTICLE VII NEGATIVE COVENANTS..............................................66
      7.1.  Limitations on Mergers and Acquisitions.........................66
      7.2.  Fiscal Year.....................................................66
      7.3.  Business........................................................67
      7.4.  Use of Proceeds.................................................67
      7.5.  Actions with Respect to Collateral..............................67
      7.6.  Liens...........................................................68
      7.7.  Employee Benefit Plans..........................................68
      7.8.  Change of Principal Office......................................68
      7.9.  No Commercial, A&D, Etc. Loans..................................68
      7.10. Maximum Leverage................................................68
      7.11. Indebtedness....................................................68
      7.12. Deposits to Collection Account..................................68
      7.13. Transaction Documents...........................................69
      7.14. Distributions, Etc..............................................69
      7.15. Limited Liability Company Agreement.............................69
      7.16. Minimum Tangible Net Worth......................................69
      7.17. Minimum GAAP Net Worth..........................................69
      7.18. Positive Net Income of Performance Guarantor....................69


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ARTICLE VIII EVENTS OF DEFAULT..............................................70
      8.1.  Nature of Event.................................................70
      8.2.  Default Remedies................................................74
      8.3.  Paydowns........................................................75
      8.4.  Waivers of Notice, Etc..........................................76


ARTICLE IX THE ADMINISTRATIVE AGENT.........................................76
      9.1.  Authorization...................................................76
      9.2.  Reliance by Agent...............................................76
      9.3.  Agent and Affiliates............................................77
      9.4.  Lender Decision.................................................77
      9.5.  Rights of the Administrative Agent..............................77
      9.6.  Indemnification of Administrative Agent.........................77
      9.7.  UCC Filings.....................................................78


ARTICLE X INDEMNIFICATION...................................................78
      10.1. Indemnities by the Borrower.....................................78


ARTICLE XI ADMINISTRATION AND COLLECTION OF MORTGAGE LOANS..................79
      11.1. Designation of Servicer.........................................79
      11.2. Duties of Servicer..............................................79
      11.3. Certain Rights of the Administrative Agent......................80
      11.4. Rights and Remedies.............................................80
      11.5. Indemnities by the Servicer.....................................81


ARTICLE XII MISCELLANEOUS...................................................82
      12.1. Notices.........................................................82
      12.2. Amendments, Etc.................................................84
      12.3. Invalidity......................................................85
      12.4. Restrictions on Informal Amendments.............................85
      12.5. Cumulative Rights...............................................85
      12.6. Construction; Governing Law.....................................85
      12.7. Interest........................................................86
      12.8. Right of Offset.................................................86
      12.9. Successors and Assigns..........................................87
      12.10 Survival of Termination.........................................88
      12.11 Exhibits........................................................88
      12.12 Titles of Articles, Sections and Subsections................... 89
      12.13 Counterparts....................................................89
      12.14 No Proceedings..................................................89
      12.15 Confidentiality.................................................89
      12.16 Recourse Against Directors, Officers, Etc.......................90
      12.17 Waiver of Jury Trial............................................90
      12.18 Consent to Jurisdiction; Waiver of Immunities...................90
      12.19 Costs, Expenses and Taxes.......................................91
      12.20 Entire Agreement................................................91
      12.21 Excess Funds....................................................92
      12.22 Amendment Relating to Current Merger Transactions...............92


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SCHEDULES AND EXHIBITS

Schedule I        Bank Commitments and Percentages -ss.3.2(b)

Schedule II       Approved Investors -ss.3.2(b)

Schedule III      Litigation -ss.5.1(g)(i)

Schedule IV       Description of Current Merger Transactions

Exhibit A         Form of Assignment and Acceptance -ss.1.1

Exhibit B         Form of Subordination Agreement -ss.4.1(f)

Exhibit C         Form of Borrowing Report -ss.2.3(a)(i)

Exhibit D         Collateral Agency Agreement -ss.1.1

Exhibit D-1       Definitions - ss.1

Exhibit D-2       Form of Security Agreement -ss.3.1(a)

Exhibit D-3       Form of Collection Account Control Agreement -ss.3.1(b)

Exhibit D-4       Form of Assignment -ss.3.1(c) andss.3.2(a)

Exhibit D-5       Form of Transfer Request - ss. 3.3(a)

Exhibit D-5A      Form of Shipping Request -ss.3.3(b)

Exhibit D-6(a)    Form of Bailee and Security Agreement Letter -ss.3.4(b)(i)

Exhibit D-6(b)    Form of Bailee and Security Agreement Letter for Pool
                  Custodian ss.3.4(b)(i)

Exhibit D-7       Form of Trust Receipt and Security Agreement for Approved
                  Investors - ss.3.5

Exhibit D-8       Collateral Agent Daily Report -ss.3.5

Exhibit D-9       Borrowing Report

Exhibit D-10      UCC Financing Statements -ss.3.1(d)

Exhibit D-11      Collection Account Release Notice

Exhibit D-12      Assignment of Trade

Exhibit E         Form of Promissory Note - ss. 2.2

Exhibit F         Form of Servicer Monthly Report - ss. 3.7

Exhibit G-1       Form of Servicer Performance Guaranty


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Exhibit G-2       Form of Originator Performance Guaranty

Exhibit H-1       Servicer's Quarterly Officer's Certificate - ss. 6.1(e)

Exhibit H-2       Borrower's Quarterly Officer's Certificate - ss. 6.1(e)

Exhibit H-3       Performance Guarantor's Quarterly Officer's Certificate

Exhibit I-1 Form of Opinion of Counsel to Borrower, Originators and Performance Guarantor on Corporate Matters - ss. 4.1(i)

Exhibit I-2 Form of Opinion of Counsel to Borrower and Originators on Security Interest Matters - ss. 4.1(i)

Exhibit J         Form of Opinion of Counsel to Originators on Bankruptcy
                  Matters - ss. 4.1(j)

Exhibit K         Form of Hedge Report - ss. 3.6

Exhibit L         Form of Reserve Account Control Agreement

Exhibit M         Each Originator's Credit and Collection Policy



                                        v

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                                 LOAN AGREEMENT
                           Dated as of August 8, 2003

      THIS LOAN AGREEMENT, among AHM SPV I, LLC, a Delaware limited liability company (hereinafter, together with its successors and assigns, the "Borrower"), LA FAYETTE ASSET SECURITIZATION LLC, a Delaware limited liability company (hereinafter, together with its successors and assigns, "La Fayette"), CREDIT LYONNAIS NEW YORK BRANCH ("CL New York"), as a Bank and the Administrative Agent, and AMERICAN HOME MORTGAGE CORP., a New York corporation, as the Servicer (hereinafter, together with its successors and assigns, the "Servicer").

                                    RECITALS

      1. Capitalized terms used in these Recitals and not defined in the preamble above have the meanings set forth in Article I.

      2. The Originators are engaged in the business of originating, acquiring, investing in, marketing and selling, for their own account, mortgage loans that are made either to finance the purchase of one- to four-family owner-occupied homes or to refinance loans secured by such properties.

      3. The Borrower has purchased, and may continue to purchase, Eligible Mortgage Loans from the Originators, as determined from time to time by the Borrower and the Originators.

      4. In order to finance such purchases, the Borrower has requested that the Lenders provide the Borrower with credit in the form of revolving loans on the terms and conditions set forth herein.

      5. The Issuer may, in its sole discretion, and the Banks shall, in each case subject to the terms and conditions contained in this Agreement, make Advances to the Borrower secured by a lien on, and security interest in, the Mortgage Loans and certain other Collateral.

      6. The Lenders have appointed the Administrative Agent as their agent to perform certain administrative duties for the Lenders including, among other things, the administration of the funding of the transactions hereunder and the making of certain determinations hereunder and in connection herewith.

                                   AGREEMENTS

      In consideration of the recitals and the representations, warranties, conditions, covenants and agreements made in this Agreement, the sufficiency of which are acknowledged by all parties hereto, the Borrower, the Lenders, the Servicer and the Administrative Agent, intending to be legally bound, hereby establish a warehouse line of credit in the amount of the Maximum Facility Amount. Accordingly, the Borrower, the Lenders, the Administrative Agent and the Servicer covenant and agree as follows:

                                   ARTICLE I

                                  GENERAL TERMS

      1.1. Certain Definitions.

      As used in this Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

      "ABR Allocation" means all or any portion of Principal Debt if interest thereon is calculated by reference to the Eurodollar Rate or the Alternate Base Rate.

      "Accepted Servicing Standards" means the same manner in which the Servicer services and administers similar mortgage loans for its own portfolio, giving due consideration to customary and usual standards of practice of mortgage lenders and loan servicers administering similar mortgage loans but without regard to any relationship that the Servicer or any Affiliate of the Servicer may have with the related Obligor, or the Servicer's right to receive compensation for its services hereunder.

      "Administrative Agent" means CL New York, in its capacity as administrative agent for the Lenders, or any successor administrative agent.

      "Administrative Agent Fee Letter" is defined in Section 2.4(a).

      "Advance" means any amount disbursed by the Lenders to the Borrower pursuant to Section 2.1, whether such amount constitutes an original disbursement of funds to the Borrower under this Agreement or a continuation of an amount outstanding.

      "Advance Rate" means (i) with respect to a Conforming Loan or a Jumbo Loan (other than a Super Jumbo Loan), ninety-eight percent (98%) and (ii) with respect to a Super Jumbo Loan, ninety-five percent (95%).

      "Affected Party" means each Lender, the Administrative Agent, each bank party to the Liquidity Agreement and any permitted assignee or participant of any such bank, and any holding company of an Affected Party.

      "Affiliate" of any Person means (a) any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person, or (b) any other Person who is a director, officer or employee (i) of such Person, or (ii) of any Person described in the preceding clause (a). For purposes of this definition, the term "control" (and the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession or ownership, directly or indirectly, of the power either (x) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise, or (y) vote 10% or more of the securities having ordinary power in the election of directors of such Person.

      "Agent's Account" means, the special account (account number 01-50576-0001-00-0001, ABA No. 026008073) of CL New York maintained at the office of Credit Lyonnais New York Branch at 1301 Avenue of the Americas, New York, New York.


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      "Agreement" or the "Loan Agreement" means this Loan Agreement, as amended, restated, modified or supplemented from time to time.

      "Alternate Base Rate" means, on any date, a fluctuating rate of interest per annum equal to the higher of:

      (a) the rate of interest most recently announced by CL New York as its base rate, changing when and as said base rate changes; or

      (b) the Federal Funds Rate (as defined below) most recently determined by the Administrative Agent plus 1.0% per annum.

For purposes of this definition, "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal (for each day during such period) to
(i) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York; or
(ii) if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. The Alternate Base Rate is not necessarily intended to be the lowest rate of interest determined by CL New York in connection with extensions of credit.

      "American Home Mortgage Corp." has the meaning set forth in the preamble to this Agreement.

      "Annual Extension Date" shall mean (i) August 6, 2004, and (ii) thereafter, if consented to by the Lenders and the Administrative Agent pursuant to Section 2.1(b), the date that is specified by the Lenders and the Administrative Agent in the applicable consent, which date shall not be more than 364 days following the then effective Annual Extension Date.

      "Approved Investor" means:

      (a) Fannie Mae, Freddie Mac or Ginnie Mae, or

      (b) any Person with short-term ratings of at least A-1, P-1 and F1 from S&P, Moody's and Fitch, respectively, or long-term unsecured debt ratings (or in the case of a bank without such ratings that is the principal subsidiary of a bank holding company, the rating of the bank holding company) of at least AA, Aa2 and AA from S&P, Moody's and Fitch, respectively, or

      (c) all other Persons as may be approved by the Administrative Agent, which approvals may be subject to certain concentration limits;

provided that (i) except for an Approved Investor defined above in section (c), if an Approved Investor has a short-term rating or a long-term unsecured debt rating at the time such Person becomes an "Approved Investor" and such Person's short-term ratings or long-term unsecured debt ratings are subsequently downgraded or withdrawn, such Person shall cease to be an "Approved Investor"; provided, further, that with respect to any Take-Out Commitments issued


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by such Person prior to the date of such downgrade or withdrawal, such Person shall cease to be an "Approved Investor" 60 days following such downgrade or withdrawal; and (ii) if an Approved Investor does not have a short-term rating or a long-term unsecured debt rating, such Person shall cease to be an "Approved Investor" upon prior written notice from the Administrative Agent if the Administrative Agent has good faith concerns about the future performance of such Person; provided, further, that with respect to any Take-Out Commitments issued by such Person prior to such notice, such Person shall cease to be an "Approved Investor" 60 days following such notice.

As of the date of this Agreement, Schedule II hereto sets forth the Approved Investors pursuant to the preceding clauses (b) and (c) (and any applicable concentration limits). Schedule II shall be updated from time to time as Approved Investors are added or deleted or concentration limits are changed pursuant to the preceding clauses (b) and (c).

      "Assignment" is defined in the Collateral Agency Agreement.

      "Assignment and Acceptance" means an assignment and acceptance agreement entered into by a Bank, an Eligible Assignee and the Administrative Agent, pursuant to which such Eligible Assignee may become a party to this Agreement, in substantially the form of Exhibit A hereto.

      "Availability" means, at the time determined, the Maximum Facility Amount minus the Principal Debt.

      "Available Collateral Value" means, at the time determined, the excess of the Collateral Value of all Eligible Mortgage Collateral over the Principal Debt.

      "Bailee and Security Agreement Letter" is defined in Section 3.4(b)(i) of the Collateral Agency Agreement.

      "Bank" means CL New York and each Eligible Assignee that shall become a party to this Agreement pursuant to an Assignment and Acceptance.

      "Bank Commitment" means, for any Bank, (a) with respect to CL New York, the amount set forth on Schedule I hereto, and (b) with respect to a Bank that has entered into an Assignment and Acceptance, the amount set forth therein as such Bank's Bank Commitment, in each case as such amount may be reduced by each Assignment and Acceptance entered into between such Bank and an Eligible Assignee, and as may be further reduced (or terminated) pursuant to the next sentence. Any reduction (or termination) of the Maximum Facility Amount pursuant to the terms of this Agreement shall (unless otherwise agreed by all the Banks) reduce ratably (or terminate) each Bank's Bank Commitment. At no time shall the aggregate Bank Commitments of all Banks exceed the Maximum Facility Amount.

      "Bank Commitment Percentage" means, for any Bank as of any date, the amount obtained by dividing such Bank's Bank Commitment on such date by the aggregate Bank Commitments of all Banks on such date. As of the date of this Agreement, the Bank Commitment Percentage for each Bank is as set forth on
Schedule I hereto.


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

      "Bank Margin" means the margin set forth in the Administrative Agent fee letter.

      "Base Rate Advance" means an Advance that bears interest at a rate per annum determined on the basis of the Alternate Base Rate.

      "Borrower" has the meaning specified in the preamble of this Agreement.

      "Borrowing" means Advances by the Lenders under this Agreement.

      "Borrowing Date" means the date, identified by the Borrower in the relevant Borrowing Report, as the date on which a Borrowing is to be made.

      "Borrowing Report" means a request, in the form of Exhibit C to this Agreement, for a Borrowing pursuant to Article II.

      "Business Day" means (a) a day on which (i) commercial banks in New York City, New York, are not authorized or required to be closed and (ii) commercial banks in the State in which the Collateral Agent has its principal office are not authorized or required to be closed, and (b) if this definition of "Business Day" is utilized in connection with a Eurodollar Advance, a day on which dealings in United States dollars are carried out in the London interbank market.

      "CL New York" has the meaning set forth in the preamble of this Agreement and its successors and assigns.

      "Closing Protection Rights" means any rights of the Originators or the Borrower to or under (i) a letter issued by a title insurance company to any of the Originators assuming liability for certain acts or failure to act on behalf of a named closing escrow agent, approved attorney or similar Person in connection with the closing of a Mortgage Loan transaction, (ii) a bond, insurance or trust fund established to protect a mortgage lender against a loss or damage resulting from certain acts or failure to act of a closing escrow agent, approved attorney, title insurance company or similar Person, or (iii) any other right or claim that any of the Originators or the Borrower may have against any Person for any loss or damage resulting from such Person's acts or failure to act in connection with the closing of a Mortgage Loan and the delivery of the related Mortgage Loan Collateral to the Collateral Agent, any of the Originators or to the Borrower.

      "Code" means the Internal Revenue Code of 1986, as amended from time to time.

      "Collateral" means Property that is subject to a Lien for the benefit of the holders of the Obligations.

      "Collateral Agency Agreement" means the Collateral Agency Agreement, dated as of the date hereof, among the Borrower, the Collateral Agent and the Administrative Agent, substantially in the form of Exhibit D hereto, as amended, supplemented, restated or otherwise modified from time to time.

      "Collateral Agent" means Deutsche Bank National Trust Company, and its successors and assigns.


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      "Collateral Agent Daily Report" is defined in Section 3.8(a) of the
Collateral Agency Agreement.

      "Collateral Deficiency" means, at any time, the amount by which the Principal Debt exceeds the lesser of (a) the Collateral Value of all Eligible Mortgage Collateral and (b) if the Collateral Agent holds no Eligible Mortgage Collateral, zero.

      "Collateral Proceeds" means all amounts received by the Borrower, the Servicer, the Administrative Agent, the Lenders, the Collateral Agent or any other Person, in respect of the Collateral, whether in respect of principal, interest, fees or other amounts, including, without limitation, (i) all amounts received pursuant to Take-Out Commitments, and (ii) with respect to any Mortgage Loan, all funds that are received from or on behalf of the related Obligors in payment of any amounts owed (including, without limitation, purchase prices, finance charges, escrow payments, interest and all other charges) in respect of such Mortgage Loan, or applied to such amounts owed by such Obligors (including, without limitation, insurance payments that Borrower or Servicer applies in the ordinary course of its business to amounts owed in respect of such Mortgage Loan and net proceeds of sale or other disposition of Property of the Obligor or any other party directly or indirectly liable for payment of such Mortgage Loan and available to be applied thereon).

      "Collateral Value" means

      (A) with respect to each Eligible Mortgage Loan and at all times, an amount equal to the Advance Rate for such Eligible Mortgage Loan times the least of:

            (1) the lesser of the original principal amount of such Eligible Mortgage Loan or the acquisition price paid by the related Originator on the closing and funding of such Eligible Mortgage Loan;

            (2) with respect to which there is a loan-specific Take-Out Commitment, the purchase price to be paid by the Approved Investor for such Mortgage Loan, excluding any servicing release premium;

            (3) with respect to which there is no loan-specific Take-Out Commitment, a ratable amount determined by multiplying (a) the weighted average purchase price (expressed as a percentage of par) that Approved Investors are obligated to pay, pursuant to Take-Out Commitments (other than any loan-specific Take-Out Commitments), for all Eligible Mortgage Loans, as shown on the most recent Collateral Agent Daily Report, times (b) the original principal amount of such Eligible Mortgage Loan; and

            (4) while a Default or Event of Default is continuing, the Market Value of such Eligible Mortgage Loan; and

      (B) with respect to the Collection Account, the balance of collected funds therein that is not subject to any Lien in favor of any Person other than the Lien in favor of the Administrative Agent for the benefit of the holders of the Obligations;

provided, however, that


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      (a) at any time, the portion of total Collateral Value that may be attributable to Jumbo Loans (including any Super Jumbo Loans) shall not exceed twenty percent (20%) of the Maximum Facility Amount;

      (b) at any time, the portion of total Collateral Value that may be attributable to Super Jumbo Loans shall not exceed five percent (5%) of the Maximum Facility Amount;

      (c) at any time, the portion of total Collateral Value that may be attributable to Mortgage Loans for which the Mortgage Notes have been withdrawn pursuant to Section 3.5 of the Collateral Agency Agreement shall not exceed $5,000,000 as determined in accordance with said Section 3.5 of the Collateral Agency Agreement;

      (d) at any time, the portion of the total Collateral Value that may be attributable to any single Approved Investor listed on Schedule II pursuant to one or more Take-Out Commitments shall not exceed the concentration limit for such Approved Investor as set forth on Schedule II;

      (e) at any time, the portion of total Collateral Value that may be attributable to Mortgage Loans that have been Eligible Mortgage Loans owned by the Borrower for more than 90 days shall be zero;

      (f) a Mortgage Loan that ceases to be an Eligible Mortgage Loan shall have a Collateral Value of zero; and

      (g) at any time, (A) except the first five and last five Business Days of any month, the portion of total Collateral Value that may be attributable to Wet Loans with respect to which the related Principal Mortgage Documents have not been delivered to the Collateral Agent within nine (9) Business Days after the date the Assignment was delivered to the Collateral Agent shall not exceed thirty percent (30%) of the Maximum Facility Amount, and (B) during the first five and last five Business Days of any month, the portion of total Collateral Value that may be attributable to Wet Loans with respect to which the related Principal Mortgage Documents have not been delivered to the Collateral Agent within nine (9) Business Days after the date the Assignment was delivered to the Collateral Agent shall not exceed fifty percent (50%) of the Maximum Facility Amount.

      "Collection Account" means the account established pursuant to Section 2.7(b) to be used for (i) the deposit of proceeds from the sale of Mortgage Loans; and (ii) the payment of the Obligations, it being understood that such account is controlled by the Administrative Agent pursuant to the Collection Account Control Agreement, and the Administrative Agent has the authority to direct the transfer of all funds from the Collection Account.

      "Collection Account Bank" means, initially, Deutsche Bank National Trust Company and, at any time, the institution then holding the Collection Account in accordance with the terms of the Collection Account Control Agreement.

      "Collection Account Control Agreement" means the Collection Account Control Agreement, dated as of the date hereof, among the Borrower, the Servicer, the Administrative


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

Agent and the Collection Account Bank, substantially in the form of Exhibit D-3 hereto, as amended, modified or supplemented from time to time.

      "Collection Period" means, initially, the period commencing on the Effective Date and ending on August 31, 2003, and thereafter, each calendar month, beginning on the first day of each month and including the last day of the month.

      "Collections" means, with respect to any Mortgage Asset, all cash collections (other than in respect of escrows for taxes and insurance premiums payable under the related Mortgage Loan) and other cash proceeds of such Mortgage Asset.

      "Commercial Paper Notes" means short-term promissory notes issued or to be issued by the Issuer to fund or maintain its Advances or investments in other financial assets.

      "Commercial Paper Rate" for any Interest Period for the related Advance means: (a) a rate per annum equal to the sum of (i) the rate or, if more than one rate, the weighted average of the rates, determined by converting to an interest-bearing equivalent rate per annum the discount rate (or rates) at which Commercial Paper Notes having a term equal to such Interest Period and to be issued to fund or to maintain such Advance by La Fayette (including, without limitation, Principal Debt and accrued and unpaid interest), may be sold by any placement agent or commercial paper dealer selected by the Administrative Agent, as agreed between each such agent or dealer and the Administrative Agent, plus
(ii) the commissions and charges charged by such placement agent or commercial paper dealer with respect to such Commercial Paper Notes expressed as a percentage of such face amount and converted to an interest-bearing equivalent rate per annum, provided the commissions and charges by the agent or dealer must in the Administrative Agent's good faith judgment be within market range; plus
(iii) the Conduit Spread; or (b) such other rate as La Fayette and the Borrower shall agree to in writing.

      "Conduit Spread" means the margin set forth in the Administrative Agent Fee Letter.

      "Conforming Loan" means (i) a Mortgage Loan that complies with all applicable requirements for purchase under a Fannie Mae, Freddie Mac or similar Governmental Authority standard form of conventional mortgage loan purchase contract, then in effect, or (ii) an FHA Loan or a VA Loan.

      "Consequential Loss" means any loss (measured by the diminution in yield to the Affected Party as a result of a prepayment) and/or expense (such as any transaction costs incurred in connection with the reinvestment of a prepayment or any cost associated with the issuance of Commercial Paper Notes in anticipation of a Borrowing reported but not accepted by the Borrower) that any Affected Party reasonably incurs in respect of a Borrowing as a consequence of
(a) any failure or refusal of Borrower (for any reasons whatsoever other than a default by the Administrative Agent, any Lender or any Affected Party) to take such Borrowing after Borrower shall have requested it under this Agreement, (b) any prepayment or payment of such Borrowing that is a Eurodollar Advance or an Advance bearing interest by reference to the Commercial Paper Rate on a day other than the last day of the Interest Period applicable to such Borrowing, (c) any prepayment of any Borrowing that is not made in compliance with the provisions of Section 2.5(a); provided, that so long as an Event of Default shall not have occurred, the Borrower shall not be responsible for any Consequential Loss resulting from changes in the Settlement Date made by the Administrative Agent, as described in the proviso contained in the definition of "Settlement Date," or
(d) Borrower's failure to make a prepayment after giving notice under Section 2.5(a) that a prepayment will be made.

      "CP Allocation" means all or any portion of Principal Debt if interest thereon is calculated by reference to the Commercial Paper Rate.

      "CP Borrowing" means a Borrowing bearing interest by reference to the Commercial Paper Rate.

      "Debt" means (a) all indebtedness or other obligations of a Person (and, if applicable, that Person's subsidiaries, on a consolidated basis) that, in accordance with GAAP consistently applied, would be included in determining total liabilities as shown on the liabilities side of a balance sheet of that Person on the date of determination, plus (b) all indebtedness or other obligations of that Person (and, if applicable, that Person's subsidiaries, on a consolidated basis) for borrowed money or for the deferred purchase price of property or services. For purposes of calculating a Person's Debt, Subordinated Debt (as defined below) not due within one year of that date may be excluded from that Person's indebtedness. For purposes of this definition, "Subordinated Debt" means all indebtedness of a Person for borrowed money that is effectively subordinated in right of payment to all other present and future obligations on terms acceptable to the Majority Banks.

      "Debtor Laws" means all applicable liquidation, conservatorship, bankruptcy, fraudulent transfer or conveyance, moratorium, arrangement, receivership, insolvency, reorganization or similar laws from time to time in effect affecting the rights of creditors generally.

      "Default" means any condition or event that, with the giving of notice or lapse of time or both and unless cured or waived, would constitute an Event of Default.

      "Default Rate" means a per annum rate of interest equal from day to day to the lesser of (a) the sum of the Alternate Base Rate plus two percent and (b) the Maximum Rate.

      "Default Ratio" means as of the end of any Collection Period, the ratio of
(i) the principal amount of all Mortgage Loans that were Defaulted Mortgage Loans at such time, to (ii) the aggregate principal amount of all Mortgage Loans at such time.

      "Defaulted Mortgage Loan" means a Mortgage Asset under which the Obligor is 30 or more days in payment default or has taken any action, or suffered any event of the type described in Sections 8.1(f), 8.1(g) or 8.1(h) or is in foreclosure.

      "Deferred Income" means the amount of income that any of the Originators or Borrower has deferred, for accounting purposes, pending the sale of Mortgage Loans, in accordance with Statement of Financial Accounting Standards Number 91 ("SFAS 91") and Statement of Financial Accounting Standards Number 122 ("SFAS 122"), each as currently published by the Financial Accounting Standards Board.

      "Disbursement Account" means the account established by the Borrower with the Deutsche Bank National Trust Company or another Eligible Institution acceptable to the Administrative Agent, it being understood that such account is controlled by the Administrative Agent pursuant to the Disbursement Account Control Agreement, and the Administrative Agent has the authority to direct the transfer of all funds from the Disbursement Account.

      "Disbursement Account Control Agreement" means the Disbursement Account Control Agreement, dated as of even date herewith, between the Borrower, the Servicer, the Administrative Agent and Deutsche Bank National Trust Company, substantially in the form attached as Exhibit D-13 to the Collateral Agency Agreement, as amended, modified, supplemented or replaced from time to time.

      "Effective Date" means August 8, 2003.

      "Eligible Assignee" means (i) CL New York or any of its Affiliates, (ii) any Person managed by CL New York or any of its Affiliates, or (iii) any financial or other institution that is acceptable to the Administrative Agent.

      "Eligible Institution" means any depository institution, organized under the laws of the United States or any state, having capital and surplus in excess of $200,000,000, the deposits of which are insured to the full extent permitted by law by the Federal Deposit Insurance Corporation and that is subject to supervision and examination by federal or state banking authorities; provided that such institution also must have a rating of A or higher with respect to long-term deposit obligations from Moody's, A2 or higher with respect to long-term deposit obligations from S&P and A or higher with respect to long-term deposit obligations from Fitch. If such depository institution publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

      "Eligible Mortgage Collateral" means Eligible Mortgage Loans and the Collection Account.

      "Eligible Mortgage Loan" means a Mortgage Loan:

      (a) that (i) is a closed and funded Mortgage Loan, (ii) has a maximum term to maturity of 30 years and the proceeds of which were used either to finance a portion of the purchase price of a Property encumbered by the related Mortgage or to refinance a loan secured by such Property, (iii) is secured by a perfected first-priority Lien on residential real Property consisting of land and a one-to-four family dwelling thereon which is completed and ready for owner occupancy, including townhouses and condominiums, and (iv) was underwritten according to the applicable Originator's Credit and Collection Policy;

      (b) that is a Conforming Loan or a Jumbo Loan;

      (c) in which the Administrative Agent has been granted and continues to hold a perfected, first-priority, security interest for the benefit of the holders of the Obligations;

      (d) for which the Mortgage Note is payable to or endorsed (without recourse) in blank and each of such Mortgage Loan and the related Mortgage Note is a legal, valid and binding obligation of the Obligor thereof;

      (e) for which, other than in respect of Wet Loans, the Principal Mortgage Documents have been received by the Collateral Agent and are in form and substance acceptable to the Collateral Agent;

      (f) that is either (i) eligible (in the case of Conforming Loans) for delivery, or (ii) designated (in the case of Non-Conforming Loans), for delivery under a Take-Out Commitment from an Approved Investor; provided that no more than 45 days have lapsed since the date on which any documentation was shipped to the related Approved Investor;

      (g) that, upon pledge thereof under this Agreement and application of any related Advance to pay off any prior lienholder as required by the Collateral Agency Agreement and hereunder, together with the related Mortgage Loan Collateral, is owned beneficially by Borrower free and clear of any Lien of any other Person other than the Administrative Agent for the benefit of the holders of the Obligations;

      (h) that, together with the related Mortgage Loan Collateral, does not contravene any Governmental Requirements applicable thereto (including, without limitation, the Real Estate Settlement Procedures Act of 1974, as amended, and all laws, rules and regulations relating to usury, truth-in-lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices, privacy and other applicable federal, state and local consumer protection laws) and with respect to which no party to the related Mortgage Loan Collateral is in violation of any Governmental Requirements (or procedure prescribed thereby) if such violation would impair the collectability of such Mortgage Loan or the saleability of such Mortgage Loan under the applicable Take-Out Commitment;

      (i) that, (i) is not an Uncovered Mortgage Loan; (ii) is not a Defaulted Mortgage Loan at the time it is transferred to the Borrower pursuant to the Repurchase Agreement; (iii) has not previously been sold to an Approved Investor or any of the Originators and repurchased by Borrower; (iv) if, it was a Wet Loan when it was assigned to the Borrower and the time periods set forth in
Section 2.3(c) have occurred, the Principal Mortgage Documents relating to such Wet Loan were delivered to the Collateral Agent; provided, however, that upon delivery of such Principal Mortgage Documents to the Collateral Agent, such Mortgage Loans may subsequently qualify as Eligible Mortgage Loans to support Borrowings subsequent to such delivery; (v) has not been rejected by the Collateral Agent under Section 3.2(c) of the Collateral Agency Agreement; or
(vi) has an original principal balance not in excess of $1,000,000.00;

      (j) that if the Mortgage Loan Collateral has been withdrawn for correction pursuant to Section 3.4 such Mortgage Loan Collateral has been returned to the Collateral Agent within 14 calendar days after withdrawal as required by Section 3.4;

      (k) that is denominated and payable in U.S. dollars in the United States and the Obligor of which is a natural person who is a U.S. citizen or resident alien or a corporation or an inter vivos revocable trust or other legal entity organized under the laws of the United States or any State thereof or the District of Columbia;

      (l) that is not subject to any right of rescission, setoff, counterclaim or other dispute whatsoever;

      (m) that was acquired by the Borrower from any of the Originators within 60 days after its Mortgage Origination Date;

      (n) that is covered by the types and amounts of insurance required by
Section 6.6(b);

      (o) that is not underwritten on a "no-income - no asset" verification basis or in a manner such that the Obligor credit information contained in the related Mortgage Loan application was not corroborated by credit underwriting standards generally acceptable within the mortgage underwriting business;

      (p) with respect to which all representations and warranties made by the related Originator in the Repurchase Agreement are true and correct in all material respects and with respect to which all loan level covenants made in the Repurchase Agreement have been complied with; and

      (q) that is subjected to the following "Quality Control" measures by personnel of any of the Originators before the Mortgage Note is funded by such
Originator:

            (i) for those Mortgage Loans not originated by any of the Originators, is underwritten by any of the Originators prior to funding thereof and after performance of all underwriting procedures, is submitted to any of the Originators for closing where it is reviewed for thoroughness and compliance (including truth-in-lending, good faith estimates and other disclosures) and a verbal verification of employment and in-file credit report are obtained; and

            (ii) with respect to which, all Mortgage Loan Collateral is prepared by any of the Originators and submitted to the closing agent at the time of funding the related Mortgage Loans;

      For the purpose of this definition of "Eligible Mortgage Loan":

      (x) A Conforming Loan is "eligible for delivery" under a Take-Out Commitment if (i) the underwriting criteria utilized and the Mortgage Loan Collateral either match, or are in respect of interest rates (which rates must bear a reasonable relationship to prevailing current market rates of interest for loans with similar maturities), term, product type and delivery period representative of the terms for purchase that are specified in a Take-Out Commitment, and (ii) the aggregate outstanding principal of all Conforming Loans is not more than the aggregate Take-Out Commitments' unutilized amount (i.e. taking in account all Conforming Loans already allocated to the aggregate Take-Out Commitments for purposes of determining Eligible Mortgage Loans whether or not already delivered by the Borrower to the Collateral Agent).

      (y) A Non-Conforming Loan is "designated for delivery" under a Take-Out Commitment if the underwriting criteria utilized in approving such Mortgage Loan conform to the underwriting criteria, and the terms of repayment (including interest rate and "term to maturity") and other terms and conditions of the Mortgage Loan Collateral match the specifications of that specific Take-Out Commitment that designates that particular Non-Conforming Loan for purchase.

      "Employee Plan" means an employee pension benefit plan covered by Title IV of ERISA and established or maintained by any of the Originators or any ERISA Affiliate.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

      "ERISA Affiliate" means any corporation, trade or business that is, along with the Performance Guarantor, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Sections 414(b),
(c), (m) and (o) of the Code, or Section 4001 of ERISA.

      "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Federal Reserve Board, as in effect from time to time.

      "Eurodollar Advance" means an Advance that bears interest at a rate per annum determined on the basis of the Eurodollar Rate.

      "Eurodollar Rate" means, for any Interest Period for any Eurodollar Advance, for each Lender, an interest rate per annum (expressed as a decimal and rounded upwards, if necessary, to the nearest one hundredth of a percentage point) equal to the offered rate per annum for deposits in U.S. Dollars in a principal amount of not less than $10,000,000 for such Interest Period as of 11:00 A.M., London time, two Business Days before (and for value on) the first day of such Interest Period, that appears on the display designated as "Page 3750" on the Telerate Service (or such other page as may replace "Page 3750" on that service for the purpose of displaying London interbank offered rates of major banks); provided, that if such rate is not available on any date when the Eurodollar Rate is to be determined, then an interest rate per annum determined by the Administrative Agent equal to the rate at which it would offer deposits in United States dollars to prime banks in the London interbank market for a period equal to such Interest Period and in a principal amount of not less than $10,000,000 at or about 11:00 A.M. (London time) on the second Business Day before (and for value on) the first day of such Interest Period.

      "Eurodollar Reserve Percentage" means, with respect to any Bank and for any Interest Period for such Bank's Eurodollar Advance, the reserve percentage applicable during such Interest Period (or, if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Bank with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

      "Event of Default" is defined in Section 8.1.

      "Excess Spread" means, as of the last day of each Collection Period, an amount equal to the Portfolio Yield for such Collection Period minus the Eurodollar Rate minus the Conduit Spread (to the extent not included in the interest rate for Advances) and/or Bank Spread (to the extent not included in the interest rate for Advances), as applicable, minus the Servicer Fee for such Collection Period determined in accordance with clause (a) of the definition of definition of Portfolio Yield.

      "Fannie Mae" means the government sponsored enterprise formerly known as the Federal National Mortgage Association, or any successor thereto.

      "Federal Reserve Board" means the Board of Governors of the Federal Reserve System, or any successor thereto.

      "FHA" means the Federal Housing Administration, or any successor thereto.

      "FHA Loan" means a Mortgage Loan, the ultimate payment of which is partially or completely insured by the FHA or with respect to which there is a current, binding and enforceable commitment for such insurance issued by the FHA.

      "Financial Officer" means (i) with respect to the Servicer, any of the Originators or the Borrower, the chief financial officer, treasurer or a vice president having the knowledge and authority necessary to prepare and deliver the financial statements and reports required pursuant to Sections 6.1(b) and
Section 3.8 and (ii) with respect to the Performance Guarantor, the chief financial officer, the vice president - assistant comptroller, vice president - assistant treasurer or senior vice president-comptroller.

      "Fitch" means Fitch, Inc., and any successor thereto.

      "Freddie Mac" means the Federal Home Loan Mortgage Corporation, or any successor thereto.

      "GAAP" means generally accepted accounting principles as in effect in the United States from time to time.

      "GAAP Net Worth" means with respect to any Person at any date, the excess of total assets over total liabilities of such Person on such date, each to be determined in accordance with GAAP consistent with those applied in the preparation of the financial statements referred to in Section 6.1 of this Agreement.

      "Ginnie Mae" means the Government National Mortgage Association, or any successor thereto.

      "Governmental Authority" means any applicable nation or government, any agency, department, state or other political subdivision thereof, or any instrumentality thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government. Governmental Authority shall include, without limitation, each of Freddie Mac, Fannie Mae, FHA, HUD, VA and Ginnie Mae.

      "Governmental Requirement" means any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other requirement (including, without limitation, any of the foregoing that relate to energy regulations and occupational, safety and health standards or controls and any hazardous materials laws) of any Governmental Authority that has jurisdiction over the Originators, the Servicer, the Collateral Agent or the Borrower or any of their respective Properties.

      "Hedge Report" means, with respect to any Conforming Loans included in the Eligible Mortgage Collateral with respect to which there is no loan-specific Take-Out Commitment, a report prepared by the Servicer prepared pursuant to
Section 3.6 hereof, showing, as of the close of business on the previous Business Day, all Take-Out Commitments (either in the form of loan-specific Take-Out Commitments or forward purchase commitments obtained to hedge Mortgage Loans) that have been assigned to the Administrative Agent, and certain information with respect to such trades including information as the Administrative Agent may request, in the form of Exhibit K hereto.

      "HUD" means the Department of Housing and Urban Development, or any successor thereto.

      "Indebtedness" means, for any Person, without duplication, and at any time, (a) all obligations required by GAAP to be classified on such Person's balance sheet as liabilities, (b) obligations secured (or for which the holder of the obligations has an existing contingent or other right to be so secured) by any Lien existing on property owned or acquired by such Person, (c) obligations that have been (or under GAAP should be) capitalized for financial reporting purposes, and (d) all guaranties, endorsements, and other contingent obligations with respect to obligations of others.

      "Indemnified Amounts" is defined in Section 10.1.

      "Indemnified Party" is defined in Section 10.1.

      "Interest Period" is defined in Section 2.15.

      "Issuer" means La Fayette and its successors and assigns.

      "Jumbo Loan" means a Mortgage Loan (other than a Conforming Loan) that (1) is underwritten by an Approved Investor (other than Fannie Mae, Freddie Mac or Ginnie Mae), (2) matches all applicable requirements for purchase under the requirements of a Take-Out Commitment issued for the purchase of such Mortgage Loan, and (3) differs from a Conforming Loan solely because the principal amount of such Mortgage Loan exceeds the limit set for Conforming Loans by Fannie Mae or Freddie Mac from time to time. The term Jumbo Loan includes Super Jumbo Loans.

      "La Fayette" has the meaning set forth in the preamble to this Agreement.

      "La Fayette Program Agent" means CL New York, in its capacity as the collateral agent pursuant to a security agreement made by La Fayette for the benefit of certain creditors of La Fayette, and any successor to CL New York in such capacity.

      "Lenders" means, collectively, the Issuer and the Banks.

      "Leverage Ratio" means the ratio of a Person's (and, if applicable, the Person's subsidiaries, on a consolidated basis) Debt to Tangible Net Worth. For purposes of calculating a Person's Leverage Ratio, Debt arising under Hedging Arrangements (as defined below) relating to such Person's servicing portfolio, to the extent of assets arising under those Hedging Arrangements, Debt arising under Gestation Agreements (as defined below) covering a mortgage-backed security issued or guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae or Eligible Mortgage Pools (as defined below) and Debt Arising under Investment Line Agreements (as defined below), to the extent of the investments securing the same, may be excluded from a Person's Debt. For purposes of this definition,
(i) "Hedging Arrangements" means, with respect to any Person, any agreements or other arrangements (including interest rate swap agreements, interest rate cap agreements and forward sale agreements) entered into to protect that Person against changes in the interest rates or the market value of assets; (ii) "Gestation Agreements" means an agreement under any of the Originators agree to sell or finance (a) a mortgage loan prior to prior to the date of purchase by an investor or (b) a mortgage pool prior to the date a mortgage-backed security backed by the mortgage pool is issued; (iii) Eligible Mortgage Pools means a mortgage pool for which (a) an approved pool custodian has issued its initial certification and (b) there exists a purchase commitment, in favor of any of the Originators by an investor covering a mortgage-backed security issued or guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae, to be issued on the basis of that certification, and (iv) Investment Line Agreements means an agreement under which the Originators agree (a) to borrow funds from any lender or other Person (b) to invest such funds in certain permitted investments and to pledge such investments to that lender or that other Person to secure such loans.

      "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (whether statutory, consensual or otherwise), or other security arrangement of any kind (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the uniform commercial code or comparable law of any jurisdiction in respect of any of the foregoing).

      "Limited Liability Company Agreement" means the Borrower's limited liability company agreement, for which a certificate of formation was filed with the Secretary of State of the State of Delaware, as amended through the date of this Agreement.

      "Liquidity Agreement" means a liquidity loan agreement, liquidity asset purchase agreement or similar agreement entered into by a Bank and providing for the making of loans to the Issuer, or the purchase of Advances (or interests therein) from the Issuer, to support the Issuer's payment obligations under its Commercial Paper Notes.

      "Majority Banks" means, at any time, Banks, including Banks that have become party to this Agreement pursuant to an Assignment and Acceptance, having outstanding Advances equal to more than 67% of the aggregate outstanding Advances held by Banks or, if no Advance is then outstanding from any Bank, Banks having more than 67% of the Bank Commitments.

      "Market Value" means at the time determined, for any (a) Mortgage Loan (other than a Non-Conforming Loan), the market value of such Mortgage Loan based upon the then most recent posted net yield for 30-day mandatory future delivery furnished by Fannie Mae and published and distributed by Telerate Mortgage Services, or, if such posted net yield is not available from Telerate Mortgage Services, such posted net yield obtained by the Administrative Agent from Fannie Mae, or (b) Non-Conforming Loan, or any other Mortgage Loan while the posted rate is not available from Fannie Mae, the value determined by the Administrative Agent in good faith.

      "Material Adverse Effect" means, with respect to any Person, any material adverse effect on (i) the validity or enforceability of this Agreement, the Notes or any other Transaction Document, (ii) the business, operations, total Property or financial condition of such Person, (iii) the Collateral taken as a whole, (iv) the enforceability or priority of the Lien in favor of the Administrative Agent on any material portion of the Collateral, or (v) the ability of such Person to fulfill its obligations under this Agreement, the Notes or any other Transaction Document.

      "Maximum Facility Amount" means $200,000,000, as such amount may be reduced pursuant to Section 2.1(c) of this Agreement.

      "Maximum Rate" means the maximum non-usurious rate of interest that, under applicable law, each of the Lenders is permitted to contract for, charge, take, reserve, or receive on the Obligations.

      "MERS" means Mortgage Electronic Registration Systems, Inc., a Delaware corporation.

      "MERS Designated Mortgage Loan" means a Mortgage Loan registered to or by the related Originator on the MERS electronic mortgage registration system.

      "Moody's" means Moody's Investors Service, Inc., and any successor thereto.

      "Mortgage" means a mortgage or deed of trust or other security instrument creating a Lien on real property, on a standard form as approved by Fannie Mae, Freddie Mac or Ginnie Mae or such other form as any of the Originators determines is satisfactory for any Approved Investor unless otherwise directed by the Administrative Agent and communicated to the Collateral Agent.

      "Mortgage Assets" means, collectively:

      (a) any and all Mortgage Loans in which the Administrative Agent, as secured party, for the benefit of the holders of the Obligations, is granted a security interest pursuant to any Assignment or other document (whether or not the Principal Mortgage Documents related thereto are delivered) heretofore or hereafter from time to time executed by the Borrower;

      (b) any and all instruments, documents and other property of every kind or description, of or in the name of the Borrower, now or hereafter for any reason or purpose whatsoever, in the possession or control of, or in transit to, the Collateral Agent;

      (c) any and all general intangibles and Mortgage Loan Collateral that relate in any way to the Mortgage Assets;

      (d) any and all Take-Out Commitments identified on Hedge Reports from time to time prepared by the Servicer on behalf of any of the Originators and the Borrower;

      (e) any and all contract rights, chattel paper, certificated securities, uncertificated securities, financial assets, securities accounts or investment property which constitute proceeds of the Mortgage Assets;

      (f) this Agreement, the Performance Guaranties and the Subordination Agreement, including all moneys due or to become due thereunder, claims of the Borrower arising out of or for breach or default thereunder, and the right of the Borrower to compel performance and otherwise exercise all remedies thereunder; and

      (g) any and all proceeds of any of the foregoing.

      "Mortgage Loan" means a loan evidenced by a Mortgage Note and secured by a Mortgage, the beneficial interest of which has been acquired by the Borrower from any of the Originators by purchase pursuant to the Repurchase Agreement (with the record owner thereof being such Originator or, in the case of a MERS Designated Mortgage Loan, MERS as nominee for such Originator, and its successors and assigns).

      "Mortgage Loan Collateral" means all Mortgage Notes and related Principal Mortgage Documents, Other Mortgage Documents, and other Collateral.

      "Mortgage Note" means a promissory note, on a standard form approved by Fannie Mae, Freddie Mac or Ginnie Mae or such other form as the Originators determine is satisfactory for any Approved Investor unless otherwise directed by the Administrative Agent and communicated to the Collateral Agent.

      "Mortgage Origination Date" means, with respect to each Mortgage Loan, the date (transmitted to the Collateral Agent) that is the later of (1) the date of the Mortgage Note or (2) the date such Mortgage Loan was funded and disbursed to or at the direction of the Obligor.

      "Multiemployer Plan" means a multiemployer plan defined in Sections 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code to which Borrower or any ERISA Affiliate is required to make contributions.

      "Non-Conforming Loan" means a Jumbo Loan.

      "Note" means each or any of the promissory notes executed by the Borrower, substantially in the form of Exhibit E hereto, together with all renewals, extensions, and replacements for any such note.

      "Obligations" means any and all present and future indebtedness, obligations, and liabilities of the Borrower to any of the Lenders, the Collateral Agent, each Affected Party, each Indemnified Party and the Administrative Agent, and all renewals, rearrangements and extensions thereof, or any part thereof, arising pursuant to this Agreement or any other Transaction Document, and all interest accrued thereon, and attorneys' fees and other costs incurred in the drafting, negotiation, enforcement or collection thereof, regardless of whether such indebtedness, obligations, and liabilities are direct, indirect, fixed, contingent, joint, several or joint and several.

      "Obligor" means (i) with respect to each Mortgage Note included in the Collateral, the obligor on such Mortgage Note and (ii) with respect to any other agreement included in the Collateral, any person from whom any of the Originators or the Borrower is entitled to performance.

      "Originator Performance Guaranty" means the Originator Performance Guaranty, in the form attached hereto as Exhibit G-2, made by the Performance Guarantor in favor of the Originators, and assigned to the Administrative Agent for the benefit of the Lenders.

      "Originators" means together, American Home Mortgage Corp., a New York corporation and Columbia National Incorporated, a Maryland corporation, and their successors and assigns.

      "Originator's Credit and Collection Policy" means with respect to each Originator, the Originator's Credit and Collection Policy, attached hereto as Exhibit M.

      "Other Company" means the Performance Guarantor and all of its Subsidiaries except the Borrower.

      "Other Mortgage Documents" is defined in Section 3.2(c).

      "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

      "Performance Guarantor" means American Home Mortgage Holdings, Inc., a Delaware corporation, and its successors and assigns.

      "Performance Guarantor Quarterly Certificate" means the form of certificate attached hereto as Exhibit H-3.

      "Performance Guaranty" means, collectively, the Servicer Performance Guaranty, in the form attached hereto as Exhibit G-1, made by the Performance Guarantor in favor of the Administrative Agent for the benefit of the Lenders, and the Originator Performance Guaranty, in the form attached hereto as Exhibit G-2, made by the Performance Guarantor in favor of the Borrower and assigned to the Administrative Agent for the benefit of the Lenders.

      "Permitted Investments" means book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form that evidence any of the following:

      (a) direct obligations of, and obligations fully guaranteed by, the United States of America or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America;

      (b) (i) demand and time deposits in, certificates of deposits of, bankers' acceptances issued by, or federal funds sold by, any depository institution or trust company incorporated under the laws of the United States of America, any State thereof or the District of Columbia or any foreign depository institution with a branch or agency licensed under the laws of the United States of America or any State, subject to supervision and examination by Federal and/or State banking authorities and having a rating of P-1 by Moody's, a rating of at least A-1 by S&P and a rating of at least F1 by Fitch at the time of such investment or contractual commitment providing for such investment or otherwise approved in writing by each Rating Agency or (ii) any other demand or time deposit or certificate of deposit that is fully insured by the Federal Deposit Insurance Corporation;

      (c) repurchase obligations with respect to (i) any security described in clause (a) above or (ii) any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (b)(i) above;

      (d) short-term securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any State, the short-term unsecured obligations of which have a rating of P-1 by Moody's, a rating of at least A-1 by S&P and a rating of F1 by Fitch at the time of such investment; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held in the Reserve Account to exceed 10% of amounts held in the Reserve Account;

      (e) commercial paper having a rating of P-1 by Moody's, a rating of at least A-1 by S&P and a rating of at least F1 by Fitch at the time of such investment or pledge as security;

      (f) money market funds whose investments consist solely of one of the foregoing; or

      (g) any other investments approved in writing by each Rating Agency.

      "Permitted Transferee" is defined in Section 3.3(c).

      "Person" means any individual, corporation (including a business trust), limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, Governmental Authority, or any other form of entity.

      "Portfolio Yield" means, with respect to any Collection Period, the percentage equivalent to the amount computed as of the last day of such Collection Period by multiplying (i) 12 by (ii) (a) the aggregate amount of interest accrued (whether or not paid) with respect to all Eligible Mortgage Loans included in the Collateral during such Collection Period divided by (b) the daily average outstanding principal amount of all Eligible Mortgage Loans included in the Collateral during such Collection Period.

      "Primary Obligations" means, at the time determined, the sum of Principal Debt plus accrued and unpaid interest thereon through the end of the then current Interest Period, plus accrued and unpaid fees under Section 2.4(b).

      "Principal Debt" means, at the time determined, the unpaid principal balance of all Advances under this Agreement.

      "Principal Mortgage Documents" is defined in Section 3.2(b).

      "Program Documents" means, in the case of the Issuer, the Liquidity Agreement relating to this Agreement and the other documents executed and delivered in connection therewith, as each may be amended, supplemented or otherwise modified from time to time.

      "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

      "Rating Agency" means S&P, Moody's and Fitch.

      "Regulation T, U, X and Z," respectively, mean Regulation T, U, X and Z promulgated by the Federal Reserve Board as in effect from time to time, or any successor regulations thereto.

      "Regulatory Change" is defined in Section 2.16.

      "Repurchase Agreement" means the Master Repurchase Agreement and the Addendum to the Master Repurchase Agreement incorporated therein, each dated as of the date of this Agreement between the Originators, as sellers, and the Borrower, as purchaser, as the same may be amended, modified or restated from time to time.

      "Required Reserve Account Amount" means on any date 0.50% of the Maximum Facility Amount on such date.

      "Requirement of Law" as to any Person means the articles of incorporation, by-laws, certificate of formation and limited liability company agreement or other organizational or governing documents of such Person, and any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other determination, direction or requirement (including, without limitation, any of the foregoing that relate to energy regulations and occupational, safety and health standards or controls and any hazardous materials laws) of any Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

      "Reserve Account" is defined in Section 2.8, it being understood that such account is assigned to the Administrative Agent pursuant to the Reserve Account Control Agreement and the Administrative Agent has the authority to direct the transfer of funds from the Reserve Account.

      "Reserve Account Bank" means the institution then holding the Reserve Account pursuant to Section 2.8.

      "Reserve Account Control Agreement", dated of even date herewith, between the Borrower, the Servicer, the Administrative Agent and the Reserve Account Bank, substantially in the form attached hereto as Exhibit L, as may be amended, modified, supplemented or replaced.

      "S&P" means Standard & Poor's Rating Services, a Division of The McGraw-Hill Companies, Inc., and any successor thereto.

      "Security Agreement" is defined in the Collateral Agency Agreement.

      "Security Instruments" means (a) the Collateral Agency Agreement, (b) the Security Agreement, (c) the Collection Account Control Agreement, (d) the Reserve Account Control Agreement, and (e) such other executed documents as are or may be necessary to grant to the Administrative Agent a perfected first, prior and continuing security interest in and to the Collateral and any and all other agreements or instruments now or hereafter executed and delivered by or on behalf of the Borrower in connection with, or as security for the payment or performance of, all or any of the Obligations, as amended, modified or supplemented.

      "Servicer" means at any time the Person then authorized pursuant to
Section 11.1 to administer and collect Mortgage Loans on behalf of the Lenders. The initial Servicer shall be American Home Mortgage Corp.

      "Servicer Default" means (a) any Event of Default, to the extent relating to the Servicer, arising under Sections 8.1(a), (b), (c), (d), (e), (f), (g),
(h), (i), (j), (k), (l), (m), (n), (o), (u), (v), (w), (x) or (cc) in each case, without giving effect to any provisions in such sections that make such sections applicable only so long as the Servicer is one of the Originators, (b) if the Servicer is one of the Originators, the Performance Guarantor shall cease to own directly 100% of all of the stock of the Servicer, or (c) if the Servicer is one of the Originators, the Servicer's Tangible Net Worth, combined with the Tangible Net Worth of Columbia National, Incorporated shall be less than $85,000,000.

      "Servicer Fee" is defined in Section 2.4(b).

      "Servicer Monthly Report" is defined in Section 3.7.

      "Servicer Performance Guaranty" means the Servicer Performance Guaranty, in the form attached hereto as Exhibit G-1, made by the Performance Guarantor in favor of the Administrative Agent for the benefit of the Lenders.

      "Settlement Date" means the 10th day of each calendar month, commencing September 10, 2003 or, if such day is not a Business Day, the next succeeding Business Day, provided, however, that on and after the Termination Date, the Administrative Agent may, by notice to the Borrower and the Servicer, select other days to be Settlement Dates (including days occurring more frequently than once per month).

      "Shipping Request" means the shipping request presented by the Borrower or the Servicer to the Collateral Agent substantially on the form attached as Exhibit D-5A (as amended, modified or supplemented from time to time as agreed to by the Administrative Agent, the Borrower and the Collateral Agent).

      "Shortfall Amount" means, with respect to the last day of any Interest Period or any Settlement Date, the excess, if any, of (a) all amounts due pursuant to (i) Section 2.7(c)(iii)(B) or Section 2.7(c)(iv)(C) on the last day of such Interest Period occurring prior to, on or after the Termination Date, as applicable, (ii) Section 2.7(c)(iii)(A), (C), (D), or (F) on any such Settlement Date occurring prior to the Termination Date or (iii) Section 2.7(c)(iv)(A),
(B), (E), (C), or (G) on any such Settlement Date occurring on or after the Termination Date, over (b) the sum of the collections then held by the Servicer for the Lenders and the Administrative Agent pursuant to Section 2.7(c)(ii) plus collected funds then on deposit in the Collection Account.

      "Special Indemnified Amounts" is defined in Section 11.5.

      "Special Indemnified Party" is defined in Section 11.5.

      "Subordination Agreement" means the agreement, substantially in the form attached as Exhibit B hereto, executed by the Performance Guarantor and certain of its Affiliates, if applicable, in favor of the Borrower and the Administrative Agent for the benefit of the holders of the Obligations.

      "Subsidiary" means, with respect to any Person, any corporation or other entity of which securities having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person, or one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries.

      "Super Jumbo Loan" means a Jumbo Loan having an original principal balance equal to or in excess of $650,000 but not more than $1,000,000.

      "Take-Out Commitment" means (A) with respect to Mortgage Loans that are included in the Eligible Mortgage Collateral, a current, valid, binding, enforceable, written commitment, issued by an Approved Investor, to purchase one or more Mortgage Loans from one of the Originators prior to the date that is 90 days from the date that such Mortgage Loan first becomes Eligible Mortgage Collateral and at a specified price and in amounts, form and substance satisfactory to the Administrative Agent, which commitment is not subject to any term or condition (i) that is not customary in commitments of like nature or
(ii) that, in the reasonably anticipated course of events, cannot be fully complied with prior to the expiration thereof, which commitment has been assigned to the Borrower (partial assignments being permitted so long as the amount assigned (together with all other Take-Out Commitments) fully covers the amount of the Eligible Mortgage Collateral) and in which a perfected and first-priority security interest has been granted by the Borrower to the Administrative Agent; provided, that promptly upon receipt of the actual written confirmation (each, a "Trade Confirmation") of such trade duly executed by one of the Originators and the trade counterparty (such Trade Confirmation being held in trust for the Collateral Agent pursuant to Section 3.2(c), such Originator must provide such Trade Confirmation upon such receipt to the Administrative Agent, immediately upon its request, and the Administrative Agent, on behalf of the Lenders shall have the right, without notice, to review such Trade Confirmation at the office of, and with the officers of, such Originator, or (B) with respect to the Non-Conforming Loans included in the Eligible Mortgage Collateral, a current, valid, binding, enforceable, written commitment, issued by an Approved Investor, to purchase loans with characteristics of Jumbo Loans from one of the Originators from time to time at a specified price (or a specified spread to an agreed-upon index) and in amounts, and upon terms, satisfactory to the Administrative Agent, which commitment is not subject to any term or condition (i) that is not customary in commitments of like nature or
(ii) that, in the reasonably anticipated course of events, cannot be fully complied with prior to the expiration thereof, the rights but not the obligations under which commitment have been assigned to the Borrower (partial assignments being permitted so long as the aggregate amount assigned fully covers the amount of the Eligible Mortgage Collateral) and in which a perfected and first-priority security interest has been granted by the Borrower to the Administrative Agent.

      "Take-Out Commitment Documents" means (1) with respect to any Mortgage Loan, with respect to which there is no loan-specific Take-Out Commitment, an executed original assignment of trade as described in the definition of "Take-Out Commitment"; and (2) with respect to any Mortgage Loan, with respect to which there is a loan-specific Take-Out Commitment, copies of all Take-Out Commitments.

      "Take-Out Commitment Master Agreement" means with respect to which there is a loan-specific Take-Out Commitment, the master flow sale agreement, investor bulk sales agreement, or similar agreement setting forth the basic terms of sales to the related Approved Investor.

      "Tangible Net Worth" means the excess of a Person's (and, if applicable, that Person's subsidiaries, on a consolidated basis) total assets over total liabilities as of the date of determination, each determined in accordance with GAAP applied in a manner consistent with such Person's most recent audited financial statements plus that portion of Subordinated Debt (as defined below) not due within one year of the date of such audited financial statements. For purposes of calculating any Person's Tangible Net Worth, advances or loans to shareholders, directors, officers, employees or Affiliates, investments in Affiliates, assets pledged to secure any liabilities not including in the Debt of that Person, intangible assets, those other assets that would be deemed by HUD to be non-acceptable in calculating adjusted net worth in accordance with its requirements in effect as of that date, as those requirements appear "Consolidated Audit Guide for Audits of HUD Programs", and other assets the Administrative Agent deems unacceptable in its sole discretion shall be excluded from that Person's total assets. For purposes of this definition, "Subordinated Debt" means all indebtedness of a Person for borrowed money that is effectively subordinated in right of payment to all other present and future obligations on terms acceptable to the Majority Banks.

      "Termination Date" means the earliest to occur of (a) August 6, 2004, unless such date shall be extended pursuant to Section 2.1(b) then the date specified in such Extension Request, (b) the date on which the Maximum Facility Amount is terminated by the Borrower pursuant to Section 2.1(d), and (c) the date, on or after the occurrence of an Event of Default, determined pursuant to
Section 8.2.

      "Transaction Document" means any of this Agreement, the Notes, the Security Instruments, the Collateral Agency Agreement, the Repurchase Agreement, the Administrative Agent Fee Letter, the Subordination Agreement, the Servicer Performance Guaranty, the

Originator Performance Guaranty and any and all other agreements or instruments now or hereafter executed and delivered by or on behalf of the Borrower in connection with, or as security for the payment or performance of any or all of the Obligations, as any of such documents may be renewed, amended, restated or supplemented from time to time.

      "Transfer Request" is defined in Section 3.3(a).

      "UCC" means the Uniform Commercial Code as adopted in the applicable state, as the same may hereafter be amended.

      "Uncovered Mortgage Loan" means a Mortgage Loan that would be an Eligible Mortgage Loan but for the expiration, forfeiture, termination, or cancellation of, or default under, the relevant Take-Out Commitment.

      "VA" means the Department of Veterans Affairs, or any successor thereto.

      "VA Loan" means a Mortgage Loan, the payment of which is partially or completely guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38 of the United States Code or with respect to which there is a current binding and enforceable commitment for such a guaranty issued by the VA.

      "Wet Borrowing" is defined in Section 2.3(c).

      "Wet Loans" is defined in Section 2.3(c).

      1.2.  Other Definitional Provisions.

            (a) Unless otherwise specified therein, all terms defined in this Agreement have the above-defined meanings when used in the Notes or any other Transaction Document, certificate, report or other document made or delivered pursuant hereto.

            (b) The words "hereof," "herein," "hereunder" and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, subsection, schedule and exhibit references herein are references to articles, sections, subsections, schedules and exhibits to this Agreement unless otherwise specified.

            (c) As used herein, in the Notes or in any other Transaction Document, certificate, report or other document made or delivered pursuant hereto, accounting terms relating to any Person and not specifically defined in this Agreement or therein shall have the respective meanings given to them under GAAP.

            (d) All accounting and financial terms used -- and compliance with each financial covenant -- in the Transaction Documents shall be determined under GAAP; however, unless the Administrative Agent has agreed (in writing) to the contrary, the determinations concerning the financial covenants found in Sections 7.1 and 7.10 and the Tangible Net Worth of the Servicer (so long as the Servicer is one of the Originators), including determinations of Deferred Income under SFAS 91 and SFAS 122, shall be made under GAAP, and SFAS 91 and

SFAS 122, as in effect on the date of this Agreement. All accounting principles shall be applied on a consistent basis so that the accounting principles in a current period are comparable in all material respects to those applied during the preceding comparable period.


                                   ARTICLE II

                         AMOUNT AND TERMS OF COMMITMENT

            2.1.  Maximum Facility Amount.

            (a) Subject to the terms of this Agreement and so long as (i) the total Principal Debt never exceeds the Maximum Facility Amount, (ii) the Principal Debt never exceeds the total Collateral Value of all Eligible Mortgage Collateral, (iii) no Borrowing ever exceeds the Availability, and (iv) Borrowings are only made on Business Days before the Termination Date, the Issuer may, in its sole discretion, and if an Issuer does not make such Advance, the Banks shall, ratably in accordance with their Bank Commitments, make Advances to the Borrower from time to time in such amounts as may be requested by the Borrower pursuant to Section 2.3, so long as each Borrowing is the least of (x) the Availability, (y) the Available Collateral Value, and (z) $5,000,000 or integral multiples of $10,000 in excess thereof. Within the limits of the Maximum Facility Amount, the Borrower may borrow, prepay (whether pursuant to Section 2.5 or Section 3.3(a) of this Agreement or otherwise), and reborrow under this Section 2.1.

            (b) The Borrower may, from time to time by written request to the Lenders and the Administrative Agent (each such notice being an "Extension Request") given not later than 60 days and not sooner than 90 days prior to each Annual Extension Date, request an extension of the then applicable Annual Extension Date. If the Lenders and the Administrative Agent consent, in their sole discretion, to such Extension Request, then (x) the Termination Date shall not occur as of the then applicable Annual Extension Date, and (y) the Annual Extension Date shall be extended as described in the definition of "Annual Extension Date." Any such extension may be accompanied by such additional fees as the parties shall mutually agree. Notwithstanding anything else to the contrary herein, the Termination Date shall occur automatically without further action on the part of the Lenders or the Administrative Agent, on each Annual Extension Date unless an Extension Request has been granted pursuant to this paragraph.

            (c) The Borrower may, upon at least thirty (30) days prior irrevocable notice to the Administrative Agent, but no more than once every three months, reduce the Maximum Facility Amount; provided, however, that each partial reduction shall be in the aggregate amount of $10,000,000 and in integral multiples of $1,000,000 in excess thereof; provided further, however that no such reduction shall reduce the Maximum Facility Amount below the greater of (i) the total Principal Debt or (ii) $50,000,000.

            (d) The Borrower may, upon at least thirty (30) days prior irrevocable notice to the Administrative Agent, terminate the Maximum Facility Amount in its entirety upon payment in full of all Obligations.

      2.2.  Promissory Notes.

      The Advances made by each of the Lenders pursuant to this Article II shall be evidenced by separate Notes each substantially in the form set forth in Exhibit E hereto, each in the maximum principal amount of its Bank Commitment. The Administrative Agent on behalf of the Lenders shall record in its records the date and amount of each Advance to the Borrower and each repayment thereof. The information so recorded shall be rebuttable presumptive evidence of the accuracy thereof. The failure to so record, in the absence of manifest error, any such information or any error in so recording any such information shall not, however, limit or otherwise affect the obligations of the Borrower hereunder or under the Notes to pay the principal of all Advances, together with interest accruing thereon.

      2.3.  Notice and Manner of Obtaining Borrowings.

            (a) Borrowings.

                  (i) The Borrower shall give the Administrative Agent and the Collateral Agent notice of each request for a Borrowing, pursuant to a Borrowing Report, and in accordance with the provisions of Section 4.2 hereof. On the Borrowing Date specified in the Borrowing Report and subject to all other terms and conditions of this Agreement, the Issuer may, in its discretion, make available to the Administrative Agent at the office of the Administrative Agent set forth in Section 12.1, in immediately available funds, the Borrowing.

                  (ii) In the event that the Issuer shall elect not to fund a Borrowing requested by the Borrower, each Bank agrees that it shall, on the Borrowing Date specified in the Borrowing Report and subject to all other terms and conditions of this Agreement, make available to the Administrative Agent at the office of the Administrative Agent set forth in Section 12.1, in immediately available funds, an amount equal to the product of (x) such Bank's Bank Commitment Percentage, multiplied by (y) the portion of such Borrowing that the Issuer has elected not to fund.

                  (iii) After the Administrative Agent's receipt of funds pursuant to the preceding paragraph (i) or (ii) and upon fulfillment of the applicable conditions set forth in Article IV, the Administrative Agent will make such funds available to the Borrower a like amount of immediately available funds. So long as the Borrower is otherwise entitled to make a specific Borrowing, Borrowing Reports that are received by the Administrative Agent and the Collateral Agent by 10:30 a.m. (eastern time) on a Business Day will be funded on the next Business Day following receipt of the Borrowing Report.

                  (iv) Notwithstanding the foregoing, a Bank shall not be obligated to make Advances under this Section 2.3 at any time to the extent that the principal amount of all Advances made by such Bank would exceed such Bank's Bank Commitment less the outstanding and unpaid principal amount of any loans or purchases made by such Bank under a Liquidity Agreement. Each Bank's obligation shall be several, such that the failure of any Bank to make available to the Borrower any funds in connection with any Borrowing shall not relieve any other Bank of its obligation, if any, hereunder to make funds available on the date of such

Borrowing, but no Bank shall be responsible for the failure of any other Bank to make funds available in connection with any Borrowing.

            (b) Type of Loan.

                  (i) Each Advance by the Issuer shall initially be funded by the issuance of commercial paper by the Issuer.

                  (ii) Each Advance by a Bank shall be either a Base Rate Advance or a Eurodollar Advance, as determined pursuant to Section 2.15(b).

            (c) Wet Borrowings. The Borrower may from time to time request that certain Borrowings be funded prior to the delivery to the Collateral Agent of the corresponding Principal Mortgage Documents (individually, a "Wet Borrowing"; collectively, "Wet Borrowings"). Advances in respect of Wet Borrowings shall be made in accordance with Section 2.3(a), subject to the terms and conditions of this Agreement, including, without limitation, the following additional terms and conditions:

                  (i) Pursuant to an Assignment, the Borrower shall grant to the Administrative Agent for the benefit of the holders of the Obligations, from the Borrowing Date of each Wet Borrowing, a perfected, first-priority security interest in the Mortgage Loans identified in Schedule III to said Assignment (such Mortgage Loans being sometimes called "Wet Loans";

                  (ii) The Assignment in connection with the Borrowing Report delivered by the Borrower to the Administrative Agent and the Collateral Agent, pursuant to which the Borrower requests a Wet Borrowing, shall describe the Mortgage Note or Mortgage Notes to be delivered to the Collateral Agent in connection therewith by the loan number assigned by one of the Originators, original principal amount, the amount funded (minus discount points paid to such Originator) by one of the Originators, Obligor's name and interest rate;

                  (iii) Within nine (9) Business Days after the date that each Assignment is delivered (and inclusion of the related Wet Loan within the computation of Collateral Value as reported on the Collateral Agent Daily Report), to Collateral Agent, the Borrower shall deliver to the Collateral Agent the Principal Mortgage Documents pertaining to any Wet Loan identified on
Schedule III of such Assignment;

                  (iv) At any time, (A) except the first five and last five Business Days of any month, the portion of total Collateral Value that may be attributable to Wet Loans with respect to which the related Principal Mortgage Documents have not been delivered to the Collateral Agent within nine (9) Business Days after the date the Assignment was delivered to the Collateral Agent shall not exceed thirty percent (30%) of the Maximum Facility Amount and
(B) during the first five and last five Business Days of any month, the portion of total Collateral Value that may be attributable to Wet Loans with respect to which the related Principal Mortgage Documents have not been delivered to the Collateral Agent within nine (9) Business Days after the date the Assignment was delivered to the Collateral Agent shall not exceed fifty percent (50%) of the Maximum Facility Amount;

                  (v) The Borrower shall not request any Wet Borrowing, and no Wet Borrowing shall be made, in respect of any Mortgage Loan that is closed with an escrow agent other than the relevant title insurance company, unless at the time of such request, the Borrower is entitled to the benefit of Closing Protection Rights with provisions substantially similar to one of the prescribed sets of rights set forth in Exhibit L to this Agreement or as otherwise required by the Administrative Agent (it being understood that pursuant to the Security Agreement, the Administrative Agent has a security interest in all Closing Protection Rights).

Each request by the Borrower for a Wet Borrowing shall be automatically deemed to constitute a representation and warranty by the Borrower to the effect that immediately before and after giving effect to such Borrowing, the terms and conditions specified in the foregoing clauses (i) through (v) and specified in
Section 4.2 are and shall be satisfied in full as of the related Borrowing Date.

            (d) Failure to Deliver Principal Mortgage Documents. The failure to deliver Principal Mortgage Documents by the ninth Business Day, as required by subparagraph (iii) of Section 2.3(c) and elsewhere in this Agreement, shall not be treated as a Default or an Event of Default so long as the Administrative Agent is satisfied that each such failure, when considered in the light of past and other contemporaneous failures, does not have a Material Adverse Effect; however, (i) if any such Principal Mortgage Documents related to such Wet Loans are not so delivered on a timely basis, the Borrower shall make a mandatory prepayment so that after giving effect thereto, the Collateral Value of Eligible Mortgage Collateral (excluding such Wet Loans) shall equal or exceed the Principal Debt, and (ii) the Wet Loan shall not be an Eligible Mortgage Loan and shall have a Collateral Value of zero until such Principal Mortgage Documents shall have been delivered to the Collateral Agent in connection with a subsequent Borrowing.

      The Borrower diligently shall pursue delivery to the Collateral Agent of all Principal Mortgage Documents pertaining to any Wet Borrowings.

      2.4. Fees.

            (a) The Borrower shall pay to the Administrative Agent the fees set forth in a letter agreement dated the date hereof (the "Administrative Agent Fee Letter"), between the Administrative Agent and the Borrower, such fees to be payable at such times and in such amounts as shall be specified thereunder.

            (b) The Borrower shall pay to the Servicer a fee (the "Servicer Fee") of 0.5% per annum on the aggregate outstanding principal balance of the Eligible Mortgage Loans from the date hereof until the Principal Debt is indefeasibly paid in full, payable monthly in arrears on each Settlement Date. The Servicer Fee shall be payable only from Collections pursuant to, and subject to the priority of payments set forth in, Section 2.7(c).

      2.5. Prepayments.

            (a) Optional Prepayments. The Borrower may, at any time and from time to time with five (5) Business Days' notice to the Administrative Agent, prepay the Advances in whole or in part, in the aggregate amount of $1,000,000 or integral multiples of $100,000 in excess thereof, without premium or penalty other than Consequential Loss, if any. Notwithstanding the foregoing, any prepayment made hereunder shall be accompanied by accrued interest on the principal amount being prepaid. After giving notice that a prepayment will be made, the Borrower shall be liable to each Affected Party for any Consequential Loss resulting from such prepayment (including prepayments of Advances bearing interest at the Commercial Paper Rate or Eurodollar Rate on a day other than the last day of the related Interest Period) or the failure to make a prepayment designated in any such notice.

            (b) Mandatory Prepayments. The Borrower shall immediately on demand by the Administrative Agent make a mandatory prepayment if at any time, and to the extent that, (i) the Principal Debt exceeds the Maximum Facility Amount or
(ii) the Principal Debt exceeds the total Collateral Value of all Eligible Mortgage Collateral. The Borrower shall be liable for any Consequential Loss resulting from any such prepayment.

      2.6. Business Days.

      If the date for any payment under this Agreement falls on a day that is not a Business Day, then for all purposes of the Notes and this Agreement the same shall be deemed to have fallen on either (a) the next following Business Day, and such extension of time shall in such case be included in the computation of payments of interest and fees or (b) if the next following Business Day is in another calendar month and payment is being made with respect to a Eurodollar Advance, then on the immediately previous Business Day.

      2.7. Payment Procedures.

            (a) In General. Subject to the provisions of this Section 2.7, all payments on the Principal Debt and interest and fees under the Notes and this Agreement shall be made by the Borrower (or the Collateral Agent or the Servicer on behalf of the Borrower) to the Administrative Agent for the account of the Lenders represented by the Administrative Agent. All such payments shall be made before 11:00 a.m. (eastern time) on the respective due dates in federal or other funds immediately available by that time of day and at the Agent's Account. Funds received after 11:00 a.m. (eastern time) shall be treated for all purposes as having been received by the Administrative Agent on the Business Day next following the date of receipt of such funds from the Borrower. All payments made by the Borrower under this Agreement and the Notes shall be without set off, deduction or counterclaim and the Borrower agrees to pay on demand any present or future stamp or documentary taxes or any other taxes, levies, imposts, duties, charges or fees which arise from payment made hereunder or under the Notes or from the execution or delivery or otherwise with respect to this Agreement or the Notes.

            (b) The Borrower shall establish and maintain an account (the "Collection Account") with the Collection Account Bank. The Collection Account shall be a fully segregated trust account, unless the Collection Account Bank shall be an Eligible Institution having short-term debt ratings from S&P, Moody's and Fitch no lower than A-1/P-1/F1 respectively, in which case the account need not be a trust account. The Collection Account shall be under the control of the Administrative Agent pursuant to the Collection Account Control Agreement, and the Borrower shall have no right to withdraw any amount from the

Collection Account until the Obligations are indefeasibly paid in full. The Servicer shall have no right to access the Collection Account except as otherwise contemplated in Section 2.7(c).

            (c) Collections.

                  (i) The Servicer shall administer Collections in accordance with the provisions of this Section 2.7. Approved Investors shall be instructed to pay proceeds from the sale of Mortgage Loans into the Collection Account, and such amounts may be released only in accordance with the procedures set forth in
Section 3.3 hereof.

                  (ii) The Servicer shall hold, on behalf of the Lenders and the Administrative Agent, from Collections received by it with respect to any Mortgage Asset, amounts necessary to make payments on the following Settlement Date (or end of the related Interest Period) pursuant to Section 2.7(c)(iii) or
(iv), as applicable. Such amounts shall be deposited into the Collection Account no later than such Settlement Date or at the end of such Interest Period, or, on or after the Termination Date or upon the occurrence and during the continuation of an Event of Default, within one Business Day after receipt before 11:00 a.m. (eastern time) by the Servicer.

                  (iii) Prior to the Termination Date, the Servicer shall withdraw funds from the Collection Account (to the extent of collected funds therein) and shall make payments from the Collection Account at the following times and in the following order of priority:

                        (A) To the extent not previously paid, on each
            Settlement Date, the Servicer shall deposit an amount equal to the costs, fees and expenses then due and payable to the Collateral Agent to an account designated by the Collateral Agent.

                        (B) On the last day of each Interest Period for any
            Advance made by La Fayette that bears interest at the Commercial Paper Rate and on the last day of each Interest Period for any Eurodollar Advance made by any Lender, the Servicer shall deposit an amount equal to accrued interest on such Advance to the Agent's Account. On each Settlement Date, the Servicer shall deposit an amount equal to accrued interest on each Advance that bears interest at the Alternate Base Rate to the Agent's Account.

                        (C) To the extent not previously paid, on each
            Settlement Date, the Servicer shall deposit an amount equal to the fees, costs and expenses then due and payable to the Administrative Agent under the Administrative Agent Fee Letter to the Agent's Account.

                        (D) On each Settlement Date on which the Required
            Reserve Account Amount exceeds the amount then on deposit in the Reserve Account, the Servicer shall deposit an amount equal to such excess to the Reserve Account.

                        (E) To the extent not previously paid, on each
            Settlement Date, the Servicer shall deposit any amounts, other than those listed in clauses (A), (B) and (C) above and other than principal on the Advances, that are then due and payable and of which the Servicer has received prior written notice, including without limitation additional costs under Section 2.16, any additional interest under Section 2.17, Consequential Losses under Section 2.18, indemnities under Section 10.1 and costs, expenses and taxes under
      Section 12.19, to the Agent's Account.

                  (F) If requested by the Borrower, the Servicer (1) shall remit the amount of any principal prepayment to be made hereunder to the Agent's Account, and (2) to the extent not required to make payments pursuant to clauses (A) through (E) on any Settlement Date or at the end of any Interest Period occurring within 30 days after the Borrower's request, to an account designated by the Borrower to pay for the purchase of Mortgage Assets by the Borrower.

                  (G) On each Settlement Date, the Servicer shall retain for its own account an amount equal to accrued Servicer Fee then due and payable.

                  (iv) On the Termination Date and thereafter, the Administrative Agent shall make payments from the Collection Account (to the extent of collected funds therein) at the following times and in the following order of priority:

                        (A) On each Settlement Date, if the Servicer is not one
            of the Originators or an Affiliate of one of the Originators, an amount equal to accrued Servicer Fee then due and payable shall be paid to the Servicer.

                        (B) On the last day of each Interest Period for any
            Advance made by La Fayette that bears interest at the Commercial Paper Rate and on the last day of each Interest Period for any Eurodollar Advance made by any Lender, an amount equal to accrued interest on each such Advance shall be paid to the Agent's Account. On each Settlement Date, an amount equal to accrued interest on Advances that bear interest at the Alternate Base Rate shall be paid to the Agent's Account.

                        (C) To the extent not previously paid, on each
            Settlement Date, an amount equal to the fees, costs and expenses then due and payable to the Administrative Agent under the Administrative Agent Fee Letter shall be paid to the Agent's Account.

                        (D) To the extent not previously paid, on each
            Settlement Date, an amount equal to the costs, fees and expenses then due and payable to the Collateral Agent shall be paid to an account designated by the Collateral Agent.

                        (E) On each Settlement Date, an amount equal to the
            unpaid principal balance of all Advances made by Lenders, or such lesser amount as is available from Collections, shall be paid to the Agent's Account.

                        (F) To the extent not previously paid, on each
            Settlement Date, any amounts of the type described in Section 2.7(c)(iii)(E) are then due and payable and any other unpaid Obligations shall be paid to the Agent's Account.

                        (G) On the Settlement Date on which all Obligations are
            paid in full, if the Servicer is one of the Originators or an Affiliate of one of the Originators, an amount equal to accrued Servicer Fee then due and payable shall be paid to the Servicer.

                  (v) Upon receipt of funds deposited into the Agent's Account, the Administrative Agent shall distribute such funds to the Lenders or to itself for application to the Obligations in accordance with the order of priority set forth in Section 2.7(c)(iii) or (iv), as applicable.

                  (vi) On the Termination Date and thereafter, Issuer shall use commercially reasonable efforts to coordinate Interest Periods for advances so that Consequential Losses and other expenses charged to Borrower are mitigated.

            (d) Interest Payments. Interest on each Advance made by La Fayette that bears interest at the Commercial Paper Rate and interest on each Eurodollar Advance shall be due and payable on the last day of the Interest Period applicable to such Advance. Interest on each Advance that bears interest at a rate based on the Alternate Base Rate shall be due and payable in arrears on each Settlement Date, on the Termination Date, and, thereafter, on demand.

            (e) Payments from Collection Account. To effect payments (including prepayments) hereunder, the Borrower may use the collected funds (if any) then held on deposit in the Collection Account.

      2.8. The Reserve Account.

            (a) Establishment. An account (the "Reserve Account") shall be established with the Reserve Account Bank. The Borrower, the Servicer, the Administrative Agent and the Reserve Account Bank have entered into the Reserve Account Control Agreement. The Reserve Account is and shall be under the control of the Administrative Agent, and the Borrower has and shall have no right to withdraw any amount from the Reserve Account until the Obligations are indefeasibly paid in full.

            (b) Taxation. The taxpayer identification number associated with the Reserve Account shall be that of the Borrower, and the Borrower will report for federal, state and local income tax purposes the income, if any, earned on funds in the Reserve Account.

            (c) New Reserve Account. The Reserve Account Bank shall be an Eligible Institution. In the event the Reserve Account Bank ceases to be an Eligible Institution, the Borrower shall, within ten days after learning thereof, establish a new Reserve Account (and transfer any balance and investments then in the Reserve Account to such new Reserve Account) at another Eligible Institution, which new Reserve Account shall be subject to a replacement Reserve Account Control Agreement.

            (d) Statements for Reserve Account. On a monthly basis, the Servicer shall cause the Reserve Account Bank to provide the Servicer, the Borrower and the Administrative Agent with a written statement with respect to the preceding calendar month regarding the Reserve Account in a form customary for statements provided by the Reserve Account Bank for other accounts held by it, which statement shall include, at a minimum, the amount on deposit in the Reserve Account, and the dates and amounts of all deposits, withdrawals and investment earnings with respect to the Reserve Account.

            (e) Payments from Reserve Account.

                  (i) On the Business Day preceding the last day of each Interest Period and each Settlement Date, the Servicer will determine whether any Shortfall Amount will arise with respect to such Interest Period or Settlement Date and will give the Administrative Agent notice of the amount thereof by noon New York City time. By 2:00 p.m. New York City time on the Business Day prior to the last day of each Interest Period and each Settlement Date on which the amount of the Shortfall Amount is greater than zero, the Servicer shall notify the Reserve Account Bank requesting payment thereof. To the extent funds are available in the Reserve Account, the Servicer shall cause the Reserve Account Bank to pay the amount requested to the Agent's Accounts, as specified by the Administrative Agent, by 11:00 a.m. New York City time on the last day of such Interest Period or on such Settlement Date.

                  (ii) On each Settlement Date prior to the Termination Date on which the funds on deposit in the Reserve Account exceed the Required Reserve Account Amount (after giving effect to any payments pursuant to Section 2.8(e)(i)), the Servicer may withdraw and pay to the Borrower such excess from the Reserve Account.

            (f) Payments to Reserve Account. On the date hereof, the Borrower shall remit to the Reserve Account immediately available funds so that the amount on deposit in the Reserve Account equals the Required Reserve Account Amount. Additional payments shall be deposited to the Reserve Account from time to time pursuant to Section 2.7(c)(iii)(D).

            (g) Pledge. To secure the payment and performance of the Obligations, the Borrower hereby pledges and assigns to the Administrative Agent for the benefit of the Lenders, and hereby grants to the Administrative Agent for the benefit of the Lenders, a security interest in, all of the Borrower's right, title and interest in and to the Reserve Account, including, without limitation, all funds on deposit therein, all investments arising out of such funds, all interest and any other income arising therefrom, all claims thereunder or in connection therewith, and all cash, instruments, securities, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of such account, such funds or such investments, and all money at any time in the possession or under the control of, or in transit to such account, or any bailee, nominee, agent or custodian of the Reserve Account Bank, and all proceeds and products of any of the foregoing. Except as provided in the preceding sentence, the Borrower may not assign, transfer or otherwise convey its rights under this Agreement to receive any amounts from the Reserve Account.

            (h) Termination of Reserve Account. On the date following the Termination Date on which all Obligations have been indefeasibly paid in full, all funds then on deposit in the Reserve Account shall be paid to the Borrower and the Reserve Account shall be closed.

      2.9.  Interest Allocations.

      The Administrative Agent shall, from time to time and in its sole discretion, determine whether an Advance shall be part of the "CP Allocation" or the "ABR Allocation"; provided, however, that each Advance made by a Bank hereunder shall be allocated to the ABR Allocation. The Administrative Agent shall provide the Borrower with reasonably prompt notice of the allocations made by it pursuant to this Section 2.9. Following designation by the Administrative Agent of any Advance, or any portion thereof, as being a CP Allocation, the Borrower may, at all times that such designation remains in effect, consult with the Administrative Agent as to the number and length of Interest Periods relating to such CP Allocation. In addition, in any Borrowing Report, the Borrower may request that an Advance be part of the CP Allocation and may request the length of any related Interest Period. In selecting the Interest Periods for a CP Allocation, the Administrative Agent shall use reasonable efforts, taking into account market conditions, to accommodate the Borrower's preferences; provided, however, that the Administrative Agent shall have the ultimate authority to make all such selections.

      2.10. Interest Rates.

      Except where specifically otherwise provided, Borrowings in respect of any CP Allocation shall bear interest with respect to each Interest Period comprising such CP Allocation at a rate per annum equal to the Commercial Paper Rate applicable to such Interest Period, and Borrowings in respect of any ABR Allocation shall bear interest at either the Eurodollar Rate plus the Bank Spread, or the Alternate Base Rate; provided, however, that in no event shall the rate of interest with respect to any Borrowings or portion thereof exceed the Maximum Rate. Each change in the Alternate Base Rate and Maximum Rate, subject to the terms of this Agreement, will become effective, without notice to the Borrower or any other Person, upon the effective date of such change.

      2.11. Quotation of Rates.

      It is hereby acknowledged that an officer or other individual appropriately designated by an officer previously identified to the Administrative Agent in a certificate of incumbency or other appropriately designated officer of the Borrower may call the Administrative Agent from time to time in order to receive an indication of the rates then in effect, but such indicated rates shall neither be binding upon the Administrative Agent nor the Lenders nor affect the rate of interest which thereafter is actually in effect.

      2.12. Default Rate.

      So long as any Event of Default exists, all Obligations shall bear interest at the Default Rate until paid, regardless of whether such payment is made before or after entry of a judgment.

      2.13. Interest Recapture.

      If the designated rate applicable to any Borrowing exceeds the Maximum Rate, the rate of interest on such Borrowing shall be limited to the Maximum Rate, but any subsequent reductions in such designated rate shall not reduce the rate of interest thereon below the

Maximum Rate until the total amount of interest accrued thereon equals the amount of interest that would have accrued thereon if such designated rate had at all times been in effect. If at maturity (stated or by acceleration), or at final payment of the Notes, the total amount of interest paid or accrued is less than the amount of interest that would have accrued if such designated rates had at all times been in effect, then, at such time and to the extent permitted by applicable Governmental Requirements, the Borrower shall pay an amount equal to the difference between (a) the lesser of the amount of interest that would have accrued if such designated rates had at all times been in effect and the amount of interest that would have accrued if the Maximum Rate had at all times been in effect, and (b) the amount of interest actually paid or accrued on the Notes.

      2.14. Interest Calculations.

      All computations of interest and any other fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) elapsed; provided, however, that any calculations of interest based on the rate set forth in clause (a) of the definition of Alternate Base Rate shall be made on the basis of a year of 365/366 days for the actual number of days (including the first day but excluding the last day) elapsed. All such determinations and calculations by the Administrative Agent shall be conclusive and binding absent manifest error.

      2.15. Interest Period.

            (a) "Interest Period" means with respect to any Advance included in the CP Allocation, each period (i) commencing on, and including, the date that such Advance was initially designated by the Administrative Agent as comprising a part of the CP Allocation hereunder, or the last day of the immediately preceding Interest Period for such Advance (whichever is latest); and (ii) ending on, but excluding, the date that falls such number of days (not to exceed 30 days) thereafter as the Administrative Agent shall select; provided, however, that no more than ten Interest Periods shall be in effect at any one time with respect to Advances included in the CP Allocation.

            (b) "Interest Period" means with respect to any Advance included in the ABR Allocation, a period of one month (provided that if such Interest Period begins on a date for which there is no corresponding date in the month in which such Interest Period is scheduled to end, the last day of such Interest Period shall be the last Business Day of the month in which such Interest Period is scheduled to end), which Advance shall be a Eurodollar Advance, unless:

                  (i) on or prior to the first day of such Interest Period the Lender with respect to such Advance shall have notified the Administrative Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender to fund such Advance at the Eurodollar Rate (and such Lender shall not have subsequently notified the Administrative Agent that such circumstances no longer exist), or

                  (ii) the Borrower shall have requested a Base Rate Advance or an Interest Period shorter than one month, or

                  (iii) the Administrative Agent does not receive notice, by 12:00 noon (New York City time) on the third Business Day preceding the first day of such Interest Period, that the related Advance will not be funded by issuance of commercial paper, or

                  (iv) the principal amount of such Advance is less than $500,000, or

                  (v) an Event of Default shall have occurred and be continuing, or

                  (vi) the Eurodollar Rate determined pursuant hereto does not accurately reflect the cost of funds to the Issuer or the Banks (as conclusively determined by the Agent) during such Interest Period, or

                  (vii) adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for the relevant Interest Period,

in which case (if any of the foregoing events occurs) such Advance shall be a Base Rate Advance.

            (c) Notwithstanding any provision in this Agreement to the contrary,
(x) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day (provided, however, if interest in respect of such Interest Period is computed by reference to the Eurodollar Rate, and such Interest Period would otherwise end on a day that is not a Business Day, and there is no subsequent Business Day in the same calendar month as such day, such Interest Period shall end on the immediately preceding Business Day); (y) any Interest Period that commences before the Termination Date and would otherwise end after the Termination Date shall end on the Termination Date; and (z) the duration of each Interest Period that commences on or after the Termination Date shall be of such duration as shall be selected by the Administrative Agent and communicated by notice to the Borrower.

      2.16. Additional Costs.

            (a) If any Affected Party determines in its reasonable discretion that compliance with any law or regulation or any guideline or request, or any change in such law, regulation, guideline or request, or any change in the interpretation, administration or application thereof, from any central bank, any governmental authority or any accounting board or authority (whether or not having the force of law), which is responsible for the establishment or interpretation of national or international accounting principles, in each case whether foreign or domestic (whether or not having the force of law):

                  (i) affects or would affect the amount of capital required or expected to be maintained by such Affected Party and such Affected Party determines that the amount of such capital is increased by or based upon the existence of any commitment to lend or maintain a loan against Mortgage Collateral hereunder or under any commitments to an Investor related to this Agreement or to the funding thereof or any related liquidity facility or credit enhancement facility (or any participation therein) and other commitments of the same type related to this Agreement, or

                  (ii) increases the cost to or imposes a cost on (A) an Affected Party funding or making or maintaining any Advances or any liquidity loan to an Issuer or any commitment of such Affected Party with respect to any of the foregoing, or (B) the Administrative Agent for continuing its, or the Borrower's, relationship with the Lenders;

      then, upon demand by such Affected Party (with a copy to the Administrative Agent) delivered no later than 180 days after such circumstances first arise, the Borrower shall pay to the Affected Party within 30 days of the delivery of such demand, from time to time as specified by such Affected Party, additional amounts sufficient to compensate such Affected Party in the light of such circumstances, to the extent that such Affected Party reasonably determines such increase in capital or increased costs to be allocable to the existence of any of such commitments. A certificate as to such amounts submitted to the Borrower and the Administrative Agent by such Affected Party setting forth, in reasonable detail, the basis for and the calculation thereof shall be conclusive and binding for all purposes, absent manifest error.

            (b) In the event that any change in any requirement of law or in the interpretation by any governmental authority or application to an Affected Party of a requirement of law or change thereto by the relevant governmental authority after the date hereof or compliance by an Affected Party with any request or directive (whether or not having the force of law) from any central bank or other governmental authority after the date of this Agreement does or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, purchases, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Affected Party which are not otherwise included in the determination of the Alternate Base Rate or Eurodollar Rate (Reserve Adjusted) hereunder and the result of any of the foregoing is to increase the cost to or impose a cost on such Affected Party or to reduce any amount sum received or receivable by any Affected Party under this Agreement, any Note, the Liquidity Agreement with respect thereto, or under the Administrative Agent Fee Letter then, upon demand by the Agent delivered no later than 180 days after such circumstances first arise, the Seller shall pay to the Agent within 30 days of the delivery of such demand, any additional amounts (without duplication of amounts referred to in Section 2.16(a)) necessary to compensate such Affected Party for such additional cost or reduced amount receivable. A certificate as to such additional cost or reduced amount receivable submitted to the Borrower by the Affected Party setting forth, in reasonable detail, the basis for and the calculation thereof shall be conclusive and binding for all purposes, absent manifest error.

            (c) For the avoidance of doubt, any interpretation of Accounting Research Bulletin No. 51 by the Financial Accounting Standards Board or any other change in national or international generally accepted principles of accounting (whether foreign or domestic) that would require the consolidation of some or all of the assets and liabilities of any Lender, including the assets and liabilities which are the subject of this Agreement and/or other Transaction Documents, with those of any Affected Party (other than such Lender), shall constitute a change in the interpretation, administration or application of a law, regulation, guideline or request subject to Section 2.16(a) and (b).

      2.17. Additional Interest on Advances Bearing a Eurodollar Rate.

      The Borrower shall pay to any Affected Party, so long as such Affected Party shall be required under regulations of the Federal Reserve Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal of each Advance or portion thereof made or funded (including fundings to an Issuer for the purpose of maintaining an Advance) by such Affected Party during each Interest Period in respect of which interest is computed by reference to the Eurodollar Rate, for such Interest Period, at a rate per annum equal at all times during such Interest Period to the remainder obtained by subtracting (i) the Eurodollar Rate for such Interest Period from (ii) the rate obtained by dividing such Eurodollar Rate referred to in clause (i) above by that percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Affected Party for such Interest Period, payable on each date on which interest is payable on such Advance. Such additional interest shall be determined by such Affected Party and notice thereof given to the Borrower (with a copy to the Administrative Agent) within 30 days after any interest payment is made with respect to which such additional interest is requested. A certificate as to such additional interest submitted to the Borrower and the Administrative Agent by such Affected Party shall be conclusive and binding for all purposes, absent manifest error.

      2.18. Consequential Loss.

      The Borrower shall indemnify each Affected Party against, and shall pay to the Administrative Agent for such Affected Party within ten days after request therefor, any Consequential Loss of any Affected Party. When any Affected Party requests that the Borrower pay any Consequential Loss, it shall deliver to the Borrower and the Administrative Agent a certificate setting forth the basis for imposing such Consequential Loss and the calculation of such amount thereof, which calculation shall be conclusive and binding absent manifest error.

      2.19. Taxes.

            (a) All payments made by the Borrower under this Agreement and the Notes shall be without setoff, deduction or counterclaim, and the Borrower agrees to pay on demand any present or future stamp or documentary taxes or any other taxes, levies, imposts, duties, charges, fees or withholdings which arise from payment made hereunder or under the Notes or from the execution or delivery or otherwise with respect to this Agreement or the Notes but excluding franchise taxes and taxes imposed on or measured by all or part of the gross or net income (but not including any such tax in the nature of a withholding tax) of such Affected Party by the jurisdiction under the laws of which such Affected Party is organized or has its applicable lending office or any political subdivision of any thereof (all such excluded taxes, levies, imposts, deductions, changes, withholding and liabilities collectively or individually referred to herein as "Excluded Taxes" and all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings, and liabilities collectively or individually referred to herein as "Taxes"). If the Borrower shall be required to deduct any Taxes from or in respect of any sum payable hereunder to any Affected Party: (i) the sum payable shall be increased by the amount (an "additional amount") necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.19) such Affected Party shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) any Borrower shall make such deductions and (iii) any Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

            (b) The Borrower agrees to pay to the relevant Governmental Authority in accordance with applicable law all taxes, levies, imposts, deductions, charges, assessments or fees of any kind (including but not limited to any current or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies, but excluding any Excluded Taxes) imposed upon any Affected Party as a result of the transactions contemplated by this Agreement or that arise from any payment made hereunder or from the execution, delivery, or registration of or otherwise similarly with respect to, this Agreement ("Other Taxes").

            (c) Each Lender that is not a U.S. Person (each a "Non-U.S. Lender") shall deliver to the Borrower: (i) two copies of either (A) United States Internal Revenue Service Form W-8BEN (including any successor forms thereto) or
(B) United States Internal Revenue Service Form W-8ECI (including any successor forms thereto), or (ii) in the case of a Non-U.S. Lender claiming an exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest," a Form W-8BEN (or any subsequent versions thereof or successors thereto) and a certificate representing that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code, in either case properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from U.S. federal withholding tax on payments by each Borrower under this Agreement. Such forms shall be delivered by each Non-U.S. Lender before the date it receives its first payment under this Agreement, and before the date it receives its first payment under this Agreement occurring after the date, if any, that such Non-U.S. Lender changes its applicable lending office by designating a different lending office (a "New Lending Office"). In addition, each Non-U.S. Lender shall deliver such forms promptly after (or, if reasonably practicable, prior to) the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Notwithstanding any other provision of this Section 2.19(c), a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section 2.19(c) that such Non-U.S. Lender is not legally able to deliver.

            (d) Within 30 days after the Borrower pays any amount to any Affected Party from which it is required by law to make any deduction or withholding, and within 30 days after it is required by law to remit such deduction or withholding to any relevant taxing or other authority, any such Borrower shall deliver to the Administrative Agent for delivery to such Affected Party evidence satisfactory to such Person of such deduction, withholding or payment (as the case may be).

            (e) If an Issuer or Agent receives the benefit of a tax refund, credit or other benefit which is attributable to any Taxes as to which the Issuer or Agent has been reimbursed by the Borrower, or with respect to which the Borrower have paid an additional amount hereunder, the Issuer or Agent shall within 30 days after the date of such receipt pay over the amount of such refund or credit (to the extent so attributable) to the Borrower, net of all reasonable out-of-pocket third party expenses of such Issuer or Agent related to claiming such refund or credit; provided, however, that (i) the Issuer or Agent, as the case may be, acting in good faith will be the sole judge of the amount of any such refund, credit or reduction and of the date on which such refund, credit or reduction is received, (ii) the Issuer or Agent, as the case may be, acting in good faith shall have absolute discretion as to the order and manner in which it employs or claims tax refunds, credits, reductions and allowances available to it, (iii) the Borrower agrees to repay the Issuer or Agent, as the case may be, upon written request from the Issuer or Agent, as the case may be, the amount of such refund, credit or reduction received by the Borrower, in the event and to the extent, the Issuer or Agent is required to repay such refund, credit or reduction to any relevant Governmental Authority, and (iv) neither the Issuer nor the Agent shall be required to make available its tax returns or any other information relating to its taxes and the computation thereof.

            (f) Nothing contained in this Section 2.19 shall require an Affected Party to make available any of its tax returns (or any other information that it deems to be confidential or proprietary).

      2.20. Replacement Banks.

      Upon the election of any Affected Party to request reimbursement by the Borrower for increased costs under Sections 2.16 or 2.17 or for compensation in respect of withholding taxes under Section 2.19, the Borrower may, upon prior written notice to the Administrative Agent and such Affected Party, seek a replacement Bank to whom such additional costs or taxes shall not apply and which shall be satisfactory to the Administrative Agent (a "Replacement Bank"); provided, however, that the Borrower may not seek a replacement for a Bank unless the related Issuer is also terminated as a party to this Agreement and all of its outstanding Advances are indefeasibly repaid in full. Each Affected Party agrees that, should it be identified for replacement pursuant to this
Section 2.20, upon payment in full of all amounts due and owing to such Affected Party hereunder and under the other Transaction Documents, it will promptly execute and deliver all documents and instruments reasonably required by the Borrower to assign such Affected Party's portion of the Borrowings to the applicable Replacement Bank. Any such replacement shall not relieve the Borrower of its obligation to reimburse the Affected Party for any such increased costs or taxes incurred through the date of such replacement.

                                  ARTICLE III

                                   COLLATERAL

      3.1.  Collateral.

      To secure the payment of the Obligations, the Borrower has executed and delivered to the Administrative Agent and the Collateral Agent, as applicable:

            (a) the Security Agreement,

            (b) the Collection Account Control Agreement,

            (c) the Reserve Account Control Agreement, and

            (d) the UCC Financing Statements;

all as more fully provided for in the Collateral Agency Agreement. The Borrower further agrees to execute all documents and instruments, and perform all other acts deemed necessary by the

Administrative Agent to create and perfect, and maintain the security interests and collateral assignments in favor of the Administrative Agent for the benefit of the holders of the Obligations, as perfected first priority security interests. Any security interest or collateral assignments granted to the Administrative Agent under any Transaction Document is for the benefit of the holders of the Obligations, whether or not reference is made to such holders.

      3.2.  Delivery of Collateral to Collateral Agent.

            (a) Periodically, the Borrower may deliver Mortgage Loan Collateral to the Collateral Agent to hold as bailee for the Administrative Agent. Each delivery shall be made in association with an Assignment to the Administrative Agent, for the benefit of the holders of the Obligations, in all Mortgage Loans, Take-Out Commitments and related Collateral delivered with or described in such Assignment or any schedules thereto. The Borrower shall use the form of Assignment provided for in the Collateral Agency Agreement.

            (b) Each Assignment delivered to the Collateral Agent shall be accompanied by a completed Schedule I, Schedule II and Schedule III using the forms of such schedules as prescribed in the Collateral Agency Agreement and, with respect to each Mortgage Loan described in Schedule II to each Assignment, shall deliver or cause to be delivered the following items (collectively, the "Principal Mortgage Documents"):

                  (i) the original of each Mortgage Note, endorsed in blank (without recourse) and all intervening endorsements thereto;

                  (ii) an original executed assignment in blank for each Mortgage securing such Mortgage Loan, in recordable form, executed by the Originator, in the case of each Mortgage Loan that is not a MERS Designated Mortgage Loan, or by an authorized signatory of MERS, in the case of each MERS Designated Mortgage Loan; and

                  (iii) a certified copy of the executed Mortgage related to such Mortgage Note;

            (c) The Servicer shall hold in trust for the Administrative Agent for the benefit of the holders of the Obligations, with respect to each Mortgage Loan included in the Collateral,

                  (i) the original filed Mortgage relating to such Mortgage Loan, provided, however, that, until an original Mortgage is received from the public official charged with its filing and recordation, a copy, certified by the closing agent to be a true and correct copy of the original sent to be filed and recorded, may be used by the Borrower to satisfy this requirement; however, the Borrower shall thereafter pursue, with reasonable diligence, receipt of the filed and recorded original Mortgage and, if received, shall deliver such original to the Servicer;

                  (ii) other than with respect to a HUD repossessed Property that is sold to a consumer, a mortgagee's policy of title insurance (or binding unexpired commitment to issue such insurance if the policy has not yet been delivered to the Servicer) insuring the Borrower's perfected, first-priority Lien created by the Mortgage securing such Mortgage Loan

(subject to such title exceptions that conform to the related Take-Out Commitments) in a policy amount not less than the principal amount of such Mortgage Loan;

                  (iii) the original hazard insurance policy, appropriately endorsed to provide that all insurance proceeds will be paid to any of the Originators or any of the assigns of such Originator, referred to in Section 6.6(b) hereof which relate to such Mortgage Loan, or other evidence of insurance acceptable to the Administrative Agent;

                  (iv) the form of current appraisal of the Property described in the Mortgage, prepared by a state licensed appraiser, that complies with all applicable Governmental Requirements, including all Governmental Requirements that are applicable to the Lenders or any other Affected Party; provided, however, that no appraisal shall be required for Mortgage Loans (x) financing HUD repossessed Property that is sold to a consumer, financed with an FHA loan, fully insurable and in accordance with FHA guidelines, but for which an appraisal is not required, and (y) representing so called VA Rate Reduction or FHA streamline refinances, insurable in accordance with VA and FHA guidelines, but for which an appraisal is not required ; and

                  (v) all other original documents (collectively, the "Other Mortgage Documents").

Upon request of the Administrative Agent, and three Business Days' prior notice by the Administrative Agent to the Collateral Agent, the Servicer shall immediately deliver, or shall cause to be delivered, all such items, held in trust, to the Collateral Agent as bailee for the Administrative Agent or such other party as may be designated in such notice. Upon instructions from the Administrative Agent, the Collateral Agent shall reject as unsatisfactory any items so delivered, noting the rejection on the Schedule of Exceptions, whereupon the Mortgage Loan shall not be an Eligible Mortgage Loan.

            (d) In connection with each Assignment delivered to the Collateral Agent, the Borrower shall deliver to the Administrative Agent copies of the related Take-Out Commitment Master Agreements with the related Approved Investor, with any confidential economic terms redacted (unless a copy of such agreement or commitment has been delivered previously).

            (e) The Servicer shall provide the Collateral Agent and the Administrative Agent with full access to all Other Mortgage Documents held in trust for the Administrative Agent at all times.

            (f) With respect to each Assignment that is received by the Collateral Agent, the Collateral Agent shall review such Assignment and make a written report to the Borrower and the Administrative Agent, all as more fully provided in the Collateral Agency Agreement.

      3.3.  Redemption of Mortgage Collateral.

            (a) Generally. Subject to the limitations contained in this Section 3.3, in connection with a sale or other transfer contemplated by clause (a) or
(b), and so long as no Default or Event of Default is continuing, the Borrower or the Servicer (on behalf of the Borrower) may request releases of the Administrative Agent's security interest in all or any part of the Collateral (including releases from the Collection Account and release of funds owned by the Borrower and held in the Cash and Collateral Account) at any time, and from time to time; provided that no such request shall be granted unless, in addition to the satisfaction of the other conditions contained in this Section 3.3,

                  (i) (immediately after giving effect to any requested release) the total Collateral Value of all Eligible Mortgage Collateral shall equal or exceed the Principal Debt, or

                  (ii) (A) the Borrower makes a principal payment on account of the Principal Debt in an amount, or (B) the Borrower delivers to the Collateral Agent as bailee for the Administrative Agent substitute Eligible Mortgage Collateral with a Collateral Value, such that after giving effect to such payment or delivery, the total Collateral Value of all Eligible Mortgage Collateral will equal or exceed the Principal Debt.

So long as no Default or Event of Default is continuing, the Servicer (on behalf of the Borrower) may transfer funds from the Collection Account to the Disbursement Account; provided, that the Servicer shall not request and the Collateral Agent shall not permit funds to be released from the Disbursement Account unless the total Collateral Value of all Eligible Mortgage Collateral (immediately after giving effect to the requested release) equals or exceeds the Principal Debt, as shown on the most recent Borrowing Report. Each request for a partial release of Collateral (a "Transfer Request") shall be addressed to the Collateral Agent and (i) shall be substantially in the form illustrated in Exhibit D-5 to the Collateral Agency Agreement (or such other form as may be reasonably acceptable to or required by the Administrative Agent, from time to time) or (ii) shall be in the form of an electronic transmission which shall include a schedule substantially in the form illustrated on Schedule I to Exhibit D-5 to the Collateral Agency Agreement (or such other form as may be reasonably acceptable to or required by the Administrative Agent, from time to time).

            (b) Redemption Pursuant to Sale. So long as no Default or Event of Default is continuing, the Borrower or the Servicer (on behalf of the Borrower) may from time to time submit a Shipping Request that would permit a sale of Mortgage Loan Collateral to, or the pooling of Mortgage Loan Collateral for, an Approved Investor, pursuant to a Take-Out Commitment. Upon the receipt by the Collateral Agent of a Shipping Request from the Borrower identifying Collateral to be delivered to an Approved Investor, and so long as no Default or Event of Default shall be in existence or would be caused thereby:

                  (i) The Collateral Agent shall deliver to the Approved Investor, or its loan servicing provider or custodian, under the Collateral Agent's "Bailee and Security Agreement Letter" substantially in the form provided for in the Collateral Agency Agreement, as appropriate, the items of Mortgage Loan Collateral being sold that are held by the Collateral Agent as bailee for the Administrative Agent pursuant to Section 3.2 hereof, with the release of the security interest in favor of the Administrative Agent for the benefit of the holders of the Obligations in such items being conditioned upon timely payment to the Collection Account of the amount described in Section 3.3(b)(iii) or delivery of additional Eligible Mortgage Collateral;

                  (ii) The Servicer shall, as agent for the Administrative Agent, deliver to such Approved Investor, or such Approved Investor's loan servicing provider or custodian, pursuant to procedures provided for in the Collateral Agency Agreement, the items held by the Servicer pursuant to Section 3.2(c) that are related to the Mortgage Loan Collateral to be transferred on the condition that such Approved Investor or its loan servicing provider or custodian shall hold or control such Other Mortgage Documents as bailee for the Administrative Agent (for the benefit of the holders of the Obligations) until the Approved Investor has either paid the full purchase price for such Mortgage Loan Collateral to the Collection Account, as required by the relevant Take-Out Commitment;

                  (iii) Within forty-five (45) days after the delivery by the Collateral Agent to such Approved Investor or its loan servicing provider or custodian of the items of Mortgage Loan Collateral described in Section 3.3(b)(i) or (ii), the Borrower shall make a payment, or shall cause a payment to be made, to the Collection Account, for distribution to the Administrative Agent for the account of the Lenders in an amount equal to at least the full purchase price for such Mortgage Loan Collateral or shall substitute Eligible Mortgage Collateral as permitted by this Section 3.3; and

                  (iv) With respect to each Shipping Request that is received by the Collateral Agent by 11:30 a.m. (eastern time) on a Business Day, the Collateral Agent shall use due diligence and efforts to review such Shipping Request and prepare the Mortgage Loan files identified in each Shipping Request, for shipment prior to the close of business on such day.

            (c) Transfers. So long as no Default or Event of Default is continuing, the Borrower shall, at any time, be permitted to transfer Mortgage Loans to any Permitted Transferees (as defined below) by means of its daily electronic transmissions to the Collateral Agent, together with delivery of a Transfer Request delivered to the Collateral Agent, identifying each Mortgage Loan being transferred. The Collateral Agent's sole responsibility with respect to any such transfers shall be to correctly reflect such transfers on its computer system and books and records and to indicate, on its Collateral Agent's Daily Report on the next Business Day, that such transfers have been effected. "Permitted Transferees" means (i) the related Originator, in connection with any sale and transfer thereto effected pursuant to the terms of the Repurchase Agreement and (ii) any Approved Investor approved by the Administrative Agent as a Permitted Transferee. However, requested transfers will not be made if (A) as reflected on the most recent Borrowing Report, total Principal Debt will equal or exceed the total Collateral Value of Eligible Mortgage Collateral immediately after giving effect to a requested transfer and any accompanying substitution of Mortgage Collateral, or (B) the Collateral Agent shall have received written notice from the Administrative Agent that a Default or Event of Default has occurred.

            (d) Continuation of Lien. Unless released in writing by the Administrative Agent as herein provided, the security interest in favor of the Administrative Agent for the benefit of the holders of the Obligations, in all Mortgage Loan Collateral transmitted pursuant to Section 3.3(b) shall continue in effect until such time as payment in full of the amount described in Section 3.3(b)(iii) shall have been received.

            (e) Application of Proceeds; No Duty. Neither the Administrative Agent nor the Lenders shall be under any duty at any time to credit Borrower for any amount due from any Approved Investor in respect of any purchase of any Mortgage Collateral contemplated under

Section 3.3(b) above, until such amount has actually been received in immediately available funds and deposited to the Collection Account. Neither the Collateral Agent, nor the Lenders, nor the Administrative Agent shall be under any duty at any time to collect any amounts or otherwise enforce any obligations due from any Approved Investor in respect of any such purchase.

            (f) Mandatory Redemption of Mortgage Collateral. Notwithstanding any provision herein to the contrary, if at any time a Collateral Deficiency exists, the Borrower shall, as promptly as possible and in any event within one (1) Business Day, make a payment to the Collection Account (or make payment directly to the Administrative Agent) or pledge, assign and deliver additional or substitute Eligible Mortgage Collateral to the Administrative Agent for the benefit of the holders of the Obligations, so that, immediately after giving effect to such payment or pledge and assignment, total Collateral Value of Eligible Mortgage Collateral shall be equal or greater than the Principal Debt.

            (g) Representation in Connection with Releases, Sales and Transfers. The Borrower represents and warrants that each request for any release or transfer pursuant to Section 3.3(a) or Section 3.3(b) shall automatically constitute a representation and warranty to the effect that immediately before and after giving effect to such release or Transfer Request, the Collateral Value of Eligible Mortgage Collateral shall equal or exceed the Principal Debt.

            (h) Limitation on Releases. Notwithstanding any provision to the contrary, the Collateral Agent shall not release any Collateral unless payment of the purchase price by the Approved Investor shall have been made in immediately available funds to the Collection Account; provided, however, that the foregoing shall not apply if immediately before and after giving effect thereto, the total Collateral Value of Eligible Mortgage Collateral shall equal or exceed the Principal Debt.

      3.4.  Releases of Mortgage Notes for Servicing.

      The Servicer may from time to time request, in writing, that the Collateral Agent deliver Mortgage Notes for correction or servicing actions under the Collateral Agent's "Trust Receipt and Security Agreement Letter", in the form provided for in the Collateral Agency Agreement, as and to the extent permitted pursuant to Section 3.5 of the Collateral Agency Agreement.

      3.5.  Collateral Reporting.

      Pursuant to the Collateral Agency Agreement, at the commencement of each Business Day, and in no event later than 1:00 p.m. (eastern time), the Collateral Agent shall furnish to the Borrower and the Administrative Agent by facsimile (a hard copy of which shall not subsequently be mailed, sent or delivered to the Administrative Agent, unless so requested by the Administrative Agent) a duly completed Collateral Agent Daily Report in the form of Exhibit D-8 to the Collateral Agency Agreement.

      3.6.  Take-Out Commitment Reporting.

            (a) Each Assignment delivered to the Collateral Agent shall indicate
(x) the Approved Investor with respect to the Take-Out Commitment, or (y) that there is no loan level Take-Out Commitment but that the Mortgage Loan is hedged.

      For each Mortgage Loan that, as of the fourth Business Day after delivery of the Assignment relating to such Mortgage Loan, is covered by a Take-Out Commitment in the form of a hedge by forward sale commitment but is not covered by a loan-specific Take-Out Commitment, the Servicer shall furnish to the Borrower and the Collateral Agent a duly completed Hedge Report in the form of Exhibit K, no later than 10:00 a.m. (eastern time) (i) on the tenth Business Day after delivery of such Assignment relating to such Mortgage Loan, and (ii) if any changes would be reflected since the last Hedge Report, on each subsequent Business Day. In addition, no later than 10:00 a.m. on the tenth Business Day following the delivery of any Assignment that reflected one or more Mortgage Loans that were covered by a Take-Out Commitment in the form of a forward sale commitment hedge, but not a loan-specific Take-Out Commitment, the Servicer shall furnish the Borrower and the Collateral Agent with a list of Mortgage Loans that subsequently were committed pursuant to the loan-specific Take-Out Commitment, with an code indicating the Investor related to the Take-Out Commitment and an indication of the price associated with the Take-Out Commitment.

            (b) The Borrower shall provide the Administrative Agent with up-to-date copies of the Take-Out Commitment Master Agreements for each Approved Investor.

            (c) Upon request of the Administrative Agent at any time, the Servicer shall furnish to the Administrative Agent (x) if there are any Mortgage Loans not subject to a loan level Take-Out Commitment, a duly completed Hedge Report in the form of Exhibit K, and (y) a list of loan-specific Take-Out Commitments, together with copies of any such loan-specific Take-Out Commitments to the extent not previously delivered to the Administrative Agent.

      3.7.  Servicer Monthly Reporting.

      No later than 10:00 a.m. (eastern time) on the 15th day of each month (or, if such day is not a Business Day, the next Business Day) and within twenty (20) days after request by the Administrative Agent, the Servicer shall furnish the Borrower and the Administrative Agent (by facsimile or electronic transmission (a hard copy of which shall not subsequently be mailed, sent or delivered to the Administrative Agent, unless so requested by the Administrative Agent) a report executed by a Financial Officer of the Servicer or the Originator, in the form of Exhibit F hereto ("Servicer Monthly Report") which shall provide as of the last day of the previous month (or of the date of such request) (i) a computation of the Default Ratio, (ii) delinquency of Mortgage Loans owned by the Borrower that are financed by the Lenders and constitute Collateral hereunder, and (iii) the other information provided for therein.

3.8. Servicer Annual Pipeline Reporting.

      No later than 10:00 a.m. (eastern time) promptly after becoming available, and in any event within 90 days after the close of each fiscal year of the Originator, a report, in form and content acceptable to the Administrative Agent, on the Originator's "open and pipeline positions" for Conforming Loans as of the last day of such fiscal year, and the Originator's Mortgage Loan production for such fiscal year for all Mortgage Loans.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

      4.1.  Initial Borrowing.

      The effectiveness of this Agreement and the making of the initial Advance hereunder shall not occur until the later of August 8, 2003, or satisfaction of the conditions precedent specified in Section 4.2 hereof and delivery to the Administrative Agent of the following (each of the following documents being duly executed and delivered and in form and substance satisfactory to the Administrative Agent, and, with the exception of the Notes and the UCC statement(s), each in a sufficient number of originals that the Administrative Agent may have an executed original of each document):

            (a) an executed counterpart of this Agreement;

            (b) the Notes;

            (c) the Collateral Agency Agreement, the Security Agreement, the Collection Account Control Agreement, the Reserve Account Control Agreement, the Disbursement Account Control Agreement and such other Security Instruments as may be reasonably requested by the Administrative Agent;

            (d) the Servicer Performance Guaranty and the Originator Performance Guaranty;

            (e) the Repurchase Agreement;

            (f) the Subordination Agreement in the form of Exhibit B;

            (g) a certificate of the Secretary or Assistant Secretary of each of the Borrower, each Originator and the Performance Guarantor certifying as to (i) resolutions of each Borrower's, each Originator's and the Performance Guarantor's board of directors authorizing the execution, delivery, and performance by each of them of the Transaction Documents to which they are a party and identifying the officers of the Borrower, the Originators and the Performance Guarantor who are authorized to sign such Transaction Documents,
(ii) specimen signatures of the officers so authorized, (iii) the certificate of incorporation and (iv) bylaws;

            (h) a favorable written opinion from counsel to the Borrower, the Originators and the Performance Guarantor on entity matters in a form acceptable to the Administrative Agent;

            (i) a favorable written opinion from counsel to the Borrower, the Originators on security interest matters in a form acceptable to Administrative Agent;

            (j) a favorable written opinion from counsel to the Originators as to true sale and non-consolidation matters, in a form acceptable to the Administrative Agent;

            (k) a certificate from each of (i) the Secretary of State of the State of New York, (ii) the Secretary of State of the State of Maryland, (iii) the Secretary of State of the State of Delaware and (iii) an officer of the Borrower, the Performance Guarantor and each of the Originators with respect to every state in which the Borrower, the Performance Guarantor and each Originator is incorporated or conducts business, as to the good standing of the Borrower, the Performance Guarantor and/or each of the Originators, as applicable, in each state or states for which each certificate is made;

            (l) the Administrative Agent Fee Letter;

            (m) evidence of the payment of fees due at closing, as provided in the Administrative Agent Fee Letter;

            (n) a letter agreement between the Borrower and the Collateral Agent establishing fees for collateral agency, custodial and administrative services, and a mutually agreeable schedule for payment of such fees shall have been executed by the Borrower and the Collateral Agent and shall have been approved by the Administrative Agent;

            (o) acknowledgment copies of proper Financing Statements (Form UCC-1), filed on or prior to the date of the initial Advance, naming (i) each Originator as the Seller, the Borrower as the secured party/purchaser and the Administrative Agent as the assignee, and (ii) the Borrower as the debtor and the Administrative Agent on behalf of the holders of the Obligations as the secured party, or other, similar instruments or documents, as may be necessary or, in the opinion of the Administrative Agent, desirable under the UCC or any comparable law of all appropriate jurisdictions to perfect the ownership and security interests in the Collateral contemplated by the Repurchase Agreement and this Agreement;

            (p) a search report provided in writing to the Administrative Agent by CT Corporation, listing all effective financing statements that name the Borrower or any of the Originators as debtor and that are filed in the jurisdictions in which filings were made pursuant to subsection (k) above and in such other jurisdictions as the Administrative Agent shall request, together with copies of such financing statements (none of which shall cover any Mortgage Loans or interests therein or proceeds thereof);

            (q) evidence of the initial deposit to the Reserve Account in the amount of 0.5% of the Maximum Facility Amount;

            (r) such other documents as the Administrative Agent may request at any time at or prior to the Borrowing Date of the initial Borrowing hereunder;

            (s) copies of all Take-Out Commitment Master Agreements with Approved Investors; and

            (t) the Performance Guarantor Quarterly Certificate, substantially in the form of Exhibit H-3.

      4.2.  All Borrowings.

      Each Advance (including, without limitation, the initial Advance) pursuant to this Agreement is subject to the following further conditions precedent:

            (a) (i) prior to 10:30 a.m. (eastern time) on the Business Day before the designated Borrowing Date, the Administrative Agent and the Collateral Agent shall have received a Borrowing Report, verifying that after giving effect to the requested Advance, the Collateral Value of all Eligible Mortgage Collateral shall exceed the Principal Debt (together with any related Assignment) duly executed and delivered by the Borrower; and (ii) the Administrative Agent shall have received, no later than 1:00 p.m. (eastern time), on the proposed date of funding, a Collateral Agent Daily Report, pursuant to Section 3.8 of the Collateral Agency Agreement;

            (b) all Collateral in which the Borrower has granted a security interest to the Administrative Agent for the benefit of the holders of the Obligations, with the exception of Wet Loans pursuant to Section 2.3(c), shall have been physically delivered to the possession of the Collateral Agent in accordance with Section 3.2;

            (c) the representations and warranties of the Borrower, the Originators and (so long as the Servicer and one of the Originators is the same entity) the Servicer contained in this Agreement, any Assignment or Borrowing Report, or any Security Instrument or other Transaction Document (other than those representations and warranties that, by their express terms, are limited to the effective date of the document or agreement in which they are initially made) shall be true and correct in all respects on and as of the date of such Advance;

            (d) no Default or Event of Default or Servicer Default shall have occurred and be continuing, or would result from such Advance, and no change or event that constitutes a Material Adverse Effect shall have occurred and be continuing as of the date of such Advance;

            (e) the Collection Account shall be established and in existence and free from any Lien other than pursuant to the Collection Account Control Agreement;

            (f) delivery of a sufficient number of originals such that the Administrative Agent may have an executed original thereof, of such other documents and opinions of counsel, including such other documents as may be necessary or desirable to perfect or maintain the priority of any Lien granted or intended to be granted hereunder or otherwise and including favorable written opinions of counsel with respect thereto, as the Administrative Agent may request;

            (g) the Termination Date shall not have occurred; and

            (h) the most recently due Performance Guarantor Quarterly Certificate, substantially in the form of Exhibit H-3, shall have been delivered previously to the Administrative Agent.

Each Borrowing Report shall be automatically deemed to constitute a representation and warranty by the Borrower on the Borrowing Date set forth therein to the effect that all of the conditions of this Section 4.2 are satisfied as of such Borrowing Date.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

      5.1.  Representations of the Borrower and the Servicer.

      The Borrower and the Servicer each represents and warrants, as to itself, to the Administrative Agent and the Lenders as follows:

            (a) Organization and Good Standing. It (i) in the case of the Borrower, is a limited liability company, and, in the case of the Servicer, is a corporation, in each case duly organized and existing in good standing under the laws of the jurisdiction of its organization, (ii) is duly qualified to do business and in good standing in all jurisdictions in which its failure to be so qualified could have a Material Adverse Effect, (iii) has the requisite entity power and authority to own its properties and assets and to transact the business in which it is engaged and is or will be qualified in those states wherein it proposes to transact business in the future and (iv) is in compliance with all Requirements of Law. American Home Mortgage Corp. is incorporated in New York and in no other jurisdiction, and Columbia National Incorporated is incorporated in Maryland and in no other jurisdiction. The Borrower is organized in Delaware and no other jurisdiction.

            (b) Authorization and Power. It has the requisite entity power and authority to execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party; it is duly authorized to and has taken all requisite entity action necessary to authorize it to, execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party and is and will continue to be duly authorized to perform this Agreement and such other Transaction Documents.

            (c) No Conflicts or Consents. Neither the execution and delivery by it of this Agreement or the other Transaction Documents to which it is a party, nor the consummation of any of the transactions herein or therein contemplated, nor compliance with the terms and provisions hereof or with the terms and provisions thereof, will (i) contravene or conflict with any Requirement of Law to which it is subject, or any indenture, mortgage, deed of trust, or other agreement or instrument to which it is a party or by which it may be bound, or to which its Property may be subject, or (ii) result in the creation or imposition of any Lien, other than the Liens of the Security Instruments, on the Property of the Borrower.

            (d) Enforceable Obligations. This Agreement and the other Transaction Documents to which it is a party have been duly and validly executed by it and are its legal, valid and binding obligations, enforceable in accordance with their respective terms, except as limited by Debtor Laws.

            (e) Full Disclosure. There is no fact known to it that it has not disclosed to the Administrative Agent that could reasonably be expected to have a Material Adverse Effect.

Neither its financial statements nor any Borrowing Report, officer's certificate or statement delivered by it to the Administrative Agent in connection with this Agreement, contains or will contain any untrue or inaccurate statement of material fact or omits or will omit to state a material fact necessary to make such information not misleading.

            (f) No Default. It is not in default under any loan agreement, mortgage, security agreement or other agreement or obligation to which it is a party or by which any of its Property is bound, if such default would also be a Default or an Event of Default (or, with notice or passage of time would become a Default or Event of Default) under either of subparagraphs (e) or(i) of
Section 8.1 of this Agreement.

            (g) Litigation.

                  (i) Except as set forth on Schedule III, there are no actions, suits or proceedings, including arbitrations and administrative actions, at law or in equity, either by or before any Governmental Authority, now pending or, to its knowledge, threatened by or against it or any of its Subsidiaries, and pertaining to any Governmental Requirement affecting its Property or rights or any of its Subsidiaries.

                  (ii) Neither it nor any of its Subsidiaries is in default with respect to any Governmental Requirements.

                  (iii) The Servicer is not liable on any judgment, order or decree (or any series of judgments, orders, or decrees) that could reasonably be expected to have a Material Adverse Effect and that has not been paid, stayed or dismissed within 30 days and the Borrower is not liable on any judgment, order or decree (or any series of judgments, orders or decrees).

            (h) Taxes. All tax returns required to be filed by it in any jurisdiction have been filed, except where extensions of time to make those filings have been granted by the appropriate taxing authorities and the extensions have not expired, and all taxes, assessments, fees and other governmental charges upon it or upon any of its properties, income or franchises have been paid prior to the time that such taxes could give rise to a Lien thereon, unless protested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been established on its books. There is no proposed tax assessment against it that could reasonably be expected to have a Material Adverse Effect.

            (i) Indebtedness. If the Servicer is one of the Originators, the Servicer is in compliance with the maximum leverage test set forth in Section 7.10.

            (j) Permits, Patents, Trademarks, Etc.

                  (i) It has all permits and licenses necessary for the operation of its business.

                  (ii) It owns or possesses (or is licensed or otherwise has the necessary right to use) all patents, trademarks, service marks, trade names and copyrights, technology, know-how and processes, and all rights with respect to the foregoing, which are necessary for the operation of its business, without any conflict with the rights of others. The consummation of the transactions contemplated hereby will not alter or impair any of such rights of it.

            (k) Status Under Certain Federal Statutes. It is not (i) a "holding company", or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company," or of a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, (ii) a "public utility," as such term is defined in the Federal Power Act, as amended, (iii) an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended, or (iv) a "rail carrier," or a "person controlled by or affiliated with a rail carrier," within the meaning of Title 49, U.S.C., and it is not a "carrier" to which 49 U.S.C. ss. 11301(b)(1) is applicable.

            (l) Securities Acts. It has not issued any unregistered securities in violation of the registration requirements of the Securities Act of 1933, as amended, or of any other Requirement of Law, and is not violating any rule, regulation, or requirement under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended. The Borrower is not required to qualify an indenture under the Trust Indenture Act of 1939, as amended, in connection with its execution and delivery of the Notes.

            (m) No Approvals Required. Other than consents and approvals previously obtained and actions previously taken, neither the execution and delivery of this Agreement and the other Transaction Documents to which it is a party, nor the consummation of any of the transactions contemplated hereby or thereby requires the consent or approval of, the giving of notice to, or the registration, recording or filing by it of any document with, or the taking of any other action in respect of, any Governmental Authority that has jurisdiction over it or any of its Property.

            (n) Environmental Matters. There have been no past, and there are no pending or threatened, claims, complaints, notices, or governmental inquiries against it regarding any alleged violation of, or potential liability under, any environmental laws that could reasonably be expected to have a Material Adverse Effect. It and its properties are in substantial compliance in all respects with all environmental laws and related licenses and permits, unless the failure to comply strictly in all respects with all environmental laws and related licenses and permits could reasonably be expected to have a Material Adverse Effect. No conditions exist at, on or under any Property now or previously owned or leased by it that could give rise to liability under any environmental law that could be expected to have a Material Adverse Effect.

            (o) Eligibility. The Servicer and each Originator are approved and qualified and in good standing as a lender or seller/servicer, as follows:

                  (i) The Servicer and each Originator is a Fannie Mae approved seller/servicer and the Borrower is a Fannie Mae approved seller (in good standing) of Mortgage Loans, eligible to originate, purchase, hold, sell and, with respect to each Originator and the Servicer, service Mortgage Loans to be sold to Fannie Mae.

                  (ii) The Servicer and each Originator is a Freddie Mac approved seller/servicer (in good standing) of Mortgage Loans, eligible to originate, purchase, hold, sell and service Mortgage Loans to be sold to Freddie Mac.

                  (iii) The Servicer and each Originator is an approved FHA servicer, VA servicer and Ginnie Mae issuer (in good standing) of mortgage loans, eligible to originate, purchase, hold, sell and service mortgage loans to be pooled into Ginnie Mae MBS Pools and to issue Ginnie Mae MBS.

      5.2.  Additional Representations of the Borrower.

      The Borrower further represents and warrants to the Administrative Agent and the Lenders as follows:

            (a) Activities. The Borrower was formed on July 30, 2003, and the Borrower did not engage in any business activities prior to the date of this Agreement. The Borrower will limit its activities to those specified in the Limited Liability Company Agreement and has no Subsidiaries.

            (b) Solvency. Both prior to and after giving effect to each Borrowing, (i) the fair value of the property of the Borrower is greater than the total amount of liabilities, including contingent liabilities, of the Borrower, (ii) the present fair salable value of the assets of the Borrower is not less than the amount that will be required to pay all probable liabilities of the Borrower on its debts as they become absolute and matured, (iii) the Borrower does not intend to, and does not believe that it will, incur debts or liabilities beyond the Borrower's abilities to pay such debts and liabilities as they mature and (iv) the Borrower is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which the Borrower's property would constitute unreasonably small capital.

            (c) Purchase of Mortgage Loans. With respect to each Mortgage Loan, the Borrower shall have purchased such Mortgage Loan from one of the Originators in exchange for payment (made by the Borrower to the Originator in accordance with the provisions of the Repurchase Agreement) of cash, the Deferred Purchase Price (as such term is defined in the Repurchase Agreement), or a combination thereof in an amount that constitutes fair consideration and reasonably equivalent value. Each such sale referred to in the preceding sentence shall not have been made for or on account of an antecedent debt owed by one of the Originators to the Borrower and no such sale is or may be voidable or subject to avoidance under any section of the Federal Bankruptcy Code.

            (d) Priority of Debts and Liens. The Borrower has incurred no Indebtedness except as expressly incurred hereunder and under the other Transaction Documents. Upon delivery of an Assignment to the Collateral Agent, the Administrative Agent will have a valid, enforceable, perfected and first-priority Lien, for the benefit of the holders of the Obligations, in all Mortgage Loan Collateral described in or delivered with such Assignment. Upon delivery of funds for deposit in the Collection Account to the Collateral Agent, the Administrative Agent will have a valid, enforceable, perfected and first-priority Lien for the benefit of the holders of the Obligations, on the Collection Account and related Collateral.

            (e) No Liens. The Borrower has (or, as to all Mortgage Loan Collateral delivered to the Collateral Agent after the date of this Agreement, will have) good and indefeasible title to all Collateral, and the Mortgage Loan Collateral and all proceeds thereof are (or, as to all Mortgage Loan Collateral delivered to the Collateral Agent after the date of this Agreement, will be) free and clear of all Liens and other adverse claims of any nature, other than
(i) the right of the related Originator to repurchase such Mortgage Loan Collateral pursuant to the terms of the Repurchase Agreement and/or (ii) Liens in the Mortgage Loan Collateral or proceeds in favor of the Administrative Agent for the benefit of the holders of the Obligations.

            (f) Financial Condition. The opening pro forma balance sheet of the Borrower as at August 7, 2003, giving effect to the initial capitalization of the Borrower and the initial Borrowing to be made under this Agreement, a copy of which has been furnished to the Administrative Agent, fairly presents the financial condition of the Borrower as at such date, in accordance with GAAP, and since August 7, 2003, there has been no material adverse change in the business, operations, property or financial or other condition of the Borrower.

            (g) Principal Office, Etc. The principal office, chief executive office and principal place of business of

                  (i) American Home Mortgage Corp. is at c/o American Home Mortgage Holdings, Inc., 520 Broadhollow Road, Melville, New York 11747,

                  (ii) Columbia National, Incorporated is at c/o American Home Mortgage Holdings, Inc., 520 Broadhollow Road, Melville, New York 11747, and

                  (iii) The Borrower is at c/o American Home Mortgage Holdings, Inc., 520 Broadhollow Road, Melville, New York 11747.

            (h) Ownership. American Home Mortgage Corp. is the owner of all of the membership interests of the Borrower.

            (i) UCC Financing Statements. No effective financing statement or other instrument similar in effect covering any Mortgage Loan, any interest therein, or the related Collateral with respect thereto is on file in any recording office except such as may be filed (x) in favor of the Originators or the Borrower in accordance with the Mortgage Loans, (y) in favor of the Borrower in connection with the Repurchase Agreement, or (z) in favor of the Administrative Agent or the holders of the Obligations in accordance with this Agreement or in connection with a Lien arising solely as the result of any action taken by the Lenders (or any assignee thereof) or by the Administrative Agent.

            (j) Trade Names. The Borrower is not known by and does not use any trade name or doing-business-as name.

            (k) Origination of Mortgage Loans.

                  (i) Each Mortgage Loan was originated in compliance with local, state and federal law applicable thereto at the time of origination, including without limitation, required disclosures of points, charges and fees.

                  (ii) Each Mortgage Loan was originated using credit policies in effect at the time such origination, which were designated to provide guidelines in underwriting the creditworthiness of the Obligors and to determine the Obligors' ability to repay the debt. In accordance with such policies, each of the Originators considered, among other things, the credit history of the Obligor and other credit indicators such as income verification and/or debt-to-income ratios of the Obligor. No Mortgage Loan was originated based solely on an estimation of the value of the mortgaged property without any consideration of the potential ability of the Obligor to repay the amount owed under the Mortgage Loan.

                  (iii) No Mortgage Loan violates any of the provisions of the Home Ownership and Equity Protection Act of 1994 (14 U.S.C. ss. 1602(aa)) or Regulation Z (12 C.F.R. 226.32).

                  (iv) No Obligor was required to purchase any credit life, disability, accident or health insurance product as a condition of obtaining the Mortgage Loan. No Obligor obtained a prepaid single-premium credit life, disability, accident or health policy in connection with the origination of the Mortgage Loan.

      5.3.  Additional Representations and Warranties of the Servicer.

      The Servicer represents and warrants to the Administrative Agent and the Lenders as follows:

            (a) Financial Condition.

                  (i) The Servicer has delivered to the Administrative Agent (x) copies of the Performance Guarantor's balance sheet, as of March 31, 2003, and the related statements of income, stockholder's equity and cash flows for the year ended on such date, audited by independent certified public accountants of recognized national standing and (y) copies of the Performance Guarantor's balance sheet, as of March 31, 2003, and the related statements of income, stockholder's equity and cash flows for the nine months ended on such date, audited by independent certified public accountants of recognized national standing ("Interim Statements"); and all such financial statements fairly present the financial condition of the Servicer as of their respective dates, subject, in the case of the Interim Statements, to normal year end adjustments and the results of operations of the Servicer for the periods ended on such dates and have been prepared in accordance with GAAP.

                  (ii) As of the date thereof, there are no obligations, liabilities or Indebtedness (including contingent and indirect liabilities and obligations or unusual forward or long-term commitments) of the Servicer required to be recorded under GAAP that are not reflected therein.

                  (iii) No change that constitutes a Material Adverse Effect has occurred in the financial condition or business of the Servicer since March 31, 2003.

            (b) Employee Benefit Plans. (i) No Employee Plan of the Servicer or any ERISA Affiliate has incurred an "accumulated funding deficiency" (as defined in Section 302 of ERISA or Section 412 of the Code), (ii) neither the Servicer nor any ERISA Affiliate has incurred liability under ERISA to the PBGC, (iii) neither the Servicer nor any ERISA Affiliate has partially or fully withdrawn from participation in a Multiemployer Plan, (iv) no Employee Plan of the Servicer or any ERISA Affiliate has been the subject of involuntary termination proceedings, (v) neither the Servicer nor any ERISA Affiliate has engaged in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code), and (vi) no "reportable event" (as defined in Section 4043 of ERISA) has occurred in connection with any Employee Plan of the Servicer or any ERISA Affiliate other than events for which the notice requirement is waived under applicable PBGC regulations.

            (c) Ownership. On the date of this Agreement, the Performance Guarantor has beneficial ownership of 100% of the issued and outstanding shares of each class of the stock of the Servicer and each Originator.

      5.4.  Survival of Representations.

      All representations and warranties by the Borrower and the Servicer herein shall survive delivery of the Notes and the making of the Advances, and any investigation at any time made by or on behalf of the Administrative Agent or the Lenders shall not diminish the right of the Administrative Agent or the Lenders to rely thereon.

                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

      The Borrower and the Servicer shall each at all times comply with the covenants applicable to it contained in this Article VI, from the date hereof until the later of the Termination Date and the date all of the Obligations are indefeasibly paid in full.

      6.1.  Financial Statements and Reports.

      The Servicer, for so long as the Servicer is one of the Originators, and thereafter the Borrower, shall furnish to the Administrative Agent the following, all in form and detail satisfactory to the Administrative Agent:

            (a) promptly after becoming available, and in any event within 120 days after the close of each fiscal year of the Performance Guarantor, such Person's audited consolidated and consolidating balance sheet as of the end of such fiscal year, and the related statements of income, stockholder's equity and cash flows of such Person for such year showing within such consolidating balance sheets and statements of income the balance sheet and statements of income for the Originators accompanied by (i) the related report of independent certified public accountants acceptable to the Administrative Agent, which report shall be to the effect that such statements have been prepared in accordance with GAAP applied on a basis consistent with prior periods except for such changes in such principles with which the independent certified public accountants shall have concurred and (ii) if issued, the auditor's letter or report to management customarily given in connection with such audit;

            (b) promptly after becoming available, and in any event within 60 days after the end of each fiscal quarter, excluding the fourth fiscal quarter, of each fiscal year of the

Performance Guarantor, the unaudited consolidated and consolidating balance sheet of the Performance Guarantor as of the end of such fiscal quarter and the related statements of income, stockholders' equity and cash flows of the Performance Guarantor for such fiscal quarter and the period from the first day of the then current fiscal year of the Performance Guarantor through the end of such fiscal quarter, showing within such consolidating balance sheets and statements of income the balance sheet and statements of income for the Originators certified by a Financial Officer of the Servicer, to have been prepared in accordance with GAAP applied on a basis consistent with prior periods, subject to normal year-end adjustments;

            (c) promptly upon receipt thereof, a copy of each other report submitted to each of the Servicer, the Originators and the Performance Guarantor by independent certified public accountants in connection with any annual, interim or special audit of the books of such Person;

            (d) promptly and in any event within twenty (20) days after the request of the Administrative Agent at any time and from time to time, a certificate, executed by the president or chief financial officer of the Servicer and the Originators, setting forth all of such Person's warehouse borrowings and a description of the collateral related thereto;

            (e) promptly and in any event within 60 days after the end of each of the first three (3) quarters in each fiscal year of the Borrower, and within 120 days after the close of the Borrower's fiscal year, completed officer's certificates in the form of H-1 and H-2 hereto, executed by the president or chief financial officer of each of the Servicer and the Borrower, respectively;

            (f) promptly and in any event within 60 days after the end of each quarter (120 days in the case of the fourth quarter), a management report regarding the Originators' Mortgage Loan production for the prior quarter and year-to-date, in form and detail as required by the Administrative Agent;

            (g) promptly furnish copies of all reports and notices with respect to any "reportable event" defined in Title IV of ERISA that the Borrower, any of the Originators or the Servicer files or that the Borrower, any of the Originators or the Servicer is required to file under ERISA with the Internal Revenue Service, the PBGC or the U.S. Department of Labor or that the Borrower, any of the Originators or the Servicer receives from the PBGC;

            (h) immediately after becoming aware of the expiration, forfeiture, termination, or cancellation of, or default under, any Take-Out Commitment relating to any Collateral, telephone notice thereof confirmed in writing within one Business Day, together with a statement as to what action the Borrower proposes to take with respect thereto; provided that no such notice need be given if such Take-Out Commitment is replaced by another Take-Out Commitment;

            (i) promptly after becoming available, and in any event within 120 days after the close of each fiscal year of the Borrower, the Borrower's audited balance sheet as of the end of such fiscal year, and the related statements of income, stockholder's equity and cash flows of the Borrower for such year accompanied by (i) the related report of independent certified public accountants acceptable to the Administrative Agent, which report shall be to the effect that such balance sheets have been prepared in accordance with GAAP applied on a basis consistent with prior periods except for such changes in such principles with which the independent public accountants shall have concurred and (ii) if issued, the auditor's letter to report to management customarily given in connection with such audit;

            (j) promptly after becoming available, and in any event within 60 days after the end of each fiscal quarter, excluding the fourth fiscal quarter, of each fiscal year of the Borrower, the unaudited balance sheet of the Borrower as of the end of such fiscal quarter and the related statements of income, stockholders' equity and cash flows of the Borrower for such fiscal quarter and the period from the first day of such fiscal year through the end of such fiscal quarter, certified by the chief financial officer of the Borrower, to have been prepared in accordance with GAAP applied on a basis consistent with prior periods, subject to normal year-end adjustments;

            (k) promptly after the Borrower obtains knowledge thereof, notice of any "Event of Default" or "Termination Date" under the Repurchase Agreement;

            (l) promptly after receipt thereof, copies of all notices received by the Borrower from any of the Originators under the Repurchase Agreement;

            (m) promptly after the Servicer obtains knowledge thereof, notice of any Servicer Default or of any condition or event that, with the giving of notice or lapse of time or both and unless cured or waived, would constitute a Servicer Default;

            (n) such other information concerning the business, properties or financial condition of the Borrower or any of the Originators as the Administrative Agent may reasonably request; and

            (o) (i) promptly upon entering into any Take-Out Commitment Master Agreement, a copy of such agreement and (ii) upon request by the Administrative Agent, or if there is an Event of Default, copies of all Take-Out Commitment Documents with respect to Non-Conforming Loans (if the Take-Out Commitment is made on a confirmation or supplement to a master agreement and the master agreement has been previously delivered to the Administrative Agent, only the confirmation or supplement is required to be delivered pursuant to this clause).

      6.2.  Taxes and Other Liens.

      The Borrower shall pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon it or upon its income or upon any of its Property as well as all claims of any kind (including claims for labor, materials, supplies and rent) that, if unpaid, might become a Lien upon any or all of its Property; provided, however, the Borrower shall not be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted by it or on its behalf and if it shall have set up reserves therefor adequate under GAAP.

      6.3.  Maintenance.

      The Borrower shall (i) maintain its entity existence, rights and franchises and (ii) observe and comply with all Governmental Requirements. The Servicer shall maintain its corporate existence. The Borrower shall maintain its Properties (and any Properties leased by or consigned to it or held under title retention or conditional sales contracts) in good and workable condition at all times and make all repairs, replacements, additions, betterments and improvements to its Properties as are needful and proper so that the business carried on in connection therewith may be conducted properly and efficiently at all times.

      6.4.  Further Assurances.

      The Borrower and the Servicer shall, each within three (3) Business Days (or, in the case of Mortgage Notes, such longer period as provided under Section
3.4 of this Agreement) after the request of the Administrative Agent, cure any defects in the execution and delivery of the Notes, this Agreement or any other Transaction Document. The Borrower and the Servicer shall, each at its expense, promptly execute and deliver to the Administrative Agent, upon the Administrative Agent's request, all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements of the Borrower and the Servicer, respectively, in this Agreement and in the other Transaction Documents or to further evidence and more fully describe the collateral intended as security for the Notes, or to correct any omissions in this Agreement or the other Transaction Documents, or more fully to state the security for the obligations set out herein or in any of the other Transaction Documents, or to perfect, protect or preserve any Liens created (or intended to be created) pursuant to any of the other Transaction Documents, or to make any recordings, to file any notices, or obtain any consents.

      6.5.  Compliance with Laws.

      The Servicer shall comply with all applicable laws, rules, regulations and orders in connection with servicing the Mortgage Assets.

      6.6.  Insurance.

            (a) The Borrower and the Servicer shall each maintain with financially sound and reputable insurers, insurance with respect to its Properties and business against such liabilities, casualties, risks and contingencies and in such types and amounts as is customary in the case of Persons engaged in the same or similar businesses and similarly situated, including, without limitation, a fidelity bond or bonds in form and with coverage and with a company satisfactory to the Administrative Agent and with respect to such individuals or groups of individuals as the Administrative Agent may designate. Upon request of the Administrative Agent, the Borrower and the Servicer shall each furnish or cause to be furnished to the Administrative Agent from time to time a summary of the insurance coverage of the Borrower and the Servicer, respectively, in form and substance satisfactory to the Administrative Agent and if requested shall furnish the Administrative Agent with copies of the applicable policies.

            (b) With respect to Mortgages comprising the Collateral (i) the Servicer, for as long as the Servicer is one of the Originators, and thereafter the Borrower, shall cause the


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improvements on the land covered by each Mortgage to be kept continuously insured at all times by responsible insurance companies against fire and extended coverage hazards under policies, binders, letters, or certificates of insurance, with a standard mortgagee clause in favor of the original mortgagee and its successors and assigns or, in the case of a MERS Designated Mortgage Loan, the beneficial owner of such mortgage loan, and (ii) the Servicer, for so long as the Servicer is one of the Originators, and thereafter the Borrower, shall cause each such policy to be in an amount equal to the lesser of the maximum insurable value of the improvements or the original principal amount of the Mortgage, without reduction by reason of any co-insurance, reduced rate contribution, or similar clause of the policies or binders.

      6.7.  Accounts and Records.

      The Borrower and, so long as the Servicer and one of the Originators are the same entity, the Servicer shall each keep books of record and account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and activities, in accordance with GAAP. The Borrower and the Servicer shall each maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate all records pertaining to the performance of the Borrower's obligations under the Take-Out Commitments and other agreements made with reference to any Mortgage Loans in the event of the destruction of the originals of such records) and keep and maintain all documents, books, records, computer tapes and other information necessary or advisable for the performance by the Borrower of its Obligations. The Borrower shall not enter the "loan servicing" business.

      6.8. Right of Inspection; Audit. The Borrower, the Originators and, so long as the Servicer and one of the Originators are the same entity, the Servicer shall:

            (a) permit any officer, employee or agent of the Administrative Agent (including an independent certified public accountant) to visit and inspect any of its Properties, examine its books of record and accounts, documents (including, without limitation, computer tapes and disks), telecopies and extracts from the foregoing, and discuss its affairs, finances and accounts with its officers, accountants, and auditors, all and as often as the Administrative Agent may desire; and

            (b) cause to be conducted, at its sole cost and expense, by its independent certified public accountant, an audit, on an annual basis, of (i) the Originators' businesses of originating Mortgage Loans and its collections systems, (ii) the Borrower's business of purchases of Mortgage Loans its collections systems, and (iii) the Servicer's business of servicing of Mortgage Loans its collections systems, such independent certified public accountant shall prepare and deliver to the Administrative Agent a written report with respect to such audit on a scope and in a form reasonably acceptable to the Administrative Agent.

The Borrower agrees to pay the reasonable costs of reviews and inspections performed pursuant to this Section 6.8.

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      6.9.  Notice of Certain Events.

      The Borrower and, so long as the Servicer and one of the Originators are the same entity (other than with respect to clause (g) hereof), the Servicer shall each promptly notify the Administrative Agent upon (a) the receipt of any notice from, or the taking of any other action by, the holder of any of its promissory notes, debentures or other evidences of Indebtedness with respect to a claimed default, together with a detailed statement by a responsible officer of the Borrower or the Servicer, as the case may be, specifying the notice given or other action taken by such holder and the nature of the claimed default and what action the Borrower or the Servicer is taking or proposes to take with respect thereto, but only if such alleged default or event of default (if it were true) would also be a Default or Event of Default under this Agreement; (b) the commencement of, or any determination in, any legal, judicial or regulatory proceedings that, if adversely determined, could also be a Default or Event of Default under this Agreement; (c) any dispute between the Borrower or the Servicer, as the case may be, and any Governmental Authority or any other Person that, if adversely determined, could have a Material Adverse Effect; (d) any change in the business, operations prospects or financial conditions of the Servicer, including, without limitation, the Servicer's insolvency, that could reasonably be expected to have a Material Adverse Effect, or any adverse change in the business, operations prospects or financial condition of the Borrower, including, without limitation, the Borrower's insolvency; (e) any event or condition known to it that, if adversely determined, could reasonably be expected to have a Material Adverse Effect; (f) the receipt of any notice from, or the taking of any other action by any Approved Investor indicating an intent not to honor, or claiming a default under a Take-Out Commitment, together with a detailed statement by a responsible officer of the Borrower specifying the notice given or other action taken by such Approved Investor and the nature of the claimed default and what action the Borrower is taking or proposes to take with respect thereto; (g) the receipt of any notice from, and or the taking of any action by any Governmental Authority indicating an intent to cancel the Borrower's or the Servicer's right to be either a seller or servicer of such Governmental Authority's insured or guaranteed Mortgage Loans; and (h) the receipt of any notice of any final judgment or order for payment of money applicable to the Servicer that could reasonably be expected to have a Material Adverse Effect, or the receipt of any notice of any final judgment or order for payment of money applicable to the Borrower.

      6.10. Performance of Certain Obligations.

      The Borrower and, so long as the Servicer and any of the Originators are the same entity, the Servicer shall each perform and observe each of the provisions of each Mortgage Loan and Take-Out Commitment on its part to be performed or observed and will cause all things to be done that are necessary to have each Mortgage Loan covered by a Take-Out Commitment comply with the requirements of such Take-Out Commitment.

      6.11. Use of Proceeds; Margin Stock.

      The proceeds of the Advances shall be used by the Borrower solely for the acquisition of Mortgage Loans under the Repurchase Agreement. None of such proceeds shall be used for the purpose of purchasing or carrying any "margin stock" as defined in Regulation U, or for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry


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margin stock or for any other purpose that might constitute this transaction a
"purpose credit" within the meaning of such Regulation U. Neither the Borrower nor any Person acting on behalf of the Borrower shall take any action in violation of Regulations U or X or shall violate Section 7 of the Securities Exchange Act of 1934, as amended, or any rule or regulation thereunder, in each case as now in effect or as the same may hereafter be in effect.

      6.12. Notice of Default.

      The Borrower shall furnish to the Administrative Agent immediately upon becoming aware of the existence of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and the action that the Borrower is taking or proposes to take with respect thereto.

      6.13. Compliance with Transaction Documents.

      The Borrower and, so long as the Servicer and one of the Originators are the same entity, the Servicer shall each promptly comply with any and all covenants and provisions of this Agreement applicable to it, the Notes, in the case of the Borrower, and the other Transaction Documents.

      6.14. Compliance with Material Agreements.

      The Borrower and, so long as the Servicer and one of the Originators are the same entity, the Servicer shall each comply in all respects with all agreements, indentures, Mortgages or documents (including, with respect to the Borrower, the Articles of Organization) binding on it or affecting its Property or business in all cases where the failure to so comply could reasonably be expected to result in a Material Adverse Effect.

      6.15. Operations and Properties.

      The Borrower and, so long as the Servicer and one of the Originators are the same entity, the Servicer shall each act prudently and in accordance with customary industry standards in managing and operating its Property and shall continue to underwrite, hedge and sell Mortgage Loans in the same diligent manner it has applied in the past and take no greater credit or market risks than are currently being borne by it.

      6.16. Take-Out Commitments.

      The Borrower shall cause the Originators to obtain, and maintain in full force and effect, Take-Out Commitments reflecting total Approved Investor obligations, as of each date of determination, with an aggregate purchase price at least equal to the total of the original principal balances of the Borrower's entire portfolio of Mortgage Loans issued as proceeds thereof. Each of such Take-Out Commitments shall reflect only those terms and conditions as are permitted hereunder or are acceptable to the Administrative Agent. The Borrower shall obtain, and maintain in full force and effect, forward purchase commitments (which may include options to sell Mortgage Loans to Approved Investors, so long as the Approved Investor is bound thereby) issued by Approved Investors and obligating such Approved Investors to purchase a portion of the Borrower's subsequently acquired Mortgage Loans.


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      6.17. Collateral Proceeds.

      The Borrower and the Servicer shall instruct all Approved Investors to cause all payments in respect of Take-Out Commitments on Mortgage Loans to be deposited directly in the Collection Account.

      6.18. Environmental Compliance.

      The Borrower and, so long as the Servicer and one of the Originators are the same entity, the Servicer shall each use and operate all of its facilities and properties in compliance with all environmental laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in compliance therewith, and handle all hazardous materials in compliance with all applicable environmental laws.

      6.19. Closing Instructions.

      The Borrower agrees to indemnify and hold the Lenders and the Administrative Agent harmless from and against any loss, including attorneys' fees and costs, attributable to the failure of a title insurance company, agent or approved attorney to comply with the disbursement or instruction letter or letters of the Borrower or of the Administrative Agent relating to any Mortgage Loan. The Administrative Agent shall have the right to pre-approve the closing instructions of the Originator to the title insurance company, agent or attorney in any case where the Mortgage Loan to be created at settlement is intended to be warehoused by the Lenders pursuant hereto.

      6.20. Special Affirmative Covenants Concerning Collateral.

            (a) The Borrower shall at all times warrant and defend the right, title and interest of the Lenders, the Collateral Agent and the Administrative Agent in and to the Collateral against the claims and demands of all Persons whomsoever.

            (b) The Borrower and the Servicer shall each service or cause to be serviced all Mortgage Loans in the best interests of and for the benefit of the Lenders, in accordance with the terms of this Agreement, the terms of the Principal Mortgage Documents, the standard requirements of the issuers of Take-Out Commitments covering the same and to the extent consistent with such terms, in accordance with Accepted Servicing Standards, including without limitation taking all actions necessary to enforce the obligations of the Obligors under such Eligible Mortgage Loans. The Borrower and the Servicer each shall hold all escrow funds collected in respect of Eligible Mortgage Loans in trust, without commingling the same with any other funds, and apply the same for the purposes for which such funds were collected.

            (c) The Servicer shall, no less than on an annual basis, review financial statements, compliance with financial parameters, Fannie Mae/Freddie Mac approvals (if applicable), and state licenses of all Persons from whom the Originators acquire Mortgage Loans.


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      6.21. Corporate Separateness.

            (a) The Borrower covenants to take the following actions, and the Servicer covenants to cause the Borrower to take the following actions: The Borrower shall at all times maintain at least one Independent Manager (as such term is defined in the Limited Liability Company Agreement).

            (b) The Borrower shall not direct or participate in the management of any of the operations of the Other Companies.

            (c) The Borrower shall allocate fairly and reasonably any overhead for shared office space. The Borrower shall have stationery and other business forms separate from that of the Other Companies.

            (d) The Borrower shall at all times be adequately capitalized in light of its contemplated business.

            (e) The Borrower shall at all times provide for its own operating expenses and liabilities from its own funds.

            (f) The Borrower shall maintain its assets and transactions separately from those of the Other Companies and reflect such assets and transactions in financial statements separate and distinct from those of the Other Companies and evidence such assets and transactions by appropriate entries in books and records separate and distinct from those of the Other Companies. The Borrower shall hold itself out to the public under the Borrower's own name as a legal entity separate and distinct from the Other Companies. The Borrower shall not hold itself out as having agreed to pay, or as being liable, primarily or secondarily, for, any obligations of the Other Companies.

            (g) The Borrower shall not maintain any joint account with any Other Company or become liable as a guarantor or otherwise with respect to any Indebtedness or contractual obligation of any Other Company.

            (h) The Borrower shall not grant a Lien on any of its assets to secure any obligation of any Other Company.

            (i) The Borrower shall not make loans, advances or otherwise extend credit to any of the Other Companies.

            (j) The Borrower shall conduct its business in its own name and strictly comply with all organizational formalities to maintain its separate existence.

            (k) The Borrower shall have bills of sale (or similar instruments of assignment) and, if appropriate, UCC-1 financing statements, with respect to all assets purchased from any of the Other Companies.


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

            (l) The Borrower shall not engage in any transaction with any of the Other Companies, except as permitted by this Agreement or the Articles of Organization and as contemplated by the Repurchase Agreement.

      6.22. Post-Closing Conditions.

      Within thirty (30) days of the Effective Date of this Agreement, the Borrower shall cause to be delivered to the Administrative Agent (a) a bring down opinion of Cadwalader, Wickersham & Taft LLP that all prior liens on the Mortgage Assets have either been terminated or partially released, such opinion to be satisfactory to the Administrative Agent; and (b) a non-consolidation and true sale opinion of Hunton & Williams satisfactory to the Administrative Agent.

                                  ARTICLE VII

                               NEGATIVE COVENANTS

      The Borrower and the Servicer shall each at all times comply with the covenants applicable to it contained in this Article VII, from the date hereof until the later of the Termination Date and the date all of the Obligations are indefeasibly paid in full:

      7.1.  Limitations on Mergers and Acquisitions.

            (a) Except as set forth on Schedule IV attached hereto, the Servicer (so long as the Servicer and one of the Originators are the same entity) shall not (i) merge or consolidate with or into any corporation or other entity unless the Servicer is the surviving entity of any such merger or consolidation or (ii) liquidate or dissolve.

            (b) Except as set forth on Schedule IV attached hereto, the Borrower will not merge with or into or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions), all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets or capital stock or other ownership interest of, or enter into any joint venture or partnership agreement with, any Person, other than as contemplated by this Agreement and the Repurchase Agreement.

      7.2.  Fiscal Year.

      Neither the Borrower nor, so long as the Servicer and one of the Originators are the same entity, the Servicer shall change its fiscal year other than to conform with changes that may be made to the Performance Guarantor's fiscal year and then only after notice to the Administrative Agent and after whatever amendments are made to this Agreement as may be required by the Administrative Agent, in order that the reporting criteria for the financial covenants contained in Articles VI and VII remain substantially unchanged.


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      7.3.  Business.

      The Borrower will not engage in any business other than as set forth in
Section 1.06 of the Limited Liability Company Agreement.

      7.4.  Use of Proceeds.

      The Borrower shall not permit the proceeds of the Advances to be used for any purpose other than those permitted by Section 6.11 hereof. The Borrower shall not, directly or indirectly, use any of the proceeds of the Advances for the purpose, whether immediate, incidental or ultimate, of buying any "margin stock" or of maintaining, reducing or retiring any Indebtedness originally incurred to purchase a stock that is currently any "margin stock," or for any other purpose that might constitute this transaction a "purpose credit," in each case within the meaning of Regulation U, or otherwise take or permit to be taken any action that would involve a violation of such Regulation U or of Regulation T or Regulation Z (12 C.F.R. 224, as amended) or any other regulation promulgated by the Federal Reserve Board.

      7.5.  Actions with Respect to Collateral.

      Neither the Borrower nor the Servicer shall:

            (a) Compromise, extend, release, or adjust payments on any Mortgage Collateral, accept a conveyance of mortgaged Property in full or partial satisfaction of any Mortgage debt or release any Mortgage securing or underlying any Mortgage Collateral, except as permitted by the related Approved Investor or as contemplated in the servicing guidelines distributed thereby;

            (b) Agree to the amendment or termination of any Take-Out Commitment in which the Administrative Agent has a security interest or to substitution of a Take-Out Commitment for a Take-Out Commitment in which the Administrative Agent has a security interest hereunder, if such amendment, termination or substitution may be expected (as determined by the Collateral Agent or the Administrative Agent in either of their sole discretion) to have a Material Adverse Effect or to result in a Default or Event of Default;

            (c) Transfer, sell, assign or deliver any Mortgage Loan Collateral pledged to the Administrative Agent to any Person other than the Administrative Agent, except pursuant to a Take-Out Commitment or pursuant to either Section
3.3 or Section 3.4;

            (d) Grant, create, incur, permit or suffer to exist any Lien upon any Mortgage Loan Collateral except for (i) Liens granted to the Administrative Agent to secure the Notes and Obligations and (ii) any rights created by the Repurchase Agreement; or

            (e) With respect to any Mortgage Loans constituting Collateral, permit the payment instructions relating to a Take-Out Commitment to provide for payment to any Person except directly to the Collection Account.

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      7.6.  Liens.

      The Borrower will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Lien upon or with respect to, any Mortgage Asset, or upon or with respect to any account to which any Collections of any Mortgage Asset are sent, or assign any right to receive income in respect thereof except as contemplated hereby.

      7.7.  Employee Benefit Plans.

      Neither the Borrower nor, so long as the Servicer and one of the Originators are the same entity, the Servicer may permit any of the events or circumstances described in Section 5.3(b) to exist or occur.

      7.8.  Change of Principal Office.

      The Borrower shall not move its principal office, executive office or principal place of business from the address set forth in Section 5.2(g) without 30-days' prior written notice to the Administrative Agent. The Borrower shall not change its place of organization or add a new jurisdiction of organization without 30 days' prior written notice to the Administrative Agent.

      7.9.  No Commercial, A&D, Etc. Loans.

      The Borrower shall not make or acquire any direct outright ownership interest, participation interest or other creditor's interest in any commercial real estate loan, acquisition and/or development loan, unimproved real estate loan, personal property loan, oil and gas loan, commercial loan, wrap-around real estate loan, unsecured loan, acquisition, development or construction loan.

      7.10. Maximum Leverage.

      The Servicer, so long as the Servicer and one of the Originators are the same entity, and the Originators shall not permit the Leverage Ratio, on a combined basis, at any time to exceed 12 to 1.

      7.11. Indebtedness.

      The Borrower will not incur any Indebtedness, other than any Indebtedness incurred pursuant to this Agreement or the Repurchase Agreement or permitted to be incurred pursuant to the Limited Liability Company Agreement.

      7.12. Deposits to Collection Account.

      Neither the Borrower nor the Servicer shall deposit or otherwise credit, or cause or permit to be so deposited or credited, to the Collection Account, cash or cash proceeds other than Collateral Proceeds.

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      7.13. Transaction Documents.

      The Borrower will not amend, waive, terminate or modify any provision of any Transaction Document to which it is a party (provided that the Borrower may extend the "Termination Date" or waive the occurrence of any "Event of Default" under the Repurchase Agreement) without, in each case, the prior written consent of the Administrative Agent. The Borrower will perform all of its obligations under each Transaction Document to which it is a party and will enforce each Transaction Document to which it is a party in accordance with its terms in all respects.

      7.14. Distributions, Etc.

      The Borrower will not declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any equity ownership interests of the Borrower, or return any capital to its members as such, or purchase, retire, defease, redeem or otherwise acquire for value or make any payment in respect of any equity ownership interests of the Borrower or any warrants, rights or options to acquire any such interests, now or hereafter outstanding; provided, however, that the Borrower may declare and pay cash distributions on its equity ownership interests to its members so long as (a) no Event of Default shall then exist or would occur as a result thereof, (b) such distributions are in compliance with all applicable law including the limited liability company law of the state of Borrower's organization, and (c) such distributions have been approved by all necessary and appropriate action of the Borrower.

      7.15. Limited Liability Company Agreement.

      The Borrower will not amend or delete (a) Sections 1.06, 4.01, 4.02, 4.08, 9.01-9.11, 10.02 and 11.01 or (b) the definition of "Independent Manager" set forth in the Limited Liability Company Agreement. The Borrower will perform all of its obligations under the Limited Liability Company Agreement.

      7.16. Minimum Tangible Net Worth.

      The Servicer, so long as the Servicer and one of the Originators are the same entity, and the Originators shall not permit their Tangible Net Worth, on a combined basis, at any time to be less than $85,000,000.

      7.17. Minimum GAAP Net Worth.

      The Servicer, so long as the Servicer and one of the Originators are the same entity, and the Originators shall not permit their GAAP Net Worth, on a combined basis, at any time to be less than $130,000,000.

      7.18. Positive Net Income of Performance Guarantor.

      The Performance Guarantor shall not permit its net income and the net income of its subsidiaries, on a consolidated basis, to be less than zero for any period of six (6) consecutive months.


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                                  ARTICLE VIII

                                EVENTS OF DEFAULT

      8.1. Nature of Event.

      An "Event of Default" shall exist if any one or more of the following occurs:

            (a) the Borrower fails (i) to make any payment of principal of or interest on any of the Notes when due, or (ii) to make any payment when due, of any fee, expense or other amount due hereunder, under the Notes or under any other Transaction Document or, so long as the Servicer is one of the Originators, the Servicer fails to make any payment or deposit to be made by it under this Agreement when due; or

            (b) the Borrower, any one of the Originators or, so long as the Servicer and one of the Originators are the same entity, the Servicer fails to keep or perform any covenant or agreement contained in this Agreement (other than as referred to in Section 8.1(a)) and such failure continues unremedied beyond the expiration of any applicable grace or notice period that may be expressly provided for in such covenant or agreement; or

            (c) the Borrower, any one of the Originators, the Servicer (so long as the Servicer and one of the Originators are the same entity) or the Performance Guarantor defaults in the due observance or performance of any of the covenants or agreements contained in any Transaction Document other than this Agreement, and (unless such default otherwise constitutes a Default or an Event of Default pursuant to other provisions of this Section 8.1) such default continues unremedied beyond the expiration of any applicable grace or notice period that may be expressly provided for in such Transaction Document; or

            (d) any statement, warranty or representation by or on behalf of the Borrower, any one of the Originators, the Servicer (so long as the Servicer and one of the Originators are the same entity) or the Performance Guarantor contained in this Agreement, the Notes or any other Transaction Document or any Borrowing Report, officer's certificate or other writing furnished in connection with this Agreement, proves to have been incorrect or misleading in any respect as of the date made or deemed made; or

            (e) (i) in the case of the Borrower, the Borrower fails to make when due or within any applicable grace period any payment on any other Indebtedness with an unpaid principal balance or, in the case of the Originators, the Servicer, any one of the Originators, the Servicer (so long as the Servicer and one of the Originators are the same entity) fails to make when due or within any applicable grace period any payment on any other Indebtedness with an unpaid principal balance of over $1,000,000.00 with respect to each Originator and the Servicer ($10,000,000.00 in the case of the Performance Guarantor); or (ii) any event or condition occurs under any provision contained in any such obligation or any agreement securing or relating to such obligation (or any other breach or default under such obligation or agreement occurs) if the effect thereof is to cause or permit with the giving of notice or lapse of time or both the holder or trustee of such obligation to cause such obligation to become due prior to its stated maturity; or (iii) any such obligation becomes due (other than by regularly scheduled payments) prior to its


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stated maturity; or (iv) in the case of the Borrower, any of the foregoing occurs with respect to any one or more items of Indebtedness with an unpaid principal balance, or, in the case of each of the Originators or the Servicer (so long as the Servicer and one of the Originator are the same entity) any of the foregoing occurs with respect to any one or more items of Indebtedness with unpaid principal balances exceeding, in the aggregate, $1,000,000.00 with respect to each Originator and the Servicer ($10,000,000.00 in the case of the Performance Guarantor); or

            (f) the Borrower, any one of the Originators, the Servicer (so long as the Servicer and one of the Originators are the same entity) or the Performance Guarantor generally shall not pay its debts as they become due or shall admit in writing its inability to pay its debts, or shall make a general assignment for the benefit of creditors; or

            (g) the Borrower, any of the Originators, the Servicer (so long as the Servicer and one of the Originators are the same entity) or the Performance Guarantor shall (i) apply for or consent to the appointment of a receiver, trustee, custodian, intervenor or liquidator of it or of all or a substantial part of its assets, (ii) file a voluntary petition in bankruptcy, (iii) file a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any Debtor Laws, (iv) file an answer admitting the allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding, or (v) take action for the purpose of effecting any of the foregoing; or

            (h) an involuntary petition or complaint shall be filed against the Borrower, any of the Originators, the Servicer (so long as the Servicer and one of the Originators are the same entity)or the Performance Guarantor seeking bankruptcy or reorganization of the Borrower, any of the Originators, the Servicer, or the Performance Guarantor or the appointment of a receiver, custodian, trustee, intervenor or liquidator of the Borrower, any of the Originators, the Servicer or the Performance Guarantor, all or substantially all of the assets of either the Borrower, any of the Originators, the Servicer, or the Performance Guarantor and such petition or complaint shall not have been dismissed within 60 days of the filing thereof; or an order, order for relief, judgment or, decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition or complaint seeking reorganization of the Borrower, any of the Originators, the Servicer (so long as the Servicer and one of the Originators are the same entity) or the Performance Guarantor or appointing a receiver, custodian, trustee, intervenor or liquidator of the Borrower, any of the Originators, the Servicer or the Performance Guarantor, or of all or substantially all of assets of the Borrower, any of the Originators, the Servicer or the Performance Guarantor; or

            (i) in the case of the Borrower, the Borrower shall fail within 30 days to pay, bond or otherwise discharge any final judgment or order for payment of money, or, in the case of the Originators, the Servicer and the Performance Guarantor, any of the Originators, the Servicer (so long as the Servicer and one of the Originators are the same entity) or the Performance Guarantor shall fail within 30 days to pay, bond or otherwise discharge any final judgment or order for payment of money in excess of $500,000.00; or any of the Originators, the Servicer (so long as the Servicer and one of the Originators are the same entity) or the Performance Guarantor shall fail within 30 days to pay, bond or otherwise discharge final judgments or orders for payment of money which exceed in the aggregate $500,000.00; or in the case of the Borrower, the Borrower shall fail within 30 days to timely appeal or pay, bond or otherwise discharge any


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judgments or order for payment which the Borrower may appeal, or in the case of the Originators, the Servicer and the Performance Guarantor, any of the Originators, the Servicer (so long as the Servicer and one of the Originators are the same entity) or the Performance Guarantor shall fail within 30 days to timely appeal or pay, bond or otherwise discharge any judgments or orders for payment of money which exceed, in the aggregate, $500,000.00 and which any of the Originators, the Servicer or the Performance Guarantor may appeal;

            (j) any Person shall levy on, seize or attach all or any material portion of the assets of the Borrower, any of the Originators, the Servicer (so long as the Servicer and one of the Originators are the same entity) or the Performance Guarantor and within thirty (30) days thereafter the Borrower, the related Originators, the Servicer or the Performance Guarantor shall not have dissolved such levy or attachment, as the case may be, and, if applicable, regained possession of such seized assets; or

            (k) if an event or condition specified in Section 5.3(b) shall occur or exist; or

            (l) any of the Originators or the Servicer (so long as the Servicer and one of the Originators are the same entity) becomes ineligible to originate, sell or service Mortgage Loans to Fannie Mae, Freddie Mac or Ginnie Mae, or Fannie Mae, Freddie Mac or Ginnie Mae shall impose any sanctions upon or terminate or revoke any rights of the Servicer (so long as the Servicer and one of the Originators are the same entity) or any of the Originators; or

            (m) if (x) any Governmental Authority cancels an Originator's right to be either a seller or servicer of such Governmental Authority's insured or guaranteed Mortgage Loans or mortgage-backed securities, (y) any Approved Investor cancels for cause any servicing or underwriting agreement between any of the Originators and such Approved Investor or (z) any of the Originators receives notice from a Governmental Authority that such Governmental Authority intends to revoke such Originator's right to be a seller or servicer of such Governmental Authority's insured or guaranteed Mortgage Loans or mortgaged-backed securities and such notice is not withdrawn within (10) ten days of the receipt thereof; or

            (n) failure of the Borrower or any of the Originators to correct an imbalance in any escrow account established with the Borrower or the related Originator as either an originator, purchaser or servicer of Mortgage Loans, which imbalance may have a Material Adverse Effect, within two (2) Business Days after demand by any beneficiary of such account or by the Administrative Agent; or

            (o) failure of any of the Originators or the Servicer to meet, at all times, the minimum net worth requirements of Fannie Mae, Freddie Mac or Ginnie Mae as an originator, seller or servicer, as applicable; or

            (p) any provision of this Agreement, the Notes or any other Transaction Document shall for any reason cease to be in full force and effect, or be declared null and void or unenforceable in whole or in part; or the validity or enforceability of any such document shall be challenged or denied; or

            (q) a "change in control," with respect to the ownership of the Performance Guarantor shall have occurred (and as used in this subparagraph, the term "change in control"


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shall mean an acquisition by any Person, partnership or group, as defined under the Securities Exchange Act of 1934, as amended, of a direct or indirect beneficial ownership of 10% or more of the then-outstanding voting stock of the Performance Guarantor ); or the Performance Guarantor shall cease at any time to own directly 100% of the stock of each Originator; or

            (r) the total Collateral Value of all Eligible Mortgage Collateral shall be less than the Primary Obligations, at any time, and the Borrower shall fail either to provide additional Eligible Mortgage Collateral with a sufficient Collateral Value, or to pay Principal Debt, in an amount sufficient to correct the deficiency within the time period set forth in Section 2.5(b); or

            (s) if, as a result of the Borrower's failure to obtain and deliver to the Collateral Agent, Principal Mortgage Documents as required by Section 2.3(c), the Administrative Agent shall determine that the continuation of such condition may have a Material Adverse Effect on the Borrower or the Lenders; or

            (t) there shall have occurred any event that adversely affects the enforceability or collectability of any significant portion of the Mortgage Loans or the Take-Out Commitments (provided that to the extent such event gives rise to an obligation by any of the Originators to repurchase such Mortgage Loans pursuant to the Repurchase Agreement and such Originator does so repurchase in accordance with the provisions of the Repurchase Agreement, no Event of Default shall occur under this Section 8.1(t) or there shall have occurred any other event that adversely affects the ability of the Borrower, the Servicer or the Collateral Agent to collect a significant portion of Mortgage Loans or Take-Out Commitments or the ability of the Borrower or, so long as the Servicer and any of the Originators are the same entity, the Servicer to perform hereunder or a Material Adverse Effect has occurred in the financial condition or business of the Borrower since inception or, so long as the Servicer and any one of the Originators are the same entity, the Servicer since March 31, 2003; or

            (u) (i) any litigation (including, without limitation, derivative actions), arbitration proceedings or governmental proceedings not disclosed in writing by the Borrower to the Lenders and the Administrative Agent prior to the date of execution and delivery of this Agreement is pending against the Borrower or any Affiliate thereof, or (ii) any development not so disclosed has occurred in any litigation (including, without limitation, derivative actions), arbitration proceedings or governmental proceedings so disclosed, which, in the case of either clause (i) and/or (ii), in the opinion of the Administrative Agent, could reasonably be expected to have a Material Adverse Effect or impair the ability of the Borrower, any of the Originators, the Servicer or the Performance Guarantor to perform its obligations under this Agreement or any other Transaction Document; or

            (v) the Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Code with regard to any of the assets of the Borrower, any of the Originators or the Servicer (so long as the Servicer and one of the Originators are the same entity) and such lien shall not have been released within 30 days, or the PBGC shall, or shall indicate its intention to, file notice of a lien pursuant to Section 4068 of ERISA with regard to any of the assets of the Borrower, any of the Originators or the Servicer (so long as the Servicer and one of the Originators are the same entity) and as to each of the Originators; or


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            (w) as at the end of any Collection Period, the Default Ratio shall exceed 1%; or

            (x) a successor Collateral Agent shall not have been appointed and accepted such appointment within 180 days after the retiring Collateral Agent shall have given notice of resignation pursuant to Section 4.4 of the Collateral Agreement; or

            (y) a "Default," or an "Event of Default" shall occur under the Repurchase Agreement, or the Repurchase Agreement shall cease to be in full force and effect; or

            (z) all of the outstanding equity ownership interests of the Borrower shall cease to be owned, directly or indirectly, by the Performance Guarantor; or

            (aa) the Borrower shall cease or otherwise fail to have a good and valid title to (or, to the extent that Article 9 of the UCC is applicable to the Borrower's acquisition thereof, a valid perfected security interest in) a significant portion of the Collateral (other than Collateral released in accordance with Section 3.3) or the Security Instruments shall for any reason (other than pursuant to the terms hereof) fail or cease to create a valid and perfected first priority security interest in the Mortgage Loans and the other Collateral for the benefit of the holders of the Obligations, which in the opinion of the Administrative Agent could reasonably be expected to have a Material Adverse Effect; or

            (bb) the Tangible Net Worth of the Originators, on a combined basis, shall be less than $85,000,000; or

            (cc) as at the end of any Collection Period the amount of the Excess Spread is less than fifty (50) basis points; or

            (dd) as of the Settlement Date following any withdrawal from the Reserve Account pursuant to Section 2.8(e)(i) (after giving effect to any deposit to the Reserve Account pursuant to Section 2.7(c)(iii)(D) on such Settlement Date) the amount on deposit in the Reserve Account shall be less than the Required Reserve Account Amount; or

            (ee) if, on or prior to the effective date of both of the transactions (or, if such effective dates are different dates, on or prior to the effective date of the last transaction to close of those transactions) described on Schedule IV attached hereto, the failure of the parties hereto to enter into an amendment as described in Section 12.22 of this Agreement.

            (ff) if the covenants set forth in Section 6.22 are not satisfied on a date that is within thirty (30) days of the Effective Date.

      8.2.  Default Remedies.

            (a) Upon the occurrence and continuation of an Event of Default under Sections 8.1(f), (g), (h), (j), (v) or (ee) of this Agreement, the entire unpaid balance of the Obligations shall automatically become due and payable, the Termination Date shall immediately occur and the Maximum Facility Amount shall immediately terminate, all without any notice or action of any kind whatsoever.

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            (b) Upon the occurrence and continuation of an Event of Default under any provision of Section 8.1 other than those set forth in Section 8.2(a), the Administrative Agent may do any one or both of the following: (i) declare the entire unpaid balance of the Obligations immediately due and payable, whereupon it shall be due and payable; and (ii) declare the Termination Date to have occurred and terminate the Maximum Facility Amount.

            (c) Upon the occurrence of an Event of Default under any provision of Section 8.1 and the acceleration of the unpaid balance of the Obligations pursuant to Section 8.2(a) or (b), the Administrative Agent may do any one or more of the following: (i) reduce any claim to judgment; (ii) exercise the rights of offset or banker's Lien against the interest of the Borrower in and to every account and other Property of the Borrower that are in the possession of the Lenders, the Collateral Agent or the Administrative Agent to the extent of the full amount of the Obligations (the Borrower being deemed directly obligated to the Lenders and the Administrative Agent in the full amount of the Obligations for such purposes); (iii) foreclose or direct the Collateral Agent to foreclose any or all Liens or otherwise realize upon any and all of the rights the Administrative Agent may have in and to the Collateral, or any part thereof; and (iv) exercise any and all other legal or equitable rights afforded by the Transaction Documents, applicable Governmental Requirements, or otherwise, including, but not limited to, the right to bring suit or other proceedings before any Governmental Authority either for specific performance of any covenant or condition contained in any of the Transaction Documents or in aid of the exercise of any right granted to the Lenders or the Administrative Agent in any of the Transaction Documents.

            (d) Upon the occurrence and continuation of a Default hereunder or under any Transaction Document, the Administrative Agent may, in addition to any and all other legal or equitable rights afforded by the Transaction Documents, deliver an Activation Notice under the Collection Account Control Agreement and/or the Reserve Account Control Agreement.

      8.3.  Paydowns.

      Immediately upon the occurrence of an Event of Default, and without any requirement for notice or demand (including, without limitation, any notice or demand otherwise required under Section 8.1), the Borrower shall (a) make a payment to the Administrative Agent equal to the Collateral Deficiency and (b) deliver to the Collateral Agent additional Take-Out Commitment Documents relating to Take-Out Commitments in an amount equal to unrepaid Advances that have been made against any Uncovered Mortgage Loans. Take-Out Commitment Documents for Conforming Loans that are delivered pursuant to clause (b), above, in addition to conforming with all other criteria of this Agreement, shall also substantially conform to the interest rates and "terms to maturity" for all Uncovered Mortgage Loans. This is a special, and not an exclusive, right or remedy and any demand for performance under this Section 8.3 shall not waive or affect the Lenders' or the Administrative Agent's rights to enforce any security interest in the Collateral, collect a deficiency or to pursue damages or any other remedy, as herein provided or as permitted at law or in equity, until all Obligations have been fully paid and performed.


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      8.4.  Waivers of Notice, Etc.

      Except as otherwise provided in this Agreement, the Borrower and each surety, endorser, guarantor and other party liable for payment of any sum or sums of money that may become due and payable, or the performance or any undertaking that may be owed, to the Lenders or the Administrative Agent pursuant to this Agreement, the Notes, or the other Transaction Documents, including the Obligations, jointly and severally waive demand for payment, presentment, protest, notice of protest and nonpayment or other notice of default, notice of acceleration and notice of intention to accelerate, and agree that its or their liability under this Agreement, the Notes or other Transaction Documents shall not be affected by any renewal or extension of the time or place of payment or performance hereof, or any indulgences by the Lenders or the Administrative Agent, or by any release or change in any security for the payment of the Obligations, and hereby consent to any and all renewals, extensions, indulgences, releases or changes, regardless of the number of such renewals, extensions, indulgences, releases or changes.

                                   ARTICLE IX

                           THE ADMINISTRATIVE AGENT

      9.1.  Authorization.

      Each Lender has appointed the Administrative Agent as its agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement of this Agreement), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Banks, and such instructions shall be binding upon all Lenders; provided, however, that the Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to this Agreement or applicable law.

      9.2.  Reliance by Agent.

      Notwithstanding anything to the contrary in this Agreement or any other Transaction Document, neither the Administrative Agent nor any of its directors, officers, agents, representatives, employees, attorneys-in-fact or Affiliates shall be liable for any action taken or omitted to be taken by it or them (in their capacity as or on behalf of the Administrative Agent) under or in connection with this Agreement or the other Transaction Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (a) may treat the payee of the Notes as the holder thereof; (b) may consult with legal counsel (including counsel for the Borrower), independent certified public accountants and other experts selected by it or the Borrower and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender or the


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Administrative Agent and shall not be responsible to any Lender or the
Administrative Agent for any statements, warranties or representations made in or in connection with this Agreement or the other Transaction Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Borrower or to inspect the Property (including the books and records) of the Borrower; (e) shall not be responsible to any Lender or the Administrative Agent for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto or the enforceability or perfection or priority of any Collateral; and (f) shall incur no liability under or in respect of this Agreement or any other Transaction Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, cable or telex) believed by the Administrative Agent to be genuine and signed or sent by the proper Person or party.

      9.3.  Agent and Affiliates.

      With respect to any Advance made by CL New York, CL New York shall have the same rights and powers under this Agreement as would any Lender and may exercise the same as though it were not the Administrative Agent. CL New York and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower, any of the Borrower's Affiliates and any Person who may do business with or own securities of the Borrower or any such Affiliate, all as if CL New York were not the Administrative Agent and without any duty to account therefor to the Lenders. If CL New York is removed as Administrative Agent, such removal will not affect CL New York's rights and interests as a Lender.

      9.4.  Lender Decision.

      Each Lender (including each Lender that becomes a party hereto by assignment) acknowledges that it has, independently and without reliance on the Administrative Agent, any of its Affiliates or any other Lender and based on such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance on the Administrative Agent, any of its Affiliates or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement.

      9.5.  Rights of the Administrative Agent.

      Each right and remedy expressly provided by this Agreement as being available to the Administrative Agent shall be exercised by the Administrative Agent only at the direction of the Majority Banks.

      9.6. Indemnification of Administrative Agent.

      Each Bank agrees to indemnify the Administrative Agent (to the extent not reimbursed by or on behalf of the Borrower), ratably according to the respective principal amounts held by it (or if no Advances are then outstanding, each Bank shall indemnify the Administrative Agent ratably according to the amount of its Bank Commitment), from and against any and all


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liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or the other Transaction Documents or any action taken or omitted by the Administrative Agent under this Agreement or the other Transaction Documents, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct.

      9.7. UCC Filings.

      The Lenders and the Borrower expressly recognize and agree that the Administrative Agent may be listed as the assignee or secured party of record on the various UCC filings required to be made hereunder in order to perfect the security interest in the Collateral granted by the Borrower for the benefit of the holders of the Obligations and that such listing shall be for administrative convenience only in creating a record-holder or nominee to take certain actions hereunder on behalf of the holders of the Obligations.

                                   ARTICLE X

                                 INDEMNIFICATION

      10.1. Indemnities by the Borrower.

            (a) General Indemnity. Without limiting any other rights that any such Person may have hereunder or under applicable law, each of the Borrower and the Servicer, as applicable, hereby agrees to indemnify each of the Lenders, the Administrative Agent, any Affected Party, their respective successors, transferees, participants and assigns and all affiliates, officers, directors, shareholders, controlling persons, employees and agents of any of the foregoing (each an "Indemnified Party"), forthwith on demand, from and against any and all damages, losses, claims, liabilities and related costs and expenses, including attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them arising out of or relating to this Agreement or the exercise or performance of any of its or their powers or duties, in respect of any Mortgage Loan or Take-Out Commitment, or related in any way to its or their possession of, or dealings with, the Collateral, excluding, however, Indemnified Amounts to the extent resulting from gross negligence, willful misconduct, or unlawful collection activity directed against a borrower under a mortgage loan included in the Collateral on the part of such Indemnified Party.

            (b) Contribution. If for any reason the indemnification provided above in this Section 10.1 is unavailable to an Indemnified Party or is insufficient to hold an Indemnified Party harmless, then each of the Borrower or the Servicer, as applicable, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and Borrower on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.


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                                   ARTICLE XI

                 ADMINISTRATION AND COLLECTION OF MORTGAGE LOANS

      11.1. Designation of Servicer.

      The servicing, administration and collection of the Mortgage Assets shall be conducted by the Servicer so designated hereunder from time to time. Until the Administrative Agent gives notice to the Borrower and the Originators of the designation of a new Servicer after the occurrence of a Default or an Event of Default, American Home Mortgage Corp. is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof. The Administrative Agent may at any time following the occurrence of a Servicer Default designate as Servicer any Person (including itself) to succeed the Originators or any successor Servicer, if such Person shall consent and agree to the terms hereof. The Servicer may, with the prior consent of the Administrative Agent, subcontract with any other Person for the servicing, administration or collection of the Mortgage Assets. Any such subcontract shall not affect the Servicer's liability for performance of its duties and obligations pursuant to the terms hereof.

      11.2. Duties of Servicer.

            (a) The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Mortgage Asset from time to time, all in accordance with applicable laws, rules and regulations, with care and diligence, and in accordance with the servicing guide issued by the Governmental Authority applicable to such Mortgage Asset or, in the case of Non-Conforming Loans, the servicing criteria specified by the Approved Investor that has issued a Take-Out Commitment with respect thereto. The Borrower and the Administrative Agent hereby appoint the Servicer, from time to time designated pursuant to
Section 11.1, as agent for themselves and for the Lenders to enforce their respective rights and interests in the Mortgage Assets and the Collections thereof. In performing its duties as Servicer, the Servicer shall exercise the same care and apply the same policies as it would exercise and apply if it owned such Mortgage Loans and shall act in the best interests of the Borrower and the Lenders.

            (b) The Servicer shall administer the Collections in accordance with the procedures described in Section 2.7 and shall service the Collateral in accordance with Section 6.20 and Section 7.5.

            (c) The Servicer shall hold in trust for the Borrower and the Lenders, in accordance with their respective interests, all books and records (including, without limitation, computer tapes or disks) that relate to the Mortgage Assets.

            (d) The Servicer shall, as soon as practicable following receipt, turn over to the Borrower or the Originators, as appropriate, any cash collections or other cash proceeds received with respect to Property not constituting Mortgage Assets.

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            (e) The Servicer shall, from time to time at the request of the
Administrative Agent, furnish to the Administrative Agent (promptly after any such request) a calculation of the amounts set aside for the Lenders pursuant to
Section 2.7(c).

            (f) The Servicer shall perform the duties and obligations of the Servicer set forth in the Collateral Agency Agreement and the other Security Instruments.

      11.3. Certain Rights of the Administrative Agent.

      At any time following the designation of a Servicer other than the Originators pursuant to Section 11.1 or following an Event of Default:

            (a) The Administrative Agent may direct the Obligors that all payments thereunder be made directly to the Administrative Agent or its designee.

            (b) At the Administrative Agent's request and at the Borrower's expense, the Borrower shall notify each Obligor of the Lien on the Mortgage Assets and direct that payments be made directly to the Administrative Agent or its designee.

            (c) At the Administrative Agent's request and at the Borrower's expense, the Borrower and the Servicer shall (i) assemble all of the documents, instruments and other records (including, without limitation, computer tapes and disks) that evidence or relate to the Mortgage Assets and Collections and Collateral, or that are otherwise necessary or desirable to collect the Mortgage Assets, and shall make the same available to the Administrative Agent at a place selected by the Administrative Agent or its designee, and (ii) segregate all cash, checks and other instruments received by it from time to time constituting Collections in a manner acceptable to the Administrative Agent and, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Administrative Agent or its designee.

            (d) The Borrower authorizes the Administrative Agent to take any and all steps in the Borrower's name and on behalf of the Borrower that are necessary or desirable, in the determination of the Administrative Agent, to collect amounts due under the Mortgage Assets, including, without limitation, endorsing the Borrower's name on checks and other instruments representing Collections and enforcing the Mortgage Assets and the other Collateral.

      11.4. Rights and Remedies.

            (a) If the Servicer fails to perform any of its obligations under this Agreement, the Administrative Agent may (but shall not be required to) itself perform, or cause performance of, such obligation; and the Administrative Agent's costs and expenses incurred in connection therewith shall be payable by the Servicer.

            (b) With respect to each Mortgage Loan, the Servicer shall follow procedures (including collection procedures) that the Servicer customarily employs and exercises in servicing and administering mortgage loans for its own account and that are in accordance with accepted mortgage servicing practices of prudent lending institutions servicing mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged


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Properties are located. The exercise by the Administrative Agent on behalf of the Lenders of their rights under this Agreement shall not release the Servicer from any of their duties or obligations with respect to any Mortgage Loans. Neither the Administrative Agent, nor the Lenders shall have any obligation or liability with respect to any Mortgage Loans, nor shall any of them be obligated to perform the obligations of the Borrower thereunder.

            (c) In the event of any conflict between the provisions of this
Article XI of this Agreement and Article VI of the Repurchase Agreement, the provisions of this Agreement shall control.

      11.5. Indemnities by the Servicer.

      Without limiting any other rights that the Administrative Agent, any Lender or any of their respective Affiliates (each, a "Special Indemnified Party") may have hereunder or under applicable law, and in consideration of its appointment as Servicer, the Servicer hereby agrees to indemnify each Special Indemnified Party from and against any and all claims, losses and liabilities (including attorneys' fees) (all of the foregoing being collectively referred to as "Special Indemnified Amounts") arising out of or resulting from any of the following excluding, however, (x) Special Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Special Indemnified Party, (y) recourse for Mortgage Assets that are not collected, not paid or uncollectible on account of the insolvency, bankruptcy or financial inability to pay of the applicable Obligor or (z) any income taxes or any other tax or fee measured by income incurred by such Special Indemnified Party arising out of or as a result of this Agreement or the Borrowings hereunder):

            (a) any representation or warranty or statement made or deemed made by the Servicer under or in connection with this Agreement that shall have been incorrect in any respect when made;

            (b) the failure by the Servicer to comply in any material respect with any applicable law, rule or regulation with respect to any Mortgage Asset or the failure of any Mortgage Loan to conform to any such applicable law, rule or regulation;

            (c) the failure to have filed, or any delay in filing, financing statements, Mortgages or assignments of Mortgages under the applicable laws of any applicable jurisdiction with respect to any Mortgage Assets and the other Collateral and Collections in respect thereof, whether at the time of any purchase under the Repurchase Agreement or at any subsequent time;

            (d) any failure of the Servicer to perform its duties or obligations in accordance with the provisions of this Agreement;

            (e) the commingling of Collections at any time by the Servicer with other funds;

            (f) any action or omission by the Servicer reducing or impairing the rights of the Administrative Agent or the Lenders with respect to any Mortgage Asset or the value of any Mortgage Asset;


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            (g) any Servicer Fees or other costs and expenses payable to any replacement Servicer, to the extent in excess of the Servicer Fees payable to the Servicer hereunder; or

            (h) any claim brought by any Person other than a Special Indemnified Party arising from any activity by the Servicer or its Affiliates in servicing, administering or collecting any Mortgage Asset.

                                   ARTICLE XII

                                  MISCELLANEOUS

      12.1. Notices.

      Any notice, demand or request required or permitted to be given under or in connection with this Agreement, the Notes or the other Transaction Documents (except as may otherwise be expressly required therein) shall be in writing and shall be mailed by first class or express mail, postage prepaid, or sent by telex, telegram, telecopy or other similar form of rapid transmission, confirmed by mailing (by first class or express mail, postage prepaid) written confirmation at substantially the same time as such rapid transmission, or personally delivered to an officer of the receiving party. With the exception of certain administrative and collateral reports that may be directed to specific departments of the Administrative Agent, all such communications shall be mailed, sent or delivered to the parties hereto at their respective addresses as follows:

The Borrower:                 AHM SPV I, LLC
                              c/o American Home Mortgage Holdings, Inc.
                              520 Broadhollow Road
                              Melville, New York  11747

                              Facsimile:  (800) 209-7276
                              Telephone: (516) 396-7703
                              Attention:  General Counsel



The Issuer:                   LA FAYETTE ASSET SECURITIZATION LLC
                              c/o  Credit Lyonnais Building
                              1301 Avenue of the Americas
                              New York, New York 10019
                              Facsimile:  (212) 459-3258
                              Attention:  Conduit Securitization

                              With a copy to the Administrative Agent (except in the case of notice from the Administrative Agent).


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The Bank:                     CREDIT LYONNAIS NEW YORK BRANCH
                              Credit Lyonnais Building
                              1301 Avenue of the Americas
                              New York, New York 10019
                              Facsimile:  (212) 459-3258
                              Attention:  Conduit Securitization

The Administrative Agent:     CREDIT LYONNAIS NEW YORK BRANCH
                              Credit Lyonnais Building
                              1301 Avenue of the Americas
                              New York, New York 10019
                              Telephone No.:  (212) 261-7819
                              Telex No.:  62410
                              (Answerback:  CRED A 62410 UW)
                              Facsimile:  (212) 459-3258
                              Attention:  Conduit Securitization

The Servicer:                 AMERICAN HOME MORTGAGE CORP.
                              c/o American Home Mortgage Holdings, Inc.
                              520 Broadhollow Road
                              Melville, New York  11747
                              Facsimile:  (800) 209-7276
                              Telephone: (516) 396-7703
                              Attention:  General Counsel


The Originators:              AMERICAN HOME MORTGAGE CORP.
                              c/o American Home Mortgage Holdings, Inc.
                              520 Broadhollow Road
                              Melville, New York  11747
                              Facsimile:  (800) 209-7276
                              Telephone: (516) 396-7703
                              Attention:  General Counsel

                              COLUMBIA NATIONAL, INCORPORATED
                              c/o American Home Mortgage Holdings, Inc.
                              520 Broadhollow Road
                              Melville, New York  11747
                              Facsimile:  (800) 209-7276
                              Telephone: (516) 396-7703
                              Attention:  General Counsel


The Performance Guarantor:    AMERICAN HOME MORTGAGE HOLDINGS, INC.
                              520 Broadhollow Road
                              Melville, New York  11747
                              Facsimile:  (800) 209-7276
                              Telephone: (516) 396-7703
                              Attention:  General Counsel


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

or at such other addresses or to such officer's, individual's or department's attention as any party may have furnished the other parties in writing. Any communication so addressed and mailed shall be deemed to be given when so mailed, except with respect to notices and requests given pursuant to Sections
2.3 and 3.3. Borrowing Reports and communications related thereto shall not be effective until actually received by the Collateral Agent, the Administrative Agent, the Issuer or the Borrower, as the case may be; and any notice so sent by rapid transmission shall be deemed to be given when receipt of such transmission is acknowledged, and any communication so delivered in person shall be deemed to be given when receipted for by, or actually received by, an authorized officer of the Borrower, the Collateral Agent, or the Administrative Agent.

      12.2. Amendments, Etc.

      No amendment or waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall be effective unless in a writing signed by the Majority Banks, the Administrative Agent (as agent for the Issuer) and the Administrative Agent (and, in the case of any amendment, also signed by the Borrower), and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Notwithstanding the foregoing, unless an amendment, waiver or consent shall be made in writing and signed by each of the Banks and the Administrative Agent, and each of the Rating Agencies shall confirm that any amendment will not result in a downgrade or withdrawal of the ratings assigned to any Commercial Paper Notes, no amendment, waiver or consent shall do any of the following:

            (a) amend the definitions of Eligible Mortgage Loan, Collateral Value, Advance Rate or Majority Banks or

            (b) amend, modify or waive any provision of this Agreement in any way that would:

                  (i) reduce the amount of principal or interest that is payable on account of any Advance or delay any scheduled date for payment thereof, or

                  (ii) impair any rights expressly granted to an assignee or participant under this Agreement, or

                  (iii) reduce the fees payable by the Borrower, to the Administrative Agent or the Lenders, or

                  (iv) delay the dates on which such fees are payable, or

            (c) amend or waive the Event of Default set forth in Sections 8.1(f), (g) or (h) relating to the bankruptcy of Performance Guarantor, the Originators or the Borrower, or


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

            (d) amend or waive the Event of Default set forth in Section 8.1(i),
(j), (v) or (w), or

            (e) amend clause (a) of the definition of Termination Date, or

            (f) amend this Section 12.2;

and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Servicer in addition to the other parties required above to take such action, affect the rights or duties of the Servicer under this Agreement. No failure on the part of the Lenders or the Administrative Agent to exercise, and no delay in exercising, any right thereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

      12.3. Invalidity.

      In the event that any one or more of the provisions contained in the Notes, this Agreement or any other Transaction Document shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of such document.

      12.4. Restrictions on Informal Amendments.

      No course of dealing or waiver on the part of the Administrative Agent, the Collateral Agent, any Lender or any Affected Party, or any of their officers, employees, consultants or agents, or any failure or delay by any such Person with respect to exercising any right, power or privilege under the Notes, this Agreement or any other Transaction Document shall operate as an amendment to the express written terms of the Notes, this Agreement or any other Transaction Document or shall act as a waiver of any right, power or privilege of any such Person.

      12.5. Cumulative Rights.

      The rights, powers, privileges and remedies of each of the Lenders, the Collateral Agent and the Administrative Agent under the Notes, this Agreement, and any other Transaction Document shall be cumulative, and the exercise or partial exercise of any such right, power, privilege or remedy shall not preclude the exercise of any other right or remedy.

      12.6. Construction; Governing Law.

      THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF, OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL APPLY HERETO).


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

      12.7. Interest.

      Any provisions herein, in the Notes, or in any other Transaction Document, or any other document executed or delivered in connection herewith, or in any other agreement or commitment, whether written or oral, expressed or implied, to the contrary notwithstanding, the Lenders shall in no event be entitled to receive or collect, nor shall or may amounts received hereunder be credited, so that the Lenders shall be paid, as interest, a sum greater than the maximum amount permitted by applicable law to be charged to the Person primarily obligated to pay such Note at the time in question. If any construction of this Agreement, any Note or any other Transaction Document, or any and all other papers, agreements or commitments indicate a different right given to a Lender to ask for, demand or receive any larger sum as interest, such is a mistake in calculation or wording that this clause shall override and control, it being the intention of the parties that this Agreement, each Note, and all other Transaction Documents or other documents executed or delivered in connection herewith shall in all things comply with applicable law and proper adjustments shall automatically be made accordingly. In the event that any of the Lenders shall ever receive, collect or apply as interest, any sum in excess of the maximum nonusurious rate permitted by applicable law (the "Maximum Rate"), if any, such excess amount shall be applied to the reduction of the unpaid principal balance of the Note held by such Lender, and if such Note is paid in full, any remaining excess shall be paid to the Borrower. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Maximum Rate, if any, the Borrower and each of the Lenders shall, to the maximum extent permitted under applicable law: (a) characterize any nonprincipal payment as an expense or fee rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) "spread" the total amount of interest throughout the entire term of the respective Note; provided that if any Note is paid and performed in full prior to the end of the full contemplated term hereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Rate, if any, the respective Lender shall refund to the Borrower the amount of such excess, or credit the amount of such excess against the aggregate unpaid principal balance of all Advances made by such Lender hereunder at the time in question.

      12.8. Right of Offset.

      The Borrower hereby grants to each of the Lenders and the Administrative Agent and to any assignee or participant a right of offset, to secure the repayment of the Obligations, upon any and all monies, securities or other Property of the Borrower, and the proceeds therefrom now or hereafter held or received by or in transit to such Person, from or for the account of the Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and also upon any and all deposits (general or special, time or demand, provisional or final) and credits of the Borrower, and any and all claims of the Borrower against such Person at any time existing. Upon the occurrence of any Event of Default, such Person is hereby authorized at any time and from time to time, without notice to the Borrower, to offset, appropriate, and apply any and all items hereinabove referred to against the Obligations. Notwithstanding anything in this Section 12.8 or elsewhere in this Agreement to the contrary, the Administrative Agent and the Lenders and any assignee or participant shall not have any right to offset, appropriate or apply any accounts of the Borrower that consist of escrowed funds (except and to the extent of any beneficial interest of the Borrower in such escrowed funds) that have been so identified by the Borrower in writing at the time of deposit thereof.


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

      12.9. Successors and Assigns.

            (a) This Agreement and the Lenders' rights and obligations herein (including ownership of each Advance) shall be assignable by the Lenders and their successors and assigns to any Eligible Assignee. Each assignor of an Advance or any interest therein shall notify the Administrative Agent and the Borrower of any such assignment.

            (b) Each Bank may assign to any Eligible Assignee or to any other Bank all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Bank Commitment and any Advances or interests therein owned by it), provided however, that:

                  (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement,

                  (ii) the amount being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance Agreement with respect to such assignment) shall in no event be less than the lesser of
(x) $20,000,000 and (y) all of the assigning Bank's Bank Commitment,

                  (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance Agreement, together with a processing and recordation fee of $2,500, and

                  (iv) concurrently with such assignment, such assignor Bank shall assign to such assignee Bank an equal percentage of its rights and obligations under the related Liquidity Agreement.

      Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance Agreement, (x) the assignee thereunder shall be a party to this Agreement and, to the extent that rights and obligations hereunder or under this Agreement have been assigned to it pursuant to such Assignment and Acceptance Agreement, have the rights and obligations of a Bank hereunder and thereunder and (y) the assigning Bank shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance Agreement, relinquish such rights and be released from such obligations under this Agreement (and, in the case of an Assignment and Acceptance Agreement covering all or the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party thereto).

            (c) The Administrative Agent shall maintain at its address referred to in Section 12.1 a copy of each Assignment and Acceptance Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Bank Commitment of, and aggregate outstanding principal of Advances or interests therein owned by, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Servicer, the Administrative Agent and the Banks may treat each person whose name is recorded in the Register as a Bank under this Agreement for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, the Servicer, the Administrative Agent or any Bank at any time and from time to time upon prior notice.

            (d) Each Bank may sell participations, to one or more banks or other entities that are Eligible Assignees, in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Bank Commitment and the Advances or interests therein owned by
it); provided, however, that:

                  (i) such Bank's obligations under this Agreement (including, without limitation, its Bank Commitment to the Borrower thereunder) shall remain unchanged,

                  (ii) such Bank shall remain solely responsible to the other parties to this Agreement for the performance of such obligations, and

                  (iii) concurrently with such participation, the selling Bank shall sell to such bank or other entity a participation in an equal percentage of its rights and obligations under the related Liquidity Agreement.

The Administrative Agent, the other Banks, the Servicer and the Borrower shall have the right to continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement.

            (e) The Borrower may not assign its rights or obligations hereunder or any interest herein without the prior written consent of the Administrative Agent and each Lender and any attempted assignment shall be null and void.

            (f) The parties hereto acknowledge that La Fayette has granted to the La Fayette Program Agent for the benefit of holders of its Commercial Paper Notes, its liquidity banks, and certain other creditors of La Fayette, a security interest in its right, title and interest in and to the Advances, the Transaction Documents and the Collateral. Each reference herein or in any of the other Transaction Documents to the Liens in the Collateral granted to La Fayette under the Transaction Documents shall be deemed to include a reference to such security interest of the La Fayette Program Agent.

      12.10. Survival of Termination.

      The provisions of Article X and Sections 2.12, 11.4, 12.14, 12.15, 12.19,
12.20 and 12.21 shall survive any termination of this Agreement.

      12.11. Exhibits.

      The exhibits attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein, except that in the event of any conflict between any of the provisions of such exhibits and the provisions of this Agreement, the provisions of this Agreement shall prevail.

      12.12. Titles of Articles, Sections and Subsections.

      All titles or headings to articles, sections, subsections or other divisions of this Agreement or the exhibits hereto are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections, subsections or other divisions, such other content being controlling as to the agreement between the parties hereto.

      12.13. Counterparts.

      This Agreement may be executed in two or more counterparts, and it shall not be necessary that the signatures of each of the parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all counterparts together shall constitute one and the same instrument.

      12.14. No Proceedings.

      The Borrower, the Servicer, the Administrative Agent and each Bank hereby agrees that it will not institute against the Issuer, or join any other Person in instituting against the Issuer, any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law so long as any Commercial Paper Notes issued by the Issuer shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such Commercial Paper Notes shall have been outstanding. The foregoing shall not limit the rights of the Borrower, the Servicer, the Administrative Agent or any Bank to file any claim in or otherwise take any action with respect to any insolvency proceeding that was instituted by any other Person.

      12.15. Confidentiality.

      Except as required by any Governmental Authority or subject to any Governmental Requirement, with respect to either of them or any of their Affiliates, the Borrower and the Servicer each hereby agrees that it will maintain and cause its respective employees to maintain the confidentiality of this Agreement, and the other Transaction Documents (and all drafts thereof), and each Lender and the Administrative Agent agrees that it will maintain and cause its respective employees to maintain the confidentiality of the Collateral and all other non-public information with respect to the Borrower and the Servicer, and their respective businesses obtained by such party in connection with the structuring, negotiating and execution of the transactions contemplated herein, in each case except (a) as may be required or appropriate in communications with its respective independent certified public accountants, legal advisors, or with independent financial rating agencies, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over it, (c) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation, (d) as may be required by or in order to comply with any law, order, regulation or ruling, (e) as may be required or appropriate in connection with disclosures to any and all persons, without limitation of any kind, of information relating in the tax treatment and tax structure of the transaction and all materials of any kind (including opinions and other tax analyses) that are provided to the Borrower or any of the

Originators relating to such tax treatment and tax structure, (f) in the case of any Bank, any Issuer or the Administrative Agent, to any Liquidity Bank or provider of credit support to an Issuer, any dealer or placement agent for the Issuer's commercial paper, and any actual or potential assignee of, or participant in, any of the rights or obligations of such Lender, or (g) in the case of any Issuer or the Administrative Agent, to any Person whom any dealer or placement agent for the Issuer shall have identified as an actual or potential investor in Commercial Paper Notes; provided that any proposed recipient under clause (e) or (f) shall, as a condition to the receipt of any such information, agree to maintain the confidentiality thereof.

      12.16. Recourse Against Directors, Officers, Etc.

      The Obligations are solely the entity obligations of the Borrower. No recourse for the Obligations shall be had hereunder against any director, officer, employee (in its capacity as such, and not as Servicer), trustee, agent or any Person owning, directly or indirectly, any legal or beneficial interest in the Borrower (in its capacity as such owner, and not as Servicer or otherwise as a party to any Transaction Document). This Section 12.16 shall not, however,
(a) constitute a waiver, release or impairment of the Obligations, or (b) affect the validity or enforceability of any other Transaction Document to which the Originators, the Servicer, the Performance Guarantor or any of their Affiliates are a party.

      12.17. Waiver of Jury Trial.

      EACH OF THE PARTIES HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, THE NOTES, ANY OTHER TRANSACTION DOCUMENT OR UNDER ANY AMENDMENT, INSTRUMENT OR DOCUMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING OR OTHER RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY OTHER TRANSACTION DOCUMENT AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

      12.18. Consent to Jurisdiction; Waiver of Immunities.

      EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT:

            (a) IT IRREVOCABLY (i) SUBMITS TO THE JURISDICTION, FIRST, OF ANY UNITED STATES FEDERAL COURT, AND, SECOND, IF FEDERAL JURISDICTION IS NOT AVAILABLE, OF ANY NEW YORK STATE COURT, IN EITHER CASE SITTING IN NEW YORK CITY, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, (ii) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED ONLY IN SUCH NEW YORK STATE OR FEDERAL COURT AND NOT IN ANY OTHER COURT, AND (iii) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO MAINTENANCE OF SUCH ACTION OR PROCEEDING.

            (b) TO THE EXTENT THAT IT HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM THE JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID TO EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, IT HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER OR IN CONNECTION WITH THIS AGREEMENT.

      12.19. Costs, Expenses and Taxes.

      In addition to its obligations under Articles II and X, the Borrower agrees to pay on demand:

            (a) (i) all reasonable costs and expenses incurred by the Administrative Agent and the Lenders, in connection with the negotiation, preparation, execution and delivery or the administration (including periodic auditing) of this Agreement, the Notes, the other Transaction Documents, and, to the extent related to this Agreement, the Program Documents (including any amendments or modifications of or supplements to the Program Documents entered into in connection herewith), and any amendments, consents or waivers executed in connection therewith, including, without limitation, (A) the fees and expenses of counsel to any of such Persons incurred in connection with any of the foregoing or in advising such Persons as to their respective rights and remedies under any of the Transaction Documents or (to the extent related to this Agreement) the Program Documents, and (B) all out-of-pocket expenses (including fees and expenses of independent accountants) incurred in connection with any review of the books and records of the Borrower or the Servicer either prior to the execution and delivery hereof or pursuant to Section 6.8, and (ii) all costs and expenses actually incurred by the Administrative Agent and the Lenders, in connection with the enforcement of, or any breach of, this Agreement, the Notes, the other Transaction Documents and, to the extent related to this Agreement, the Program Documents (including any amendments or modifications of or supplements to the Program Documents entered into in connection herewith), including, without limitation, the fees and expenses of counsel to any of such Persons incurred in connection therewith, including without limitation, with respect to the Issuer, the cost of rating the Commercial Paper Notes by the Rating Agencies and the reasonable fees and out-of-pocket expenses of counsel to the Issuer; and

            (b) all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement, the Notes, the other Transaction Documents or (to the extent related to this Agreement) the Program Documents, and agrees to indemnify each Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

      12.20. Entire Agreement.

      THE NOTES, THIS AGREEMENT, AND THE OTHER TRANSACTION DOCUMENTS EXECUTED AND DELIVERED AS OF EVEN DATE HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO AND THERETO ANY MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR,


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

CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES. TO THE EXTENT THAT ANY PROVISIONS OF THE TRANSACTION DOCUMENTS ARE INCONSISTENT WITH THE TERMS OF THIS AGREEMENT, THIS AGREEMENT SHALL CONTROL.

      12.21. Excess Funds.

      The Issuer shall not be obligated to pay any amount pursuant to this Agreement unless the Issuer has excess cash flow from operations or has received funds with respect to such obligation which may be used to make such payment and which funds or excess cash flow are not required to repay when due its Commercial Paper Note or other short term funding backing its Commercial Paper Notes. Any amount which the Issuer does not pay pursuant to the operation of the preceding sentence shall not constitute a claim, as defined in Section 101(5) of the United States Bankruptcy Code, against the Issuer for any such insufficiency unless and until the Issuer does have excess cash flow or excess funds.

      12.22. Amendment Relating to Current Merger Transactions. The parties acknowledge that American Home Mortgage Holdings, Inc. and its subsidiaries and affiliates are involved in two transactions as described on Schedule IV attached hereto. Subject to the Lenders' being able to analyze the effect of those two transactions on this Agreement and the other Transaction Documents and to conclude, in the sole and absolute discretion of the Lenders, that there will be Material Adverse Effect, on or prior to the effective date of both of the transactions (or, if such effective dates are different dates, on or prior to the effective date of the last transaction to close of those transactions) described on Schedule IV attached hereto, the parties agree to use good faith efforts to enter into a mutually acceptable amendment to this Agreement and any other applicable Transaction Documents to amend, modify, supplement or restate the representations, warranties, and covenants of the Originators, the Servicer, the Borrower and the Performance Guarantor, as applicable, under this Agreement and any other applicable Transaction Document.

                   [Signatures appear on the following page.]


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


      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER                             AHM SPV I, LLC

                                     By: /s/ Stephen A. Hozie
                                         --------------------------
                                     Name: Stephen A. Hozie
                                     Title: Chief Financial Officer

ISSUER                               LA FAYETTE ASSET SECURITIZATION LLC

                                       By: Credit Lyonnais New York Branch, as
                                           Attorney-in-Fact

                                     By: /s/ Conrad Meyer
                                         --------------------------
                                     Title: Director

ADMINISTRATIVE AGENT                 CREDIT LYONNAIS NEW YORK BRANCH

                                     By: /s/ Conrad Meyer
                                         --------------------------
                                     Title: Director

BANK

                                     CREDIT LYONNAIS NEW YORK BRANCH

                                     By: /s/ Conrad Meyer
                                         --------------------------
                                     Title: Director

SERVICER                              AMERICAN HOME MORTGAGE CORP.

                                      By: /s/ Stephen A. Hozie
                                          -------------------------
                                      Name: Stephen A. Hozie
                                      Title: Chief Financial Officer